UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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Aramark

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Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

2021 Annual Meeting of Shareholders Tuesday, February 2, 2021 at 10:00 AM EST Meeting live via: www.virtualshareholdermeeting.com/ARMK2021

A Message from Our Chief Executive Officer

To Our Shareholders,

This past year has tested the resolve of our world as the COVID-19 pandemic has profoundly impacted countless individuals. It has been heartbreaking to see so many lives upended, and norms shattered over the past nine months.

As the leader of a Company I’ve loved since first coming to work at Aramark decades ago and having the opportunity to rejoin in October of last year, it became clear that we needed to marshal the strength and resources of our entire organization—from the Board to the frontlines—to move quickly and take the measures necessary to weather the crisis, while ensuring the safety of our employees and everyone we serve.

I am incredibly proud of our teams around the globe for their passion, resilience and ability to provide innovative solutions to serve clients in their greatest time of need. Their heroic actions and extraordinary work ignited our ability to rapidly adapt and ensure continuity of service. As a result, I truly believe we are a stronger organization today, with a more clearly defined purpose, that ultimately will create a brighter future for our valued employees, partners and shareholders.

Fiscal 2020 Review

Our business transformation strategies over the past year—and most notably since COVID—have resulted in:

•	Leadership and organizational changes that advance execution of our initiatives;

•	Strengthened client and supplier relationships;

•	Renewed entrepreneurial spirit with a growth mindset;

•	Investments in accelerated growth;

•	Effective management of our flexible business model across a diverse portfolio; and

•	Delivering positive cash flow since the bond issuance in April resulting in our ability to maintain cash availability of $2.6 billion at year-end.

Importantly, our balance sheet remains robust, giving us ample liquidity to effectively manage through the pandemic. As the disruption from COVID-19 globally materialized, our team took timely, proactive steps to adapt the Company to the current environment, and to further bolster our strong financial position. These actions included fully drawing down our $1 billion revolving credit facility in March as well as completing an upsized debt offering of $1.5 billion in April.

At the end of our fiscal year, we had $2.6 billion in cash availability with no significant debt maturities until 2023. Our ability to quickly resize our flexible business model enabled us to manage through even the most dynamic periods while continuing to serve clients safe and hygienic food, facilities and uniforms services.

Beyond financials, I am very proud of our efforts to more clearly define Aramark’s purpose. We formed a new Executive Diversity Council, which I am leading along with our board member Calvin Darden, with the goal of leveraging diversity, equity and inclusion to elevate our culture, drive business outcomes and advance positive social impact.

We also named Ash Hanson, Chief Diversity & Sustainability Officer to lead the strategy and governance of Aramark’s 2025 sustainability plan—Be Well. Do Well—which is focused on positively impacting people and the planet for generations to come. This includes eight priorities, which align with the Sustainable Development Goals set by the United Nations: zero hunger; good health & wellbeing; decent work and economic growth; reduced inequality; responsible consumption & production; climate change; protect ocean life; and reduce carbon footprint.

Aramark’s Pandemic Response

Our resolve has been tested during the pandemic and I truly believe that we are a stronger organization today than we were 12 months ago. Our managers are nimbler and more creative. They have had to figure out how to serve large groups of people when large groups cannot gather. They have had to devise entirely new systems for hygiene and launch them at warp speed.

The same is true for our front-line team members. They are the true heroes here. Day in and day out, they serve other heroes in this pandemic: hospital staff and other essential workers—all the people who must be in contact with others to do their jobs.

We are exceptionally proud of our participation in the launch of NYC Healthcare Heroes, a citywide philanthropic program to support the heroic efforts of the more than 100,000 healthcare professionals on the front lines combatting the COVID-19 pandemic at its initial U.S. epicenter. The program—launched in partnership with the Mayor’s Fund to Advance New York City, Robin Hood, New York City’s largest poverty fighting organization, and the American Red Cross—provided over 500,000 care packages to staff at hospitals across New York’s five boroughs, alleviating the burden of staff members having to shop for themselves and their families.

We have countless other initiatives and stories of individual team members stepping up in selfless ways. When viewed collectively, Aramark is playing a significant role as a key enabler in the broader recovery and I am eager for our organization to continue to give back to the communities we serve. Notable highlights over the past year include:

•	Served over 65 million meals to students across hundreds of school districts;

•	Opened 400 pop-up convenience and grocery locations for frontline healthcare workers;

•	Redeployed our Uniform Services production lines to manufacture tens of millions of essential personal protective equipment (PPE) for the heroes working in hospitals and other critical roles;

•	Donated 250,000 masks to the American Red Cross and over 175,000 pounds of food and other resources to local community organizations;

•	Partnered with the Urban League to provide meals during the summer to community members in several cities across the country; and

•	Mobilized our emergency relief and large-scale event expertise to aid temporary field hospital operations in various cities.

Focus on Future

I am grateful for our exceptional teams around the globe who demonstrate, day in and day out, an unwavering commitment to best serve our employees, clients and communities. The pandemic has forced us to question almost every practice and process in our business. That inquiry, in turn, unleashed immense energy and an ownership culture inside the organization. It has prompted our people to think more expansively about the way we serve our clients. From robotic capabilities and new applications in food delivery to autonomous grab-and-go convenience locations and cash-less, contact-free payment options, our teams quickly adapted service offerings to create seamless experiences for clients in the new environment.

I’m confident that this shift will create shareholder value in the future as standards for hygiene and safety rise, and outsourcing of these critical, more demanding services accelerates. Now, more than ever, our clients need Aramark’s expertise.

It is science that ensures safety, and we intend to lead the way with programs like EverSafe™, the Aramark platform that supports the safe reopening and sustainable management of client locations. Developed with Jefferson Health, according to recommendations from the Centers for Disease Control and Prevention and the World Health Organization, EverSafe is a set of standards and practices, augmented with artificial intelligence and robotics, to minimize risks of infection.

It has truly been an extraordinary year since my return to Aramark. All of us have been tested in ways we never expected. Looking ahead, we remain highly committed to building Aramark’s growth paradigm and our belief in the Company’s success has never been stronger. It is with this passion and focus in mind that I have no doubt of our promising future.

Sincerely. John Zillmer

Notice of 2021 Annual Meeting of Shareholders

DATE AND TIME:

Tuesday, February 2, 2021 at 10:00 am (Eastern Standard Time)

PLACE:

Meeting live via the internet – please visit www.virtualshareholdermeeting.com/ARMK2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials. You will not be able to attend the 2021 Annual Meeting in person.

ITEMS OF BUSINESS:

PROPOSAL 1.	To elect the 12 director nominees listed in the proxy statement to serve until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified;
PROPOSAL 2.	To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Aramark’s independent registered public accounting firm for the fiscal year ending October 1, 2021;
PROPOSAL 3.	To hold a non-binding advisory vote on executive compensation;
PROPOSAL 4.	To hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation;
PROPOSAL 5.	To approve the Company’s Third Amended and Restated 2013 Stock Incentive Plan; and
PROPOSAL 6.	To approve the Company’s 2021 Employee Stock Purchase Plan.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE:

The Board of Directors has fixed December 10, 2020 as the record date for the meeting. This means that only shareholders as of the close of business on that date are entitled to receive this notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting. A list of these stockholders will be open for examination by any stockholder electronically during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/ARMK2021 when you enter your 16-Digit Control Number.

HOW TO VOTE:

Shareholders of record can vote their shares by using the Internet or the telephone or by attending the meeting and voting online. Instructions for voting by using the Internet or the telephone are set forth in the Notice of Internet Availability that has been provided to you. Shareholders of record who received a paper copy of the proxy materials also may vote their shares by marking their votes on the proxy card provided, signing and dating it, and mailing it in the envelope provided, or by attending the meeting and voting online.

By Order of the Board of Directors,

Harold B. Dichter
Secretary

December 23, 2020

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement, which is first being sent or made available to shareholders on or about December 23, 2020. You should read the entire proxy statement carefully before voting. For more information regarding the Company’s 2020 performance, please review Aramark’s Annual Report.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board’s Recommendation
Proposal 1. Election of 12 Director Nominees (page 2)	FOR Each Director Nominee
Proposal 2. Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2021 (page 23)	FOR
Proposal 3. Advisory Approval of Executive Compensation (page 27)	FOR
Proposal 4. Advisory Approval of the Frequency of Future Advisory Votes on Executive Compensation (page 82)	ONE YEAR
Proposal 5. Approval of the Company’s Third Amended and Restated 2013 Stock Incentive Plan (page 83)	FOR
Proposal 6. Approval of the Company’s 2021 Employee Stock Purchase Plan (page 92)	FOR

2021 ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Tuesday, February 2, 2021 at 10:00 am EST

Record Date:	December 10, 2020

Place:	Meeting live via the internet – please visit www.virtualshareholdermeeting.com/ARMK2021

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Corporate Governance Matters

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to elect 12 director nominees listed below to serve on the Board for a one-year term. Information about the Board and each director nominee is included in this section.

Voting Recommendation

The Board recommends that you vote “FOR” each director nominee listed below. After consideration of the individual qualifications, skills and experience of each of our director nominees and his or her prior contributions to the Board, if applicable, it believes a Board composed of the 12 director nominees would be well-balanced and effective.

The Board, upon recommendation from the Nominating, Governance and Corporate Responsibility Committee (the “Nominating Committee”), has nominated 12 directors for election at the Annual Meeting. Each of the directors elected at the annual meeting will hold office until the annual meeting of shareholders to be held in 2022 or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

The Board of Directors recommends a vote "FOR" each nominee for director

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OVERVIEW OF OUR DIRECTOR NOMINEES

Each of our 12 nominees has extensive leadership experience and relevant expertise and, except for Ms. Heller, currently serves as a director for the Company. The Board undergoes an annual self-assessment and review to ensure that it has a balanced mix of skills and attributes to best oversee our business.

Director	Age	Background	Current Committee Memberships
Susan M. Cameron	62	Former Chairman and Chief Executive Officer, Reynolds American Inc.	Compensation and Human Resources Nominating, Governance and Corporate Responsibility*
Greg Creed	63	Former Chief Executive Officer, Yum! Brands, Inc.	Finance Compensation and Human Resources
Calvin Darden	70	Former Senior Vice President, U.S. Operations, United Parcel Service, Inc.	Audit Finance
Richard W. Dreiling	67	Former Chairman and Chief Executive Officer, Dollar General Corporation	Compensation and Human Resources Nominating, Governance and Corporate Responsibility*
Irene M. Esteves	61	Former Chief Financial Officer, Time Warner Cable Inc.	Audit Finance
Daniel J. Heinrich	64	Former Executive Vice President and Chief Financial Officer, The Clorox Company	Audit Finance
Bridgette P. Heller	59	Founder and Chief Executive Officer, The Shirley Procter Puller Foundation	New Director Nominee
Paul C. Hilal	54	Founder and Chief Executive Officer, Mantle Ridge LP	Compensation and Human Resources Nominating, Governance and Corporate Responsibility*
Karen M. King	64	Former Executive Vice President, Chief Field Officer, McDonald’s Corp.	Audit Finance
Stephen I. Sadove	69	Former Chairman and Chief Executive Officer, Saks Incorporated	Compensation and Human Resources Nominating, Governance and Corporate Responsibility*
Arthur B. Winkleblack	63	Former Executive Vice President and Chief Financial Officer, H.J. Heinz Company	Audit Nominating, Governance and Corporate Responsibility*
John J. Zillmer	65	Chief Executive Officer, Aramark	None

*	This committee was formerly known as the Nominating and Corporate Governance Committee. The Board determined to change the name of the committee in December 2020.

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DIRECTOR NOMINEES

The following information describes certain information regarding our director nominees as of December 10, 2020.

Director Nominee Composition

Tenure 8 0-3 years 2 4-6 years 2 7+ years 3yrs. Average Tenure DIVERSITY 42% diversity 4 Women / 3 Racially/Ethnically Diverse

Director Nominee Skills, Experience, and Background

The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and, in conjunction with the Board’s refreshment process described below, has recently re-evaluated these skills and qualifications to better align with the Company’s strategic vision, and business and operations. The following is a description of some of these skills, experience, and background:

Strategy Development Experience driving strategy direction and growth of an organization ARMK and related Related Industry Experience knowledge of or experience in on or more of the Companys specific industries (e.g., food, facilities management and uniform services) Accounting & Finance Experience or expertise in financial accounting and reporting or the financial management of a major organization C-Suite Leadership Experience serving in a senior leadership role of a major organization (e.g., Chief Financial Officer, General Counsel, President, or Division Head) CEO Leadership Experience serving as the Chief Executive Officer of a major organization compensation, Human Resources & Culture Experience or expertise in human resources and fostering Organizational goals, values and behaviors Supply Chain Experience in the large-scale procurement and distribution of goods for an enterprise Disruptive Risk and Innovation Experience or expertise in preparing for and responding to natural or man made business disruptions Public Company Board Service Experience as a board member of another publicly-traded company Corporate Finance & Capital Markets Experience in capital structure strategy, corporate debt, capital market transactions, private equity or investment banking IT & Cyber Security Experience or expertise in information technology or the use of digital media or technology to facilitate business objectives International Operations Experience doing business internationally Traditional and Digital Marketing & sales Experience in creating, communicating and delivering offerings of goods and services for customers and clients through either traditional or digital means M&A and Business Development Experience and involvement with significant mergers and acquisitionsss

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The following is a summary of some of the skills, experience, and background that our director nominees bring to the Board:

SKILLS, EXPERIENCE AND BACKGROUND STRATEGY DEVELOPMENT 100% DISRUPTIVE RISK AND INNOVATION 58% CEO LEADERSHIP 42% TRADITIONAL AND DIGITAL MARKETING & SALES 67% M&A AND BUSINESS DEVELOPMENT 75% ARMK AND RELATED INDUSTRY BACKGROUND 58% PUBLIC COMPANY BOARD SERVICE 92% ACCOUNTING & FINANCE 83% IT & CYBER SECURITY 50% INTERNATIONAL OPERATIONS 67% SUPPLY CHAIN 58% C-SUITE LEADERSHIP 92% COMPENSATION, HUMAN RESOURCES & CULTURE 83% CORPORATE FINANCE & CAPITAL MARKETS 58% 12 Director Nominee

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Susan M. Cameron Director since: 2019 Age: 62 Former Chairman and Chief Executive Officer, Reynolds American, Inc. Biography: Susan M. Cameron most recently served as the Non-Executive Chairman of Reynolds American Inc. from May 2017 to July 2017, its Executive Chairman from January 2017 to May 2017, and its President and Chief Executive Officer and member of the board of directors from 2014 to December 2016 and 2004 to 2011. Prior to that, Ms. Cameron held various marketing, management and executive positions at Brown & Williamson Tobacco Corporation, a U.S. tobacco company. She currently serves as a director of nVent Electric plc and Tupperware Brands Corporation. Ms. Cameron previously served as a director of Reynolds American Inc., and R.R. Donnelley & Sons Company. Skills & Qualifications: Ms. Cameron's experience as a public company CEO, her experience on the boards of other public companies and her considerable experience in the marketing for international name-brand consumer products companies enable her to provide key leadership and strategic perspectives to the Board. Experience Highlights: CEO Leadership, Public Company Board Service, C-Suite Leadership, Compensation, Human Resources & Culture, Marketing & Sales, Strategy Development Independent Director Aramark Committees:Compensation & Human Resources (Chair); Nominating, Governance and Corporate Responsibility Other Public Boards:Tupperware Brands Corporation, nVent Electric plc

Greg Creed Director since: 2020 Age: 63 Former Chief Executive Officer, Yum! Brands, Inc. Biography: Greg Creed most recently served as the Chief Executive Officer of YUM! Brands, Inc. from January 2015 to January 1, 2020, its Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011 after holding various other positions with the company since 1994. Mr. Creed currently serves as a director of Whirlpool Corporation and privately-held NetBase/Quid. He previously served as a director of YUM! Brands, Inc. and International Game Technology. Skills & Qualifications: Mr. Creed's expertise as a public company CEO for a leading global operator of quick service restaurants will allow him to contribute key insights and strategic leadership to the Board. His international experience will also be very valuable to the Board. Experience Highlights: CEO Leadership, Public Company Board Service, Related Industry Experience, C-Suite Leadership, Strategy Development, International Operations, Traditional and Digital Marketing & Sales Independent Director Aramark Committees: Compensation & Human Resources; Finance Other Public Boards: Whirlpool Corporation

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Experience Highlights: C-Suite Leadership, Strategy Development, Supply Chain, Public Company Board Service Independent Director Aramark Committees: Audit; Finance Other Public Boards: Cardinal Health, Inc., Target Corporation Calvin Darden Director since: 2018 Age: 70 Former Senior Vice President, U.S. Operations, United Parcel Service, Inc. Biography: Calvin Darden most recently served as the Chief Executive Officer and Chairman of Darden Petroleum & Energy Solutions. LLC, a national distributor and regional provider of refined petroleum products and bio fuels founded from 2015 to 2019. From 1995 to 2005, Mr. Darden served as Senior Vice President, U.S. Operations of United Parcel Service, Inc. Mr. Darden had a 33-year career with UPS where he served in a variety of senior leadership voles. Mr. Darden currently serves as a director of Target Corporation and Cardinal Health, Inc. Mr. Darden served on the board of directors of Coca-Cola Enterprises, Inc. (now known as Coca-Cola European Partners Plc) from 2004 to 2016. Skills & Qualifications: Mr. Darden's expertise in supply chain networks, logistics and other operational matters is highly valuable to the Board. In addition. Mr. Darden's senior management experience for many years in a high-headcount business with a significant customer service element provides important insights to the Board. Mr. Darden's service on a number of public company boards is also valuable to the Board as it relates to governance and similar matters.

Experience Highlights: CEO Leadership, C- Suite Leadership, Related Industry Experience, Strategy Development, M&A & Business Development, Marketing & Sales, Public Company Board Service Independent Director Aramark Committees: Compensation & Human Resources; Nominating, Governance and Corporate Responsibility Other Public Boards: Kellogg Company, Lowe's Companies, Inc., PulteGroup, Inc. Richard W. Dreiling Director since: 2016 Age: 67 Former Chairman and Chief Executive Officer, Dollar General Corporation Biography: Richard Dreiling is the former Chairman and Chief Executive Officer of Dollar General Corporation, serving as Chief Executive Officer from January 2008 until June 2015 and Chairman of the board of directors from December 2008 until January 2016. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., from November 2005 until January 2008, and as Chairman of the Board of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President — Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President — Marketing, Manufacturing and Distribution at Safeway, Inc. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway. Mr. Dreiling is a director of Kellogg Company, Lowe's Companies, Inc., and PulteGroup, Inc. Skills & Qualifications: Mr. Dreiling's over 40 years of retail industry experience at all operating levels has added significant value to the Board. Mr. Dreiling has served as Chief Executive Officer of a large public company and brings to the Board very valuable insight and leadership attributes as a result of that experience.

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Irene M. Esteves Director since: 2015 Age: 61 Former Chief Financial Officer, Time Warner Cable Inc. Biography: Irene M. Esteves most recently served as Chief Financial Officer of Time Warner Cable Inc. from July 2011 to May 2013. She previously served as Executive Vice President and Chief Financial Officer of XL Group plc. Prior to that, Ms. Esteves was Senior Vice President and Chief Financial Officer of Regions Financial Corporation. She currently serves as a director of KKR Real Estate Finance Trust Inc., R.R. Donnelley & Sons Company, and Spirit AeroSystems Holdings Inc. and previously served as a director of Level 3 Communications, Inc. and tw telecom inc. Skills & Qualifications: Ms. Esteves' experience as a public company CFO and her over 20 years of experience overseeing global finance, risk management, and corporate strategy for U.S. and multi-national companies make her well qualified to serve on the Board. The Board has determined Ms. Esteves to be an audit committee financial expert and her accounting experience and skills are important to the Company. Experience Highlights: C-Suite Leadership, Corporate Finance & Capital Markets, M&A and Business Development, Accounting & Finance, Strategy Development, Disruptive Risk & Innovation Independent Director Aramark Committees: Audit; Finance (Chair) Other Public Boards: KKR Real Estate Finance Trust Inc., R.R. Donnelley & Sons Company, Spirit AeroSystems Holdings Inc.

Daniel J. Heinrich Director since: 2013 Age: 64 Former Executive Vice President and Chief Financial Officer, The Clorox Company Biography: Daniel J. Heinrich most recently served as Executive Vice President and Chief Financial Officer at The Clorox Company from June 2009 to November 2011. He started with Clorox in 2001 as Vice President and Controller and served in that role until 2003. In 2003, he became Vice President and Chief Financial Officer and in 2009 he became Senior Vice President and Chief Financial Officer. Prior to joining Clorox, his roles included Senior Vice President and Treasurer of Transamerica Finance Corporation; Senior Vice President, Controller and Treasurer of Granite Management Company; Senior Vice President, Controller and Chief Accounting Officer of First Nationwide Bank; and as Senior Audit Manager at Ernst & Young LLP. Mr. Heinrich serves as a director of Edgewell Personal Care, Inc. (formerly Energizer Holdings, Inc.), Ball Corporation, and privately-held E. & J. Gallo Winery. He previously served as a director of Advanced Medical Optics and privately-held G3 Enterprises, Inc. Skills & Qualifications: The Board greatly values Mr. Heinrich's extensive financial and business background and his tenure as a public company CFO. The Board has determined Mr. Heinrich to be an audit committee financial expert and his accounting experience and skills are important to the Company. In addition, Mr. Heinrich brings to the Board significant experience on information technology issues. Experience Highlights: C-Suite Leadership, Strategy Development, Corporate Finance and Capital Markets, M&A and Business Development, Accounting & Finance, Public Company Board Service, IT and Cyber Security Independent Director Aramark Committees: Audit (Chair); Finance Other Public Boards: Edgewell Personal Care, Inc., Ball Corporation

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Experience Highlights: C-Suite Leadership, Strategy Development, Marketing & Sales, International Operations, Public Company Board Service Independent Director Aramark Committees: New Nominee Other Public Boards: DexCom, Inc., Novartis Bridgette P. Heller Director since: New Nominee Age: 59 Founder and Chief Executive Officer, The Shirley Procter Puller Foundation Biography: Bridgette P. Heller is the founder and CEO of the Shirley Proctor Puller Foundation, a small non-profit committed to generating better educational outcomes for underserved children in St. Petersburg, Florida. Previously, Ms. Heller served as the Executive Vice President and President of Nutricia, the Specialized Nutrition Division of Danone from July 2016 to August 2019. From 2010 to 2015, she served as Executive Vice President of Merck & Co., Inc. and President of Merck Consumer Care. Prior to joining Merck, Ms. Heller was President of Johnson & Johnson's Global Baby Business Unit from 2007 to 2010 and President of its Global Baby, Kids, and Wound Care business from 2005 to 2007. She also worked for Kraft Foods from 1985 to 2002, ultimately serving as Executive Vice President and General Manager for the North American Coffee Portfolio. Ms. Heller serves as a director of Dexcom, Inc. and Novartis. She previously served as a director of Tech Data Corporation and ADT Corporation. Skills & Qualifications: Ms. Heller's substantial experience and expertise in the food and nutrition industries provides the Board with key insights on that significant portion of the Company's business as well as consumer focused businesses generally.

Experience Highlights: Strategy Development, Public Company Board Service, Corporate Finance & Capital Markets, M&A & Business Development, C-Suite Leadership, IT & Cybersecurity Independent Director Aramark Committees: Compensation & Human Resources; Nominating, Governance and Corporate Responsibility Other Public Boards: CSX Corporation Paul C. Hilal Director since: 2019 Age: 54 Founder and Chief Executive Officer, Mantle Ridge LP Biography: Paul C. Hilal is the Founder and Chief Executive Officer of Mantle Ridge LP. Prior to founding Mantle Ridge, Mr. Hilal was a Partner and Senior Investment Professional at Pershing Square Capital Management from 2006 to 2016. He serves as Vice Chairman on the board of directors of CSX Corporation. Mr. Hilal was formerly on the boards of three other public companies, including Canadian Pacific Railway Limited, where he chaired the Compensation Committee; Ceridan Corporation; and WorldTalk Communications, where he served as Chairman of the Board. Skills & Qualifications: Mr. Hilal's experience as a value investor, capital allocator, and engaged steward during corporate transformations, provides the Board with valuable financial acumen and experience. In addition, Mr. Hilal's experience on the boards of a number of public companies allows him to provide a key strategic perspective to the Board.

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Karen M. King Director since: 2019 Age: 64 Former Executive Vice President, Chief Field Officer, McDonald's Corp. Biography: Karen M. King is the former Executive Vice President, Chief Field Officer of McDonald's Corp. from 2015 to 2016. Prior to that, Ms. King held various management and executive positions at McDonald's Corp. since 1994, including having served as its Chief People Officer, President, East Division, Vice-President, Strategy and Business Development and General Manager and Vice President, Florida Region, among others. Skills & Qualifications: Ms. King's substantial experience and expertise in field operations and talent development for a high head count business in the quick service food industry provides the Board with key insights and perspective on operations, consumer focused marketing and service delivery. Experience Highlights: C-Suite Leadership, Strategy Development, Related Industry Experience, Compensation, Human Resources & Culture, Marketing & Sales Independent Director Aramark Committees: Audit; Finance Other Public Boards: None

Stephen I. Sadove Director since: 2013 Age: 69 Former Chairman and Chief Executive Officer, Saks Incorporated Biography: Stephen I. Sadove is currently principal of Stephen Sadove & Associates and a founding partner of JW Levin Partners. He served as Chief Executive Officer of Saks Incorporated from 2006 until November 2013 and Chairman and CEO from May 2007 until November 2013. He was Chief Operating Officer of Saks from 2004 to 2006. Prior to joining Saks in 2002, Mr. Sadove was with Bristol-Myers Squibb Company from 1991 to 2002, first as President, Clairol from 1991 to 1996, then President, Worldwide Beauty Care from 1996 to 1997, then President, Worldwide Beauty Care and Nutritionals from 1997 to 1998, and finally, Senior Vice President and President, Worldwide Beauty Care. He was employed by General Foods Corporation from 1975 to 1991 in various managerial roles, most recently as Executive Vice President and General Manager, Desserts Division from 1989 until 1991. Mr. Sadove currently serves as a director of Colgate-Palmolive Company, Park Hotels & Resorts Inc., and Movado Group, Inc. and previously served as director of Ruby Tuesday, Inc., J.C. Penney Company, Inc. and privately-held Buy It Mobility. Skills & Qualifications: Mr. Sadove's extensive knowledge of financial and operational matters in the retail industry, including as to technology matters, and his experience as a public company Chief Executive Officer are highly valuable to the Board. In addition, Mr. Sadove's service on a number of public company boards provides important insights to the Board on governance and similar matters. Experience Highlights: CEO Leadership, C-Suite Leadership, Related Industry Experience, International Operations, Strategy Development, Marketing & Sales, Public Company Board Service Independent Director Aramark Committees: Compensation & Human Resources; Nominating, Governance and Corporate Responsibility Other Public Boards: Colgate Palmolive, Company, Park Hotels & Resorts Inc., Movado Group, Inc.

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Experience Highlights: C-Suite Leadership, Accounting & Finance, Corporate Finance & Capital Markets, M&A and Business Development, Strategy Development, Public Company Board Service Aramark Committees: Audit; Nominating, Governance and Corporate Responsibility (Chair) Other Public Boards: The Wendy's Company, Church & Dwight Co., Inc. Arthur B. Winkleblack Director since: 2019 Age: 63 Former Executive Vice President and Chief Financial Officer, H.J. Heinz Company Biography: Arthur B. Winkleblack most recently provided financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, where he has served as Senior Advisor to the CEO from 2014 to 2019. From 2002 to 2013, he served as Executive Vice President and Chief Financial Officer of H.J. Heinz Company. From 1999 to 2001, Mr. Winkleblack worked at Indigo Capital as Acting Chief Operating Officer of Perform.com and Chief Executive Officer of Freeride.com. Prior to that, he served as Executive Vice President and Chief Financial Officer of C. Dean Metropoulos Group from 1998 to 1999, as Vice President and Chief Financial Officer of Six Flags Entertainment Corporation from 1996 to 1998 and as Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal, Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994. Mr. Winkleblack currently serves as a director of The Wendy's Company and Church & Dwight Co., Inc. He previously served as a director of Performance Food Group (PFG) Company, Inc. and RTI International Metals. Skills & Qualifications: Mr. Winkleblack's executive experience enables him to provide our Board with knowledgeable perspectives on strategic planning, international operations and mergers & acquisitions. In addition, as a former public company CFO, he brings important insights on performance management, business analytics, capital structure, compliance and investor relations. The Board has determined Mr. Winkleblack to be an audit committee financial expert, and his governance skills are important to the Company.

Experience Highlights: CEO Leadership, Strategy Development, Industry Experience, International Operations, M&A & Business Development, Supply Chain, Public Company Board Service Aramark Committees: None Other Public Boards: CSX Corporation, Ecolab, Inc. John J. Zillmer Director since: 2019 Age: 65 Chief Executive Officer, Aramark Biography: John J. Zillmer has been our Chief Executive Officer ("CEO") since October 2019. Prior to joining us, Mr. Zillmer served as Chief Executive Officer and Executive Chairman of Univar from 2009 until 2012. Prior to that, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries from 2005 to 2008 and various positions at Aramark, including Vice President of Operating Systems, Regional Vice President, Area Vice President, Executive Vice President Business Dining Services, President of Business Services Group, President of International and President of Global Food and Support Services, from 1986 to 2005. Mr. Zillmer serves on the board of directors as Non-Executive Chairman of CSX Corporation, as well as a director of Ecolab, Inc. Mr. Zillmer was formerly on the board of directors of Veritiv Corporation, Performance Food Group (PFG) Company, Inc. and Reynolds American Inc. Skills & Qualifications: Having served as our CEO since October 2019 and with over 30 years of experience in the managed food and services hospitality industry, including 23 years with Aramark, Mr. Zillmer's extensive knowledge of the Company and the industries in which it is engaged are invaluable to the Board. In addition, Mr. Zillmer's experience prior to joining Aramark as a Chief Executive Officer of two public companies provides key leadership experience and perspective and is greatly valued by the Board.

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CORPORATE GOVERNANCE

Agreement with Mantle Ridge

On October 6, 2019, the Company entered into a Stewardship Framework Agreement (as amended, the “Stewardship Framework Agreement”) with MR BridgeStone Advisor LLC (“Mantle Ridge”), on behalf of itself and its affiliated funds (such funds, together with Mantle Ridge, collectively, the “Mantle Ridge Group”), which have a combined beneficial ownership interest in approximately 9.7% of the Company’s outstanding shares of common stock and an additional economic interest of approximately 10%. Pursuant to the Stewardship Framework Agreement, former directors of the company, Mr. Pierre-Olivier Beckers-Vieujant, Ms. Lisa Bisaccia, Ms. Patricia B. Morrison and Mr. John A. Quelch each resigned from the Board of Directors and each of Messrs. Zillmer, Hilal and Winkleblack and Mses. Cameron and King were elected to the Board, and it was agreed that Mr. Creed would be nominated to the Board at the next annual meeting. Messrs. Zillmer, Hilal, Creed and Winkleblack and Mses. Cameron and King were then nominated for election to the Board and elected at the 2020 Annual Meeting. Pursuant to the Stewardship Framework Agreement, Mr. Hilal was also appointed Vice Chairman of the Board.

Pursuant to the Stewardship Framework Agreement, the Company had agreed to limit the size of the Board to eleven directors until October 6, 2022 and has agreed to permit Mr. Hilal to designate himself or another individual to be appointed to the Board during the term of the Stewardship Framework Agreement. On December 14, 2020 the Company and Mantle Ridge amended the Stewardship Framework Agreement to increase the limit on the size of the Board prior to October 6, 2022 to twelve directors; provided that if at any time prior to October 6, 2022, any director (other than Mr. Hilal or his designee) ceases to serve on the Board, then the limit shall again be eleven directors.

Board Structure and Leadership

The Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and four standing committees: the Audit Committee, the Compensation and Human Resources Committee (the “Compensation Committee”), the Nominating, Governance and Corporate Responsibility Committee (the “Nominating Committee”) and the Finance Committee. The Board is currently led by Mr. Sadove, our Chairman and Mr. Hilal, our Vice Chairman.

The Board, upon the recommendation of the Nominating Committee, has determined that, at this time, having a separate Chairman and Chief Executive Officer is the best board organization for Aramark. Eleven of the twelve Board nominees, if elected, will be independent directors. The Board’s committees are composed solely of, and chaired by, independent directors. Our independent directors meet at each regularly scheduled Board meeting in separate executive sessions, without Mr. Zillmer present, chaired by the Chairman.

Aramark’s strong Board, with an independent Chairman and Vice Chairman and independent committee chairs, ensures that the Board, and not the Chief Executive Officer alone, determines the Board’s areas of focus.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines (which may be found on the Corporate Governance page of the Investor Relations section on our website at www.aramark.com), the Board will consider all relevant facts and circumstances in making an independence determination. Our Corporate Governance Guidelines provide that none of the following relationships will disqualify any director or nominee from being considered “independent” and such relationships will be deemed to be an immaterial relationship with Aramark:

•	A director’s or a director’s immediate family member’s ownership of five percent or less of the equity of an organization that has a relationship with Aramark;

•

A director’s service as an executive officer or director of or employment by, or a director’s immediate family member’s service as an executive officer of, a company that makes payments to or receives payments from Aramark for property or services in an amount which, in any fiscal year, is less than the greater of $1 million or two percent of such other company’s consolidated gross revenues; or

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•

A director’s service as an executive officer of a charitable organization that received annual contributions from Aramark and its Foundation that have not exceeded the greater of $1 million or two percent of the charitable organization’s annual gross revenues (Aramark’s automatic matching of employee contributions will not be included in the amount of Aramark’s contributions for this purpose).

The policy of the Board is to review the independence of all directors at least annually. The Nominating Committee undertook its annual review of director independence and made a recommendation to the Board of Directors regarding director independence. In making its independence determinations, the Nominating Committee and the Board considered various transactions and relationships between Aramark and the directors or nominees or between Aramark and certain entities affiliated with a director or nominee. As a result of this review, the Board affirmatively determined that each of Messrs. Creed, Darden, Dreiling, Heinrich, Hilal, Sadove and Winkleblack, and Mses. Cameron, Esteves, Heller and King is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and for purposes of applicable NYSE standards. In addition, at the committee level, the Board has also determined that each member of the Audit Committee is “independent” for purposes of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each member of the Compensation Committee is independent for purposes of applicable NYSE standards.

Board Assessment

The Board is focused on enhancing its performance through a rigorous assessment process of the effectiveness of the Board and its committees in order to increase shareholder value. We have designed our Board evaluation process to solicit input and perspective from all of our directors on various matters, including:

•	the effectiveness of the Board and its operations;

•	the Board’s leadership structure;

•	board composition, including the directors’ capabilities, experiences and knowledge;

•	the quality of Board interactions; and

•	the effectiveness of the Board’s committees.

As set forth in its charter, the Nominating Committee oversees the Board and committee evaluation process. Annually, the Chairman, the Vice Chairman, the Chair of the Nominating Committee and the Nominating Committee determine the appropriate form of evaluation and consider the design of the process to ensure it is both meaningful and effective. In 2017, the Board initially engaged an independent third party to assist with the evaluation of the Board and the Audit, Compensation, Nominating and Finance Committees and intends to do so in the future from time to time. In 2018 and in 2019, the Board conducted a self-evaluation process in which the Lead Director and CEO conducted interviews with the independent directors. In 2020, the Board conducted a self-evaluation process that involved each director responding to a survey distributed to the Board with respect to the Board and members of each committee responding to a survey with respect to each committee. The results of this process were reviewed by the Nominating Committee and presented to the full Board.

Board Committees and Meetings

The Board held 24 meetings during fiscal 2020 which was substantially more than the prior year due to the increased efforts required to oversee the business through the COVID-19 pandemic. During fiscal 2020, each director attended at least 75% of the aggregate of all Board meetings and all meetings of committees on which he or she served, in each case with respect to the portion of fiscal 2020 that they each served. All Aramark directors standing for election are expected to attend the annual meeting of shareholders. Except for Mr. Winkleblack, all of the directors attended the 2020 Annual Meeting.

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Each of our four standing committees operates under a written charter approved by the Board. The charters of each of our standing committees are available in the Investor Relations section of our website at www.aramark.com.

The current composition of each Board committee is set forth below:

Director	Audit Committee*	Compensation Committee	Finance Committee	Nominating Committee

John J. Zillmer

Susan M. Cameron		Chair		X

Greg Creed		X	X

Calvin Darden	X		X

Richard W. Dreiling		X		X

Irene M. Esteves	X#@		Chair

Daniel J. Heinrich	Chair#		X

Paul C. Hilal, Vice Chairman		X		X

Karen M. King	X		X

Stephen I. Sadove, Chairman		X		X

Arthur B. Winkleblack	X#			Chair

Meetings in fiscal 2020	6	9	4	4

*	All members of the Audit Committee are financially literate within the meaning of the NYSE listing standards
#	Qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K
@

Ms. Esteves currently serves on the audit committee of three other public companies. The Board has determined that the simultaneous service by Ms. Esteves on the audit committee of three additional public companies would not impair her ability to effectively serve on the Audit Committee.

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Committee	Responsibilities
Audit Committee

•  Prepares the audit committee report required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in our proxy statement

•  Assists the Board in overseeing and monitoring the quality and integrity of our financial statements

•  Oversees the Company’s management of enterprise risk and monitors our compliance with legal and regulatory requirements

•  Oversees the work of the internal auditors and the qualifications, independence, and performance of our independent registered public accounting firm

Compensation and Human Resources Committee

•  Sets our compensation program and compensation of our executive officers and recommends the compensation program for our directors

•  Monitors our incentive and equity-based compensation plans and reviews our contribution policy and practices for our retirement benefit plans

•  Prepares the compensation committee report required to be included in our proxy statement and annual report under the rules and regulations of the SEC

• Oversees Human Capital Management

Nominating, Governance and Corporate Responsibility Committee

•  Identifies individuals qualified to become new members of the Board, consistent with criteria approved by the Board of Directors

•  Reviews the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the Board select, the director nominees for the next annual meeting of shareholders

•  Identifies Board members qualified to fill vacancies on any Board committee and recommends that the Board appoint the identified member or members to the applicable committee

•  Reviews and recommends to the Board applicable corporate governance guidelines

•  Oversees the evaluation of the Board and handles such other matters that are specifically delegated to the Committee by the Board from time to time

• Oversees the Company’s Environmental, Social and Governance activities

Finance Committee

•  Reviews our long-term business and financial strategies and plans

•  Reviews with management and recommends to the Board our overall financial plans, including operating budget, capital expenditures, acquisitions and divestitures, securities issuances, incurrences of debt and the performance of our retirement benefit plans and recommends to the Board specific transactions involving these matters

•  Approves certain financial commitments and acquisitions and divestitures by the Company up to specified levels

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Oversight of Risk Management

Aramark’s management is responsible for day-to-day risk management activities. The Board, acting directly and through its committees, is responsible for the oversight of Aramark’s risk management.

Our Audit Committee periodically reviews our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. In addition, our Audit Committee reviews risks related to compliance with ethical standards, including our Business Conduct Policy, the Company’s approach to enterprise risk management and operational risks, including those related to information security and system disruption. With respect to cybersecurity, the Audit Committee monitors Aramark’s cybersecurity risk profile, receives periodic updates from management on all matters related to cybersecurity and reports out to the full Board. Through its regular meetings with management, including the accounting, finance, legal, information technology and internal audit functions, our Audit Committee reviews and discusses the risks related to its areas of oversight and reports to the Board with regard to its review. Our Finance Committee focuses on financial risks associated with the Company’s capital structure and acquisitions and divestitures that the Company is considering. Our Compensation Committee oversees compensation-related risk management, as discussed further in this proxy statement under “Compensation Matters-Compensation Discussion and Analysis-Compensation Risk Disclosure.” Our Nominating Committee oversees risks associated with board structure and other corporate governance policies and practices. Our Finance, Compensation and Nominating Committees also regularly report their findings to the Board.

Our Chief Executive Officer and other executive officers regularly report to the non-executive directors and the Audit, the Compensation, the Nominating and the Finance Committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. In addition, the Board receives periodic detailed operating performance reviews from management. Our Vice President of Internal Audit reports functionally and administratively to our Chief Financial Officer and directly to the Audit Committee. We believe that the leadership structure of the Board provides appropriate risk oversight of our activities.

Environmental Social Governance (ESG)

Board and Management Oversight

The Nominating, Governance and Corporate Responsibility Committee and the Board generally oversee Aramark’s environmental, social and governance (ESG) goals and objectives, and support implementation of the Company’s ESG priorities. An important element of this is Aramark’s 2025 sustainability plan, Be Well. Do Well., which accelerates the Company’s sustainability efforts and centers on positively impacting both people and planet. The Chief Diversity & Sustainability Officer and other members of management report directly to the Nominating Committee at least twice per year and to the Board once per year regarding key recommendations, progress and outcomes related to our ESG Goals.

Execution of Aramark’s ESG strategy is overseen by Aramark’s executive leadership team. Aramark’s ESG Steering Committee, including executive leaders from enterprise business and functional teams who report to the CEO, are responsible for setting direction and driving accountability as we address material issues, work with key stakeholders, and measure and report our progress.

Reporting to the ESG Steering Committee, Aramark’s ESG Operating Committee, a global cross-functional team, is responsible for implementing our Be Well. Do Well. plan, accelerating our initiatives, identifying significant emerging issues and driving measurable progress. Together, our teams work to better anticipate future challenges and opportunities and identify innovative ideas to drive continual performance improvements.

Our Approach Begins with Integrity

Our commitment to making a positive impact on people and planet, to doing the right thing always, begins with integrity. We are committed to conducting business according to the highest ethical standards and in compliance with the law. Our Business Conduct Policy details our commitment to operating ethically and transparently. It explains the basic rules and principles that apply to every Aramark team member. Annual training addresses anti-corruption, human rights and the workplace environment, accurate books and records, privacy and confidentiality, and safety, as well as how to report potential Business Conduct Policy violations.

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Priorities and Goals

Be Well. Do Well. accelerates our sustainability efforts and aligns with our vision for our future around two specific goals: improving the equity and wellbeing of people and reducing greenhouse gas emissions by 2025. These goals convey our priorities and ambitions, focus our efforts and inspire our organization. Our approach is to foster growth and longevity and to create long-term stakeholder value by considering every dimension of how our Company operates – ethical, economic, and environmental. Through this plan, we strive to contribute to bettering our world by making a positive impact on people and the planet.

Each goal is supported by four priorities, which align with the United Nations Sustainable Development Goals and are integrated with our business objectives. Our priorities include commitments to engage our employees; empower healthy consumers; support local communities; source ethically and inclusively; source responsibly; operate efficiently; minimize food waste; and reduce packaging. We have identified key performance indicators and internal targets tied to our business objectives to drive outcomes against these priorities.

BE WELL. DO WELL PEOPLE ENABLE EQUITY AND WELLBEING OF MILLIONS Engage Employees Empower Healthy Consumers Build Local Communities Source Ethically & Inclusively PLANET REDUCE GREENHOUSE GAS EMISSIONS Source Responsibly Operate Efficiently Minimize Food Waste Reduce Packaging

We are proud of the progress we made in 2020, including:

• Establishing Aramark’s Executive Diversity Council to provide strategic focus and direction to advance diversity, equity and inclusion among our employees, client partners, customers, suppliers and communities.

• Publishing the Healthy for Life® Impact Report, highlighting Aramark’s and the American Heart Association’s (AHA) multi-year collaboration that has impacted the food environment, engaged consumers, supported underserved communities, and empowered employees.

• Completing the transition of 100% of specified soy oils sourced from regions with no-deforestation risk, 99% of margarines and shortenings use responsibly sourced palm oil and completing the transition to 100% cage-free liquid and processed eggs in the U.S. by the end of 2020.

Public Reporting

On our journey of continuous improvement, we are committed to expanding public reporting on our Be Well. Do Well. plan, building greater awareness among our employees, consumers, clients, partners and investors. For example, in 2020, Aramark CDP (Carbon Disclosure Project) Climate and Forestry responses are publicly available, building upon several years of reporting upon request. In early 2021, Aramark will release year-end reporting on our priorities and progress on ESG initiatives during 2020, including updates on time-bound public targets.

Management Succession Planning

The Board’s responsibilities include succession planning for the Chief Executive Officer and other executive officer positions. The Compensation Committee oversees the development and implementation of our succession plans. At least once annually, the Chief Executive Officer provides the Board with an assessment of senior managers and their potential to succeed to the position of Chief Executive Officer. This assessment is developed in consultation with the Chairman and the Chair of the Compensation Committee. The Compensation Committee is also responsible for follow-up actions with respect to succession planning as may be delegated by the Board from time to time. High potential executives meet regularly with the members of the Board.

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Executive Sessions

From time to time, and, consistent with our Corporate Governance Guidelines, at least at its regularly quarterly meetings, the Board meets in executive session without members of management present. The Chairman presides at these executive sessions.

Code of Conduct

Our Business Conduct Policy, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, is available on the Investor Relations section of our website at www.aramark.com. Our Business Conduct Policy contains a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our Internet website.

Committee Charters and Corporate Governance Guidelines

The charters of the Compensation Committee, the Nominating Committee, the Audit Committee and the Finance Committee and our Corporate Governance Guidelines are available under the Investor Relations section of our website at www.aramark.com. Please note that all references to our website in this Proxy Statement are intended to be inactive textual references only.

Copies of our Business Conduct Policy, the charters of the Compensation Committee, the Nominating Committee, the Audit Committee and the Finance Committee and our Corporate Governance Guidelines also are available at no cost to any shareholder who requests them by writing or telephoning us at the following address or telephone number:

Aramark

2400 Market Street

Philadelphia, PA 19103

Attention: Investor Relations

Telephone: (215) 409-7287

Director Nomination Process

The Nominating Committee does not set specific, minimum qualifications that directors must meet in order for the Nominating Committee to recommend them to the Board. Rather, it believes that directors and director candidates should be evaluated based on their individual merits, taking into account Aramark’s needs and the composition of the Board. In nominating a slate of directors, the Nominating Committee’s objective is to select individuals with skills and experience that can be of assistance in operating our business and providing effective oversight of the Company’s strategy and management. The Nominating Committee will consider candidates recommended by shareholders and all candidates are evaluated in the same manner regardless of who recommended such candidate for nomination. When reviewing the qualifications of potential director candidates, the Nominating Committee considers:

•

whether individual directors possess the following personal characteristics: integrity, education, accountability, business judgment, business experience, reputation and high performance standards, and

•

all other factors it considers appropriate, which may include accounting and financial expertise; industry knowledge; experience in compensation, human resources and culture; strategy development experience; CEO and senior management leadership experience; prior public company board service; international operations experience; corporate finance and capital markets experience, mergers and acquisitions and business development experience; supply chain experience; IT and cybersecurity experience; experience in R&D and innovation; both traditional and digital marketing and sales, experience with disruptive risk and innovation; age, gender and ethnic and racial background; civic and community relationships; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations, such as antitrust issues; and the size, composition and combined expertise of the existing Board.

The Board believes that, as a whole, it should strive to possess the following core competencies: accounting and finance, management, crisis response, industry knowledge, international leadership and strategy/vision, among others. While the Board does not have a formal policy with regard to diversity, the Nominating Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Aramark’s business and strategy and a diversity of backgrounds and perspective in order to effectively understand the needs of our employees, clients and customers. The Company’s

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Corporate Governance Guidelines provide that, except as may be approved by the Nominating Committee, no person may serve as a non-employee director if he or she would be 75 years or older at the commencement of such term as a director.

Each of Messrs. Zillmer, Creed, Hilal and Winkleblack and Mses. Cameron and King were previously nominated for election at the 2020 Annual Meeting in accordance with the Stewardship Framework Agreement. Prior to their election to the Board, each of Messrs. Creed and Winkleblack and Mses. Cameron and Ms. King entered into an Engagement and Indemnity Agreement with Mantle Ridge pursuant to which Mantle Ridge agreed to pay each of them certain amounts, and reimburse them for expenses incurred, in connection with their time and efforts relating to potentially joining the Board. The Engagement Agreements however do not provide for any agreements or obligations among Mantle Ridge or any of them with respect to any period following their joining the Board. Mr. Zillmer was party to a consulting agreement with Mantle Ridge that terminated when Mr. Zillmer was appointed to serve as the Chief Executive Officer of the Company.

In connection with the nomination of Ms. Heller, the most recent new nominee to the Board, the Nominating Committee reviewed recommendations for a number of potential directors from Board members and outside parties. The Nominating Committee then recommended that Ms. Heller, originally recommended by a non-management director, be evaluated by the Board and a number of directors met with Ms. Heller by phone. Following that process, and upon recommendation by the Nominating Committee, the Board nominated Ms. Heller for election to the Board.

Proxy Access

Our By-laws, as amended, permit a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, to nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-laws. For further information regarding submission of a director nominee using the Company’s proxy access By-law provision, see “General Information – 2022 Annual Shareholders Meeting – How can I nominate a director or submit a Shareholder proposal for the 2022 Annual Meeting of Shareholders?”.

Board Refreshment

The Board and the Nominating Committee regularly consider the long-term make up of our Board and how the members of our Board change over time. The Board and Nominating Committee also consider the skills, experience, and backgrounds needed for the Board as our business and the industries and sectors in which we do business evolve. The Board and Nominating Committee also understand the importance of Board refreshment and aim to strike a balance between the knowledge that comes from longer-term service on the Board with the new experience, ideas and energy that can come from adding directors to the Board. In connection with our entry into the Stewardship Framework Agreement in October 2019, the Nominating Committee and Board recommended and elected five new directors to the Board and four of our directors retired. These five members and Mr. Creed were then nominated for election and elected to the Board at the 2020 Annual Meeting. The Nominating Committee and the Board are also recommending the election of a new additional director, Ms. Heller, at the 2021 Annual Meeting. Assuming the election of this year’s proposed director nominees, we believe we will have a good balance between tenured directors with significant experience with the Company and new directors with fresh perspectives, constituting a strong, independent Board that will be well-positioned to navigate the current challenging business environment and accelerate the Company’s growth.

DIRECTOR COMPENSATION

Annual Cash Compensation for Board Service

In fiscal 2020, each non-employee director received cash compensation at an annual rate of $100,000 for service on the Board, payable quarterly in arrears. The Chairman was eligible to receive an additional annual fee of $200,000 split equally between cash and equity, and the chairpersons of the Audit Committee, Compensation Committee, Nominating Committee and Finance Committee were eligible to receive an additional annual cash retainer of $20,000, provided, in each case, that such committee chairperson was a non-employee director. Directors who join the Board during the fiscal year or serve as a committee chairperson for a portion of the fiscal year receive a prorated amount of the relevant annual cash compensation. During 2020 as a result of the effect of the COVID-19

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pandemic on our business, the annual cash retainer of directors was reduced by 25% for the period from April 6, 2020 to October 2, 2020. As of October 3, 2020, the cash retainer was restored to $100,000. Mr. Hilal has declined his receipt of any cash compensation for his service on the Board.

In fiscal 2020, Messrs. Beckers-Vieujant, Heinrich, Sadove, and Winkleblack and Mses. Bisaccia, Esteves, and Cameron each received additional fees for serving as Lead Director, Chairman and/or chairing the Nominating, Audit, Compensation or Finance Committee.

Annual Deferred Stock Unit Grant

Under the Company’s current director compensation policy, which has been in effect since January 1, 2016, non-employee directors are eligible for an annual grant of deferred stock units (“DSUs”) with a value of $160,000 on the date of the annual meeting of shareholders. Directors have the right to elect whether the DSUs granted will deliver shares on: (i) the vesting date of the DSUs or (ii) the first day of the seventh month after the date the director ceases to serve on the Board.

In accordance with the director compensation policy, each member of the Board who was not an employee of the Company received a grant of approximately $160,000 worth of DSUs under the Amended and Restated 2013 Management Stock Incentive Plan (the “2013 Stock Plan”) in January 2020. Mr. Winkleblack, and Mses. Cameron and King received a grant of additional DSUs in January 2020 to reflect their period of service on the Board prior to the 2020 Annual Meeting and Mr. Sadove received additional DSUs for his period of service as Chairman prior to the 2020 Annual Meeting. All of these DSUs will vest on the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date, subject to the director’s continued service on the Board through the vesting date, and will be settled in shares of the Company’s common stock pursuant to each director’s election as described above.

All DSUs accrue dividend equivalents from the date of grant until the date of settlement. The Chairman of the Board is also entitled to an additional grant of DSUs with a value of $100,000 on the date of each annual meeting of shareholders. Mr. Hilal has declined his receipt of any DSUs for his service on the Board.

Ownership Guidelines

Effective November 11, 2015, the Board of Directors has adopted a minimum ownership guideline, providing that each director must retain at least five times the value of the annual cash retainer in shares of common stock or DSUs, and that the required level of ownership be attained five years after the later of the date of approval of the guidelines and the director’s start date.

Director Deferred Compensation Plan

Non-employee directors are able to elect with respect to all or a portion of their cash board retainer fees to (i) receive all or a portion of such cash fees in the form of DSUs or (ii) defer all or a portion of such cash fees under our 2005 Deferred Compensation Plan. The DSUs that a director elects to receive in lieu of cash fees will be awarded under our 2013 Stock Plan and will be fully vested on grant and settled in shares of our common stock on the first day of the seventh month after the director ceases to serve on the Board. Cash amounts that a director elects to defer under the unfunded 2005 Deferred Compensation Plan are credited at an interest rate based on Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 3.93% beginning January 1, 2020. From October 1, 2019 until December 31, 2019, we credited amounts deferred with an interest rate equal to 5.07%. The 2005 Deferred Compensation Plan permits participants to select a payment date and payment schedule at the time they make their deferral election, subject to a three-year minimum deferral period. All or a portion of the amount then credited to a deferral account may be withdrawn, if the withdrawal is necessary in light of a severe financial hardship.

The interest rate for 2005 Deferred Compensation Plan will be adjusted on January 1, 2021, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2020 which was 3.44%.

Other Benefits

All directors are eligible for an annual matching contribution to a college or other non-profit organization in an amount up to $10,000 and directors are also eligible for matching contributions in an amount up to $10,000 in response to natural disasters through the Company’s community involvement efforts to the same extent as employees of the Company.

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Director Compensation Table for Fiscal 2020

The following table sets forth compensation information for our non-employee directors in fiscal 2020.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensa- tion(4) ($)	Total ($)
Susan M. Cameron	105,151	198,162	—	—	—	303,313
Greg Creed	54,327	160,012	—	—	—	214,339
Calvin Darden	88,118	160,012	—	259	—	248,389
Richard W. Dreiling	88,118	160,012	—	—	—	248,130
Irene M. Esteves	108,118	160,012	—	—	10,000	278,130
Daniel J. Heinrich	108,118	160,012	—	—	12,760	280,890
Paul Hilal	—	—	—	—	—	—
Karen M. King	85,646	198,162	—	—	—	283,808
Stephen I. Sadove	192,789	295,356	—	—	25,271	513,417
Arthur B. Winkleblack	105,151	198,162	—	—	—	303,313
Pierre-Olivier Beckers-Vieujant(5)	2,967	—	—	—	—	2,967
Lisa G. Bisaccia(5)	2,967	—	—	475	83,000	86,442
Patricia B. Morrison(5)	2,473	—	—	—	—	2,473
John A. Quelch(5)	2,473	—	—	—	—	2,473

(1)

Includes base director retainers at an annual rate of $100,000, as well as a Chairman retainer at an annual rate of $100,000 for Mr. Sadove. Committee chairperson retainers at an annual rate of $20,000 pro rated based on their time served were provided to each of Messrs. Heinrich and Winkleblack and Mses. Cameron and Esteves. Messrs. Creed and Dreiling, and Ms. Esteves elected to defer 100% of their cash retainers (inclusive of chair retainers) into DSUs. Mr. Darden elected to defer 20% of his cash retainer (inclusive of retainers) into the 2005 Deferred Compensation Plan. If applicable, cash retainers (exclusive of chair retainers) were subject to a 25% reduction from April 6, 2020, through October 2, 2020.

(2)

Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the 3,477 DSUs granted to Messrs. Dreiling, Creed, Darden, and Heinrich and Ms. Esteves, 4,306 DSUs granted to Mr. Winkleblack and Mses. Cameron and King, and 6,418 DSUs granted to Mr. Sadove on January 29, 2020 (which had a grant date fair value of $46.02 per DSU). As of the end of fiscal 2020, directors held the following deferred stock units (including dividend equivalent units), all of which are vested except for those granted on January 29, 2020 and related dividend equivalents:

Name	DSUs and Equivalents	Name	DSUs and Equivalents
Cameron, Susan	4,354	Heinrich, Daniel J	32,908
Creed, Greg	5,373	Hilal, Paul	—
Darden, Calvin	12,151	King, Karen	4,354
Dreiling, Richard W	35,653	Sadove, Stephen I	35,882
Esteves, Irene	42,213	Winkleblack, Art	4,354

For additional information on the valuation assumptions and more discussion with respect to the deferred stock units, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020.

(3)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(4)	The following are included in this column:

a)

Charitable contributions of $10,000 made in the name of or on behalf of each of Messrs. Heinrich and Sadove and Ms. Esteves in accordance with the Company’s director charitable contribution matching program.

b)

The dollar value of dividend equivalents accrued on deferred stock units granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be

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reported for such awards. The total value of dividend equivalents accrued on deferred stock units for the directors during fiscal 2019, in each case for awards granted prior to February 5, 2014, is as follows: for Mr. Heinrich, $2,760 and for Mr. Sadove, $2,760. For awards granted on or after February 5, 2014, the value of dividend equivalents allocated to deferred stock units in the form of additional units with the same vesting terms as the original awards is not included in this column because their value is factored into the grant date fair value of awards. Additional units awarded in connection with dividend adjustments are subject to vesting and delivery conditions as part of the underlying awards.

c)

Includes $12,511 for Mr. Sadove for personal use of the Company aircraft. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of his personal flight activity, including charges for aircraft fuel, landing fees, and any travel expenses for the flight crew.

d)

$83,000 to compensate Ms. Bisaccia for estimates of certain income potentially foregone due to administrative errors of the Company in connection with the settlement of certain amounts of her director compensation following her resignation as a director.

(5)	Messrs. Beckers-Vieujant and Quelch and Mses. Bisaccia and Morrison resigned from the board on October 6, 2019.

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Audit Committee Matters

PROPOSAL NO. 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL SUMMARY

What Are You Voting On?

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for fiscal 2021, which ends October 1, 2021. Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee and the Board submit the selected firm to the Company’s shareholders as a matter of good corporate governance.

Voting Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal 2021.

The Audit Committee has selected Deloitte to serve as the Company’s independent registered public accounting firm for fiscal 2021. Although action by the shareholders on this matter is not required, the Audit Committee values shareholder views on the Company’s independent registered public accounting firm and believes it is appropriate to seek shareholder ratification of this selection. If the shareholders do not ratify the appointment of Deloitte, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Company has been advised that representatives of Deloitte are scheduled to attend the Annual Meeting, and they will have an opportunity to make a statement if the representatives desire to do so. It is expected that the Deloitte representatives will also be available to respond to appropriate questions.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, unless you specify otherwise.

The Board recommends that you vote "FOR" the ratification of the appointment of Deloitte & Touche LLP

The Audit Committee assists the Board in its oversight of the Company’s independent registered public accounting firm, which assistance includes the responsibility to appoint, compensate, retain, and oversee the firm. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee reviews the independent registered public accounting firm’s qualifications, independence, and performance at least annually. In connection with this review, the Audit Committee considers whether there should be a regular rotation of the independent registered public accounting firm to assure continuing auditor independence. Further, in conjunction with the mandated rotation of the independent audit firm’s lead engagement partner, the Audit Committee is involved in the selection of the independent audit firm’s lead engagement partner.

KPMG LLP (“KPMG”) served as our independent auditors for the fiscal year ended October 2, 2020 (“fiscal 2020”) and audited our consolidated financial statements for fiscal 2020 and prior years. On December 1, 2020, following a competitive process undertaken by the Audit Committee, the Company informed Deloitte & Touche LLP (“Deloitte”) that the Audit Committee had selected Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 1, 2021, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter. On the same date, the Company informed KPMG that the Audit Committee had determined to dismiss KPMG. KPMG’s dismissal became effective December 1, 2020 which followed the completion of KPMG’s audit of the Company’s consolidated financial statements for fiscal 2020 and the filing of the related Annual Report on Form 10-K.

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The audit reports of KPMG on the Company’s consolidated financial statements for fiscal 2020 and the fiscal year ended September 27, 2019 (“fiscal 2019”), did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the following:

KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal years ending October 2, 2020 and September 27, 2019, contained a separate paragraph stating that “As discussed in Note 8 to the consolidated financial statements, the Company has changed its method of accounting for leases as of September 28, 2019 due to the adoption of Accounting Standards Codification Topic 842, Leases. As discussed in Note 7 to the consolidated financial statements, the Company has changed its method of accounting for revenue as of September 29, 2018 due to the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.”

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of and for the fiscal years ending October 2, 2020 and September 27, 2019 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal 2020 and fiscal 2019 and the period from October 2, 2020 to December 1, 2020, there were (i) no “disagreements” as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The change in independent auditors was previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2020. A copy of KPMG’s related letter, dated December 4, 2020, was included as an exhibit to such Form 8-K filing.

During fiscal 2020 and fiscal 2019 and the period from October 2, 2020 to December 1, 2020, neither the Company nor anyone acting on its behalf consulted with Deloitte, regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee has appointed Deloitte as the independent registered public accounting firm for the fiscal year ending October 1, 2021. The Audit Committee believes that the appointment of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. In addition to Deloitte’s independence, the Audit Committee considered:

• Deloitte’s capabilities, qualifications and expertise;	• Deloitte’s compliance with regulations; and
• The effectiveness and efficiency of Deloitte’s audit services;	• technological capabilities, relative benefits of tenure versus fresh perspective and fees.

Representatives of KPMG and Deloitte are expected to be present at the Annual Meeting in order to respond to appropriate questions and to make any other statement if they desire to do so.

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FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below is information relating to the aggregate fees billed by KPMG for professional services rendered for each of the last two fiscal years as well as a description of each fee category.

	Fiscal 2019	Fiscal 2020
Audit Fees	$6,571,162	$7,233,883
Audit-related Fees	$252,941	$338,387
Tax Fees	$522,493	$291,400
All Other Fees	$75,000	$38,500
TOTAL	$7,421,596	$7,902,170

Audit fees include the audit of annual financial statements, the review of quarterly financial statements, the performance of statutory audits, procedures and comfort letters related to registration statements.

Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. Audit-related fees include: retirement plan audits, accounting consultations for proposed transactions and certain reports.

Tax fees include domestic and international tax consulting.

All other fees include participation in Executive education workshops.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining KPMG’s independence and concluded that it was.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee annually reviews and pre-approves the services that may be provided by the Company’s independent registered public accounting firm without obtaining further specific pre-approval from the Audit Committee. The Audit Committee has also adopted a Pre-Approval Policy that contains a list of pre-approved services, which the Audit Committee may revise from time to time, based on subsequent determinations. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, or in his absence or unavailability, to another specified member of the Audit Committee. The chairman of the Audit Committee or such specified member will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee or the chairman of the Audit Committee.

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REPORT OF AUDIT COMMITTEE

The Audit Committee represents and assists the Board and is composed solely of directors who satisfy the independence and financial literacy requirements, and the heightened independence criteria applicable to audit committee members, of the NYSE Rules and applicable securities laws. In addition, the Board has determined that each of Daniel J. Heinrich, Irene M. Esteves and Arthur B. Winkleblack is an audit committee financial expert as defined under the rules of the SEC.

The Audit Committee operates under a written charter approved and adopted by the Board, which sets forth its duties and responsibilities. This charter can be found on the Company’s website at www.aramark.com under the Investor Relations section. This charter is reviewed annually and updated as appropriate to reflect the Audit Committee’s evolving role, changes in regulatory requirements and oversight practices, and investor feedback.

The Audit Committee’s purpose is to assist the Board in its oversight of:

•	The performance of the Company’s internal audit function;

•	The qualifications, independence, and performance of the independent auditors;

•	The Company’s management of enterprise risk and compliance with legal and regulatory requirements; and

•	The accounting, reporting, and financial practices of the Company, including the quality and integrity of the Company’s financial statements.

The Audit Committee met six times in fiscal 2020 and fulfilled each of its duties and responsibilities as outlined in its charter. The Audit Committee regularly conferred with KPMG, the Company’s internal auditors, and senior management in separate executive sessions to discuss any matters that the Audit Committee, KPMG, the Company’s internal auditors, or senior management believed should be discussed privately with the Audit Committee. The Audit Committee has direct access to KPMG and the Company’s internal auditors, which each report directly to the Audit Committee.

2020 Audited Financial Statements and Internal Controls

The Company’s management has primary responsibility for establishing and maintaining effective internal control over financial reporting and preparing the Company’s financial statements and disclosures. KPMG, the Company’s independent registered public accounting firm for fiscal 2020, was responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles in the United States and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee oversaw the performance of these responsibilities by KPMG and management, including the processes by which these responsibilities are fulfilled.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements as of and for the fiscal year ended October 2, 2020. The Audit Committee also discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.” Finally, the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 2, 2020 filed with the SEC.

Members of the Audit Committee:

Daniel J. Heinrich, Chairman

Calvin Darden

Irene M. Esteves

Karen M. King

Arthur B. Winkleblack

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Compensation Matters

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis to approve the compensation paid to our Named Executive Officers, as disclosed in this proxy statement.

Voting Recommendation

The Board recommends that you vote “FOR” this proposal, because it believes that the Company’s compensation policies and practices effectively achieve the Company’s primary goals of attracting and retaining key executives, rewarding achievement of the Company’s short-term and long-term business goals, and aligning our executives’ interests with those of our shareholders to create long-term sustainable value.

This proposal calls for the approval of the following resolution:

“RESOLVED, the shareholders of the Company hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 29. This advisory proposal, commonly referred to as a “say on pay” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it and the Compensation Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

The shares represented by your properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, on a non-binding basis, the compensation paid to our named executive officers, unless you specify otherwise.

This year, in a separate proposal, we are asking our shareholders to vote on a non-binding, advisory basis whether future “say on pay” votes should occur every one, two, or three years. The Board will review and consider the voting results of that proposal when determining its policy on the frequency of future “say on pay” votes.

The Board recommends that you vote "FOR" approval of executive compensation

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EXECUTIVE COMPENSATION

Aramark is committed to maintaining a transparent executive compensation program especially during turbulent times.

The following message from the Chair of the Compensation and Human Resources Committee highlights key aspects of our executive compensation program. A detailed discussion follows in the Compensation Discussion and Analysis (CD&A).

Message from the Chair of the Compensation and Human Resources Committee

Dear Fellow Shareholder,

As the Chair of Aramark’s Compensation and Human Resources Committee, I wanted to share with you the Committee’s approach to executive compensation and the rationale for our decisions in this challenging and unprecedented year. We considered that our two most important responsibilities in this year were to:

•	Protect our employee’s safety and well-being

•	Ensure the financial stability of the business

We made difficult decisions in an extraordinary year to position Aramark for growth as the world returns to normal.

We experienced unprecedented aggressive recruitment of our employees with transferable skills by businesses that were less negatively impacted by COVID-19 or had a faster or more controllable path to full business recovery.

To recognize our employees’ efforts and accomplishments, while retaining and motivating our team for the future as we recover and grow our business, we took six key compensation actions, which are unusual and which we do not expect to repeat. These actions are detailed in the CD&A:

1. Salary Reductions—We reduced salaries for all NEOs by 25% from April 6, 2020 to the end of fiscal 2020.

2. Discretionary Fiscal 2020 Annual Incentives—We exercised discretion to provide a minimum bonus of 40% of target to each of our 5,300 annual incentive eligible employees. This well-below target payout rewarded employees for their efforts and accomplishments in a very difficult year and provides an incentive to continue the intense and difficult work of growing Aramark’s business for the future.

3. Discretionary PSU Payout—We exercised discretion to provide a 29.2% payout factor for the fiscal 2018-2020 PSUs, to recognize the performance achieved during the first 30 months of the 36 month performance period for these PSUs.

4. Early Fiscal 2021 Long Term Incentive Awards—We awarded fiscal 2021 long term incentives in September of 2020, rather than waiting until the first quarter of fiscal 2021, to address a critical and immediate retention issue, without increasing overall compensation.

5. Special Award of Premium Priced Stock Options—We awarded special premium priced stock options to our key executives. These options require significant share price increases to generate substantial value and have six tranches with exercise prices ranging from $35 to $85—27% to 209% higher than our fiscal 2020 year-end share price of $27.55.

6. Mix of Vehicles for Regular Fiscal 2021 Long Term Incentives—We awarded the fiscal 2021 regular long-term incentives 50% as stock options and 50% as restricted stock units. We did this to provide reasonable long term incentive opportunities, because the significant effect of COVID-19 does not allow us to set meaningful 3-year stretch targets. We intend to return to an LTI mix for fiscal 2022 awards that is at least 50% performance stock units.

The Committee and the Board took these very unusual actions to reward our employees who demonstrated enormous flexibility and stamina in one of the most demanding and difficult years in Aramark’s history. We are proud that our team kept our people and our customers safe and sustained the business. We hope and expect that in fiscal 2021 and beyond these extraordinary efforts will translate into significant growth in our business and for our shareholders.

Sincerely,

Susan Cameron

Chair, Compensation and Human Resources Committee

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COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This Compensation Discussion and Analysis (CD&A) describes material elements of our Named Executive Officer (“NEO”) compensation and describes the objectives and principles underlying Aramark’s executive compensation programs, the compensation decisions we made under those programs, and factors we considered in making those decisions.

CD&A Contents

3. Market Benchmarking	56

2020 Peer Group (Compensation and Performance)	56

Compensation Survey Data	58

4. Compensation Governance Policies	58

Independent Compensation Consultant	58

Equity Grant Procedures	59

Risk Mitigation Policies	60

Aramark’s executive compensation program is designed to link pay with performance, while aligning management incentives with long-term shareholder interests. We believe it reflects appropriate governance practices and shareholder feedback, aligns with the needs of our business, and maintains a strong link between executive pay and successful execution of our strategy and long-term value creation.

Our 2020 Named Executive Officers

John Zillmer(1) CEO	Thomas Ondrof(2) EVP, CFO	Lynn McKee(3) EVP, HR	Marc Bruno COO, US Food & Facilities	Lauren Harrington(3) SVP, General Counsel

Stephen Bramlage(3), our former CFO, was also an NEO during 2020. Mr. Bramlage served as CFO through January 6, 2020, and then served as an Executive Advisor to the Company until April 3, 2020.

Stephen Sadove(3), our Board Chairman and former Office of the Chairman member, served, along with other members of the Office of the Chairman, as the Company’s Principal Executive Officer (PEO) during a six-week period ending October 6, 2019, when Mr. Zillmer was named CEO. At that time, Mr. Sadove relinquished his PEO duties and the Office of the Chairman was dissolved, but Mr. Sadove remained Board Chairman. See Director Compensation for details related to Mr. Sadove’s pay for his Board Chairman duties.

(1)	John Zillmer became CEO on October 6, 2019.

(2)	Thomas Ondrof became CFO on January 7, 2020.

(3)

From August 25, 2019, the date our prior CEO stepped down and the date Stephen Sadove was appointed Board Chairman, through October 6, 2019, Stephen Sadove, Stephen Bramlage, Lynn McKee, and Lauren Harrington served as members of the Office of the Chairman. Following Mr. Zillmer’s appointment as CEO on October 6, 2019, the Office of the Chairman was dissolved, at which time Mr. Sadove remained Board Chairman, and Mr. Zillmer was appointed as a director. Members of the Office of the Chairman received no additional compensation for service in such role.

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CD&A EXECUTIVE SUMMARY

COVID-19 adversely affected global economies, financial markets and the overall business environment for Aramark. We recognize that COVID-19 has had significant impacts on most American businesses—while many businesses experienced downturns, some essential businesses experienced unanticipated demand translating to growth. Aramark and other businesses in the hospitality, airline, and related sectors experienced a more profound negative business impact, with major uncontrollable and unfavorable external influences.

Some significant aspects of our operations depend on the reopening of sports stadiums, students returning to in-person school, college and university attendance, and businesses resuming operations at their corporate offices. These factors are altogether outside the Company’s control. The timing of the Company’s return to fully normal business operations depends on, among other things, widespread vaccinations and permitted reopening of the key businesses we serve.

We have significant operations around the world, including in China, which meant that COVID-19 started to have a negative impact on our operations towards the end of January 2020. Aramark responded quickly and proactively to the pandemic, taking steps to manage costs by temporarily reducing salaries for executives and compensation for the board of directors, reducing headcount and furloughing employees, shutting down or limiting operations and reducing capital expenditures and other expenses. Aramark pivoted to find new opportunities and took courageous action to mitigate the impact of COVID-19 on our business.

These actions, particularly those that impacted our employees directly, were very difficult decisions for the Company. However, management and the Board of Directors swiftly took action to keep employees and customers safe and to protect the business and appropriately manage COVID-19’s negative impact on our shareholders. The impact of COVID-19 drove a decrease in our revenue by an estimated 50% at the trough in April, making both our stretch revenue and adjusted operating income goals under our executive compensation incentive programs unattainable. Throughout this CD&A, we provide shareholders insight into the deliberative process and the underlying compensation philosophies and objectives that guided our decision-making during this challenging year.

The Compensation and Human Resources Committee (“Committee”) is committed to ensuring that Aramark’s executive compensation program promotes the alignment of executive and shareholder interests and focuses on Aramark’s key performance objectives. We have designed our programs to attract and retain outstanding leaders, to motivate and reward them for achieving performance goals, and to support the creation of long-term shareholder value. The Committee believes its decisions reward Aramark executives appropriately for their performance and encourage them to focus on long-term value creation. Additionally, Aramark’s Board regularly seeks input from shareholders on a variety of issues, including corporate governance and executive compensation. For fiscal 2020, the Committee implemented several enhancements based on shareholder feedback, which we discuss in this CD&A.

Fiscal 2020 Executive Transitions

New CEO Appointment (October 2019)	New CFO Appointment (January 2020)

On October 6, 2019, Mr. Zillmer was appointed CEO and a member of the Board. A respected business leader, Mr. Zillmer previously spent 23 years at Aramark. Following his prior Aramark tenure, Mr. Zillmer served as Chairman and CEO of Allied Waste Industries from 2005 until its merger with Republic Services in December 2008. Mr. Zillmer then led Univar, a global chemical and ingredients distributor, as its CEO and Executive Chairman from 2009 to 2012.	Effective January 7, 2020, Mr. Ondrof was appointed as EVP, CFO. Mr. Ondrof most recently served as the Strategic Growth Leader and CFO of Performance Food Group. Prior to joining Performance Food Group in 2016, Mr. Ondrof served at Compass Group North America for 24 years in roles of increasing responsibility, most recently as Chief Development Officer, and prior to that as Chief Strategy Officer as well as CFO. Prior to Compass Group, Mr. Ondrof spent two years at ITT Rayonier, and started his career as an auditor with PricewaterhouseCoopers.

Addressing Shareholder Feedback – Fiscal 2020 Executive Compensation Practices

As part of the fiscal 2020 executive transitions, and in response to shareholder feedback, in early fiscal 2020, the Committee developed overall target pay packages for our new CEO and CFO to align with those of Aramark’s comparably sized peers, in addition to other process and policy changes.

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Key highlights of our 2020 executive compensation program design in early fiscal 2020:

✓	Adopted New Compensation Peer Group for Fiscal 2020.	The Committee worked with its independent consultant to develop a new peer group for fiscal 2020 consisting of 19 comparably sized peers – see Market Benchmarking for more details.

✓	New CEO Target Pay Package.	Set new CEO’s target pay opportunity to align with comparably sized peers and 24% lower than the prior CEO’s. Reduced or eliminated certain CEO perquisites of approximately $300,000 annually.

✓	New CFO Target Pay Package.	Set new CFO’s target pay opportunity to align with comparably sized peers and 21% lower than the prior CFO’s.

✓	Tax Gross-up Elimination.	Eliminated tax gross up provision in the EVP, HR’s legacy employment agreement.

✓	Relative Total Shareholder Return (TSR) Performance Modifier.	Performance share units (PSUs) granted for the fiscal 2020—2022 performance period are subject to vesting based on operational metrics with final payouts modified negatively or positively based on Aramark’s TSR relative to a performance peer group. This modifier is designed to result in final payouts aligned to the experience of shareholders.

2020 Shareholder Advisory Vote on Aramark’s Executive Compensation Program

The Committee considers shareholder feedback and results of the annual advisory vote on executive pay (“Say on Pay”) in determining the structure of the executive pay program, and whether changes should be considered. We routinely engage shareholders to better understand their views on governance and pay practices. The feedback we received from shareholders enabled the Board to better understand shareholder perspectives, which resulted in meaningful changes to our programs over the past several years. In our “Say-on-Pay” proposal last year, over 93% of the shares voted were in favor of “Say-on-Pay” a significant increase from the prior year.

COVID-19 PANDEMIC – IMPACT ON BUSINESS AND EXECUTIVE COMPENSATION

Impact on Aramark’s Business

Through nearly the first two quarters of fiscal 2020, the Company was performing consistently or outperforming (depending on metric) comparable quarters of fiscal 2019 and generally on pace to meet or potentially exceed annual performance expectations. Prior to the end of the Company’s second quarter, however, the Company’s business was meaningfully impacted by the global COVID-19 pandemic, which continued beyond the end of our 2020 fiscal year. The pandemic has created a challenging environment that resulted in decreased revenues of an estimated 50% at the trough in April due to disrupted operations across geographies and businesses.

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Aramark’s Response to Pandemic

Below we summarize key actions we undertook to protect our employees, shareholders, business, and customers. Management quickly flexed Aramark’s business model and purposefully managed liquidity. We successfully managed the Company through the tumultuous early months of the pandemic with proactive actions that included the initial draw down of our $1 billion revolving credit facility in March 2020 as well as issuing $1.5 billion of senior notes in April 2020 to further bolster the Company’s liquidity. These actions as well as those taken through the remainder of fiscal 2020 allowed Aramark to adapt to changing market conditions, while preserving our ability to maximize future performance.

What we did for our Employees?

We implemented the following measures to help our employees:

• Provided up to 21 additional days of sick time at no cost for U.S. employees in locations with a confirmed COVID-19 case or who were quarantined due to COVID-19 related symptoms/exposure.

• Extended company-paid medical benefits for employees enrolled in Aramark benefit plans who are dealing with reduced hours or site closures due to the COVID-19 outbreak.

• Connected U.S. hourly employees whose jobs had been affected or hours reduced with temporary work opportunities.

• Provided all Aramark employees access to Telehealth, a 24/7 resource for people who feel sick and need immediate access to advice and care from a licensed medical professional.

• Reinforced availability of our existing Employee Assistant Program (EAP) that is available to all employees and their families at no cost. The EAP provides helpful tools for managing anxiety and fears for employees and their children.

What we did for our Shareholders?

• We engaged shareholders in direct conversations regarding our pandemic actions.

• Our Board was regularly informed about all major aspects of our business and remains actively engaged with management. Our Board and the Committee met and continue to meet more frequently (relative to prior years) to understand the unique challenges we are encountering.

• Our top executive team (~150 global executives) and the Board accepted temporary salary and annual cash retainer reductions ranging from 15%—25% through the end of the fiscal year, to preserve liquidity and in recognition of decreased wage earnings across many of our business units.

• We maintained our quarterly dividend of $0.11 per share.

• Invested in and reallocated growth-oriented resources to continue creating a fit-for-purpose business.

What we did for our Business?

Recognizing that maintaining ample liquidity is key to withstanding the pandemic and emerging in a position of strength, we prudently managed cash, including:

• Drew down our $1 billion revolver in March, a portion of which has since been repaid to reduce interest expense, and issued $1.5 billion of senior notes in April to increase cash availability

• Initiated cost-reduction strategies at the end of the second fiscal quarter

• Quickly flexed our variable cost structure to the changing market conditions

• Remained disciplined in capital allocation priorities, including deferring capital expenditures, as appropriate

• Amended our credit facility to suspend secured debt ratio covenant requirements for four quarters beginning the quarter ended October 2, 2020

• Launched EverSafeTM proprietary platform that supports safe reopening and ongoing management of client locations

• Converted certain uniform manufacturing plants to produce millions of medical masks, scrubs and isolation gowns for hospitals and other critical facilities

• Renegotiated client contracts to meet evolving business needs

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Pandemic-Related Compensation Decisions

Aramark’s global portfolio was meaningfully impacted by COVID-19 beginning at the end of the second quarter of fiscal 2020. While performance has improved since the trough in April, the Company continued to experience business interruption from government-imposed restrictions and changing market dynamics. These factors are outside the Company’s control and the precise timing of the Company’s return to fully normal business operations is unclear. The pandemic’s effect on our business has raised compensation issues unlike any in the Company’s history. Incentives granted prior to the pandemic have been impacted beyond what could have been contemplated and addressed through the initial design. Throughout the pandemic, the Committee and Board have regularly discussed how best to balance and fairly recognize management’s substantial achievements in navigating the pandemic, while accounting for the adverse impact on shareholders and employees. To guide its decision making, the Committee relied on our executive compensation principles.

Aramark’s Existing Executive Compensation Principles

Pay for Performance	Shareholder Alignment	Attract and Retain Key Talent

The vast majority of pay for executives is at-risk and performance-based with metrics that are aligned to the Company’s strategy and that drive long-term shareholder value creation.

Programs align executives’ interests with those of our shareholders. The majority of executive pay is provided through equity and tied to stock price. We also maintain stock ownership guidelines for all executives reinforced with conditional holding requirements for executives who have not met their guideline.

We provide competitive pay and benefits to attract and retain talented, high-performing executives with specific skill sets and relevant experience to drive the business, create shareholder value, and develop future leaders.

Given the pandemic’s dramatic impact on Aramark’s businesses, the Committee believed it was important to recognize pre-pandemic performance and management through COVID-19, while incentivizing future growth. The Committee determined in certain cases to award amounts despite the ability to achieve the performance conditions established prior to the pandemic and to revise performance periods and criteria to mitigate the unanticipated effect of the pandemic on evaluation of performance, recognizing that (i) the Company was on pace to achieve a payout under both short-term and long-term incentives in fiscal 2020 prior to the pandemic’s onset, and (ii) maintaining a rigid focus on payout calculations based on pre-pandemic goals would prevent the Company from appropriately rewarding the adaptability and successful execution of evolving business priorities. In making its decisions, the Committee holistically reviewed our executive pay programs based on actual amounts received after considering salary reductions, lost bonus opportunity, and stock price declines.

Pandemic-Related Compensation Decisions

1. Base Salary Reductions

• NEO base salaries were reduced 25% effective April 6, 2020, through the end of the 2020 fiscal year (October 2, 2020).

• The Committee declared there will be no NEO salary increases during fiscal 2021.

2. Significantly Below-Target Annual Incentives for Fiscal 2020 Performance

• Due to the extreme variability of the pandemic’s impact across Aramark businesses and to recognize the efforts that allowed the Company to manage its business successfully through fiscal 2020, the Committee approved annual incentive payouts beyond what was earned under the Management Incentive Bonus Plan (the “Plan”).

• Each of the Plan’s global 5,300 bonus-eligible employees were awarded an additional annual incentive amount to the extent that their regular incentive payout determined under the Plan (described herein for the NEOs) did not equal at least 40% of the employee’s target opportunity. Company-wide, aggregate payouts under the Plan totaled 53% of the aggregate target.

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Pandemic-Related Compensation Decisions

• The Company maintains transparent and well-defined compensation arrangements for all employees, including the NEOs. This exercise of discretion to provide additional annual incentive is to recognize incredible efforts in an extraordinary year in which regular compensation arrangements would have otherwise resulted in payouts that the Committee believes did not properly reflect the contributions by all employees, including the NEOs, to achieve Company-wide results and keep the business running in an unprecedented pandemic.

3. Significantly Below-Target PSU Payout for Fiscal 2018–2020 Performance Period

• The Board determined the payout level for the PSUs granted in fiscal 2018 (covering the fiscal 2018 – 2020 performance period) by adjusting the performance calculation to moderate the pandemic impact by measuring performance for the first approximately 30 months of the 36-month performance period, removing both the Company financial results and the portion of the financial performance targets attributable to the period when our business was hardest hit by the pandemic, generally March 2020 through September 2020.

• Following this approach, the Board determined the payout to be 29.2% (of target) for the PSUs awarded in fiscal 2018.

• The Committee believes this significantly below-target payout provides a modest reward for extraordinary performance during the pandemic, aligned with impact on the business and shareholders.

4. Early Fiscal 2021 Annual Equity Award to Combat Retention Concerns

• The Committee made the fiscal 2021 equity grant in September 2020, rather than November 2020, to provide critical equity retention value at a time when we were experiencing aggressive recruitment of our key talent by businesses that were either less impacted by the pandemic or which had a more controllable path to recovery.

• The decision to grant the fiscal 2021 equity awards early was made because, particularly for newer executives, the effect of the pandemic materially reduced the value of long-term incentives and their retentive value.

• The Company does not currently intend to grant annual equity awards to the NEOs in fiscal 2021, as the awards made in September 2020 were for fiscal 2021.

• The fiscal 2021 equity grant was 50% RSUs and 50% stock options.

• We made the decision to remove PSUs from the fiscal 2021 awards because our financial performance is so significantly impacted by factors fully outside management’s control and the timeframe to recovery is so uncertain, that we could not reasonably set stretch targets.

• Any targets we set would not likely have resulted in fair compensation, but either a significant windfall driven by earlier recovery of the broader economy, or under compensation—most likely due to external factors such as vaccine effectiveness and implementation.

• The Committee viewed the significant performance orientation of the special award of premium stock options as a reasonable offset for the reduction in performance-based equity in the fiscal 2021 LTI mix.

5. Premium Priced Stock Option Grant to Drive Recovery and Future Growth

Due to the uncertain pace of a full business recovery together with the extraordinary management efforts that will be required to position Aramark to recover and grow, we awarded special premium priced stock options to our key executives. Throughout this CD&A, these stock options with premium exercise prices are referred to as “premium priced” stock options.

• These options have 6 tranches, which vest 33% after three years, 33% after four years, and 33% after five years. The initial tranche has an exercise price of $35, and other five tranches have exercise prices that increase by $10 increments, ranging from $45 to $85. The first tranche’s exercise price of $35 was 27% higher than our Fiscal 2020 year-end share price of $27.55, and the highest tranche’s $85 exercise price was 209% above that share price.

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Pandemic-Related Compensation Decisions

• The premium exercise price structure means that, not only do we need to achieve a share price of more than $85 dollars for all options to deliver value to the executive, but each option only has real value to the extent the price of our common stock exceeds the exercise price. This structure imposes very rigorous performance criteria on the ultimate value of these options – requiring far more appreciation in our common stock price than regular stock options, typically granted with an exercise price equal to the price of common stock on the date of grant, to generate value as illustrated below, strongly aligning executive compensation outcomes with shareholder experience.

• At lower share prices, the premium priced options have little or no value. It is not until the share price increases very substantially that premium priced options have significant value. This is illustrated in the following graph.

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Pandemic-Related Compensation Decisions

• The gray highlighted area in the table below reflects the share price of $58.12 at which in-the-money value of the premium priced options equals the grant date value. A share price of $58.12 reflects a 111% premium to the October 2, 2020 closing share price of $27.55. Even at this share price, three tranches of the premium priced options are still “out-of-the-money”.

								In-the-Money Value of $1,000
Aramark Share Price	Premium to Shareholder (Before Dividends)[1]	$35 Tranche	$45 Tranche	$55 Tranche	$65 Tranche	$75 Tranche	$85 Tranche	Six-Tranche Premium Priced Option Grant	Regular Option Grant
$105	281%	$1,545	$1,721	$1,820	$1,812	$1,661	$1,339	$9,897	$8,579
$95	245%	$1,325	$1,434	$1,456	$1,359	$1,107	$669	$7,350	$7,461
$85	209%	$1,104	$1,147	$1,092	$906	$554	$0	$4,802	$6,342
$75	172%	$883	$861	$728	$453	$0	$0	$2,924	$5,224
$65	136%	$662	$574	$364	$0	$0	$0	$1,600	$4,105
$58.12	111%	$510	$376	$113	$0	$0	$0	$1,000	$3,335
$55	100%	$442	$287	$0	$0	$0	$0	$728	$2,987
$45	63%	$221	$0	$0	$0	$0	$0	$221	$1,868
$35	27%	$0	$0	$0	$0	$0	$0	$0	$749
[1] Reflects the premium of Aramark share price to the October 2, 2020 closing share price of $27.55.

6. Mix of Vehicles for Regular Fiscal 2021 Long Term Incentives

• Fiscal 2021 regular long-term incentives reflect a mix of 50% stock options and 50% restricted stock units.

• The Committee chose this approach because the significant effect of COVID-19 makes it difficult for the Committee to set meaningful three-year stretch targets. Although the stock options vest based on the passage of time, they only provide value to the degree Aramark share price grows from the time of grant.

• We intend to return to an LTI mix for fiscal 2022 awards that is at least 50% performance stock units.

Realizable Fiscal 2020 NEO Pay Impact vs. Total Shareholder Return (TSR)

The pandemic’s impact on NEOs’ projected realizable 2020 pay (-45% to -50%) is strongly aligned with one-year TSR (-35%).

[1]	Target Pay: Annualized base salary plus target annual incentive plus fiscal 2020 target LTI grant fair value – see Fiscal 2020 Long-Term Incentive Awards.

[2]

2020 Realizable Pay: Earned salary reflects 25% reduction for approximately second-half of fiscal 2020; 40% (of target) annual incentive payout; threshold level (estimated) fiscal 2020 PSUs (granted November 2019) valued at $27.55 per unit, (the closing price of our common stock on the last day of fiscal 2020); fiscal 2020 options (granted November 2019) valued at 60% of grant date value based on an approximate updated Black-Scholes value using a $27.55 market price and $42.24—$43.57 strike prices; and fiscal 2020 RSUs (granted November 2019) valued at $27.55. Realizable Pay does not include fiscal 2021 equity grant (made in September 2020 intended to represent the annual grant for fiscal 2021) or the special premium priced options that have an average strike price of $60 and do not fully vest until 2025.

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2020 Performance Results

While navigating the unusual challenges of the current environment, management remained focused on delivering results to position Aramark for accelerated long-term growth and enhanced efficiency post pandemic. Below are some fiscal 2020 performance highlights.

Key Business Highlights

Transformative Actions – Executed on business transformation while navigating challenges presented by COVID-19

✓	Invested in growth-oriented resources throughout the year; shifted certain production lines to manufacture PPE

✓	Initiated disciplined cost-reduction actions and reallocated resources to continue creating a fit-for-purpose business

✓	Generated positive cash flow since bond issuance in April

Innovative Client Solutions – Implemented client solutions focused on safety and hygiene

✓	Developed and facilitated adoption of EverSafeTM platform that helps clients meet superior hygienic and safety standards

✓	Launched additional in-demand offerings including delivery and contact-free solutions

✓	Supported local communities in providing essential meals and health supplies

Disciplined Capital Structure – Maintained focus on efficiency and cost-reduction initiatives

✓	After seasonal use of cash in fiscal first quarter, the subsequent three quarters collectively generated positive free cash flow

✓	At year-end, the Company had ~$2.6 billion in cash availability

✓	Subsequent to year-end, the Company repaid $680 million on its revolving credit facility

Key Fiscal 2020 Financial Highlights

We note the following key financial highlights as context in reviewing Aramark’s fiscal 2020 executive pay decisions.

Revenue	Adjusted Operating Income	Free Cash Flow—Q4
$12.8B 21% year-over-year decrease. Underlying growth in first half of year prior to impact of COVID-19	$294M Similarly affected by COVID-19. Reflects cost-reduction strategies, salary adjustments and reductions to general corporate expenses	$146M Effective cash management and seasonal cash inflows more than offset net loss from the impact of COVID-19 in Fiscal 2020 Q4

Note: Reconciliation of the above measures to measures calculated in accordance with generally accepted accounting principles (“GAAP”) are provided in Annex A.

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GENERAL EXECUTIVE COMPENSATION PROGRAM AND PRACTICES OVERVIEW

Our executive compensation program adheres to high standards of compensation governance.

What We Do	What We Don’t Do

✓ Risk Mitigation – Varied metrics and measurement periods in incentives mitigate risk that executives will be motivated to pursue results with respect to any one metric.

✓ Compensation Recoupment Policy – Robust “clawback” policy for reimbursement of pay in certain circumstances.

✓ Stock Ownership Guidelines – All NEOs and directors are subject to stock ownership guidelines with conditional holding requirements.

✓ Double-Trigger Change-in-Control Provisions – Both a change-in-control and termination are required for equity vesting acceleration benefits to apply.

✓ Annual Say-on-Pay Vote – We seek annual shareholder feedback on our executive pay program and directly engage with our shareholders on executive pay matters.

✓ Annual Evaluation – We annually review our executive pay program to ensure it continues to be aligned with market.

✓ Independent Advisor – Independent consultant provides advice on executive pay matters directly to the Committee.

×   No Guaranteed Bonuses – Our annual bonus plans are performance-based and do not include any minimum payment levels or guarantees.

×   No Executive Pensions or Supplemental Executive Retirement Plans (SERP).

×   No Hedging and Restriction on Pledging – We prohibit directors and employees from engaging in hedging and prohibit directors and NEOs from pledging Aramark shares without specific pre-approval.[1]

×   No Dividends on Unvested Equity Awards – We do not pay dividends or dividend equivalents on equity awards prior to vesting.

×   No Repricing or Exchange of Underwater Stock Options

×   No Tax Gross-Ups – We do not provide tax gross-ups on benefits or perquisites in any employment agreements.

×   No Recycling of Shares withheld for taxes.

1.	The prohibition on hedging and requirements with respect to pledging do not apply to transactions by Mantle Ridge.

Fiscal 2020 Target Executive Pay Mix1

The Committee designed our executive compensation program so a significant percentage of pay is variable, at risk, and performance-based. A significant portion is delivered in the form of equity, which promotes alignment with shareholder interests and creates incentive for long-term value creation. The target pay mix applicable to our NEOs demonstrates strong alignment with long-term shareholder value creation. CEO compensation is closely linked to financial, strategic and operational performance. The CEO’s target total compensation is 90% performance-based (based on target grant fair value of equity awards), while other NEOs, on average, have overall target pay that is 78% performance-based (based on target grant fair value of equity awards). PSUs comprise 50% of our regular long-term incentive mix.

Fiscal 2020 CEO Target Annual Compensation

Salary 10%	+	Annual Incentive 17%	+	PSUs 36%	+	Options 22%	+	RSUs 15%

73% Exposed to Aramark’s Share Price
90% Performance-Based

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Fiscal 2020 Average Other NEO Target Annual Compensation

Salary 22%	+	Annual Incentive 21%	+	PSUs 28%	+	Options 17%	+	RSUs 12%

57% Exposed to Aramark’s Share Price
78% Performance-Based

1

Excludes fiscal 2021 equity grant (provided in September 2020 and intended to represent the annual award for fiscal 2021) and the special, one-time premium priced option award granted in September 2020 as described earlier in this Executive Summary and in more detail later in this CD&A.

2020 Actual Performance Pay Outcomes Reflect Our Pay-for-Performance Philosophy

Fiscal 2020 compensation decisions and pay outcomes reflect shareholder feedback as well as our pay-for-performance philosophy tempered by the Committee’s consideration of the impact of the COVID-19 pandemic and management’s significant efforts to manage through the unprecedented disruption to our business.

Fiscal 2020 Annual Incentives: Based on fiscal 2020 performance and the pandemic’s impact, annual incentive payouts were, on average, significantly below target. Our 2020 annual incentive payout was 40% (of target) for the NEOs, based on the financial and individual performance outcomes detailed below (resulting in 10% of target payout) and an additional amount awarded by the Committee (resulting in an additional 30% of target payout) to recognize extraordinary contributions in addressing the pandemic and positioning the Company for a strong recovery and future growth – see Pandemic-Related Compensation Decisions for more details.

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Long-Term Incentives (2018 – 2020 Performance Period): As discussed above, the Board determined the payout for the fiscal 2018 PSUs by adjusting the performance calculation outcome to moderate the pandemic’s impact by measuring performance for the first approximately 30 months of the 36-month period, removing both the performance results and the portion of the performance targets attributable to the period when our business was most significantly impacted by the effects of the pandemic (generally March through September 2020) not contemplated at the time of the award’s grant.

[1]

For purposes of calculating three-year Adjusted EPS performance achievement under the PSU awards for each of the three fiscal years during the performance period, Adjusted EPS previously disclosed annually was further adjusted to better align payouts with items not within management control. For example, the Committee made adjustments to reflect the effect of currency translation over the three years, the number of outstanding shares set forth in the award agreements, the change in our definition of Adjusted EPS in FY 2019 from the FY 2018 definition, the impact of certain natural disasters on our results, the impact of our sales growth initiatives undertaken in FY 2020, the impact on the Company’s tax rate as a result of the Tax Cuts and Jobs Act passed in December 2017 and to remove both the results and the portion of the financial performance targets attributable to the period when our business was hardest hit by the COVID-19 pandemic.

Compensation Decision Impacts on Summary Compensation Table Disclosure: As a result of our decisions to award fiscal 2021 long term incentives early and to award premium priced options (described above), our summary compensation table disclosure this year and next year is anomalous. For the fiscal 2020 Summary Compensation Table, we are required to include:

•	The normal fiscal 2020 long term incentive awards

•	The fiscal 2021 awards, which were made in fiscal 2020 (NEOs are currently not expected to receive annual equity awards in fiscal 2021)

•	The full value of the special premium priced options (which vest 1/3 on each of the 3rd, 4th, and 5th anniversaries of grant).

Conversely, our Summary Compensation Table for fiscal 2021 is expected to show a zero dollar value for long term incentives, as illustrated below. We also illustrate what normalized 2020 compensation would have been for the CEO if the fiscal 2021 LTI grant was not awarded early (the intended value delivered to the CEO in fiscal 2020) and the special premium priced stock options were amortized over 5 years.

Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
2020 (As Reported)	1,118,750	682,500	11,400,063	13,600,026	227,500	—	65,189	27,094,029
2021 (Anticipated)[1]	1,300,000	—	—	—	2,275,000	—	65,189	3,640,189
2020 (Normalized)[2]	1,118,750	682,500	6,650,000	4,050,000	227,500	—	65,189	12,793,939

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[1]	Anticipated value assumes current base salary, current target annual incentive, same All Other Compensation as 2020 reported, but no equity awards granted.
[2]

Normalized value reflects the intended equity value in fiscal 2020, being the sum of the fiscal 2020 award of 50% PSUs, 30% stock options and 20% RSUs and one-fifth of the special option award of $6,000,000 (amortized over the intended vesting period of the award). The normalized equity values do not include the fiscal 2021 regular award of 50% RSUs and 50% stock options that was granted at the end of fiscal 2020.

END OF CD&A EXECUTIVE SUMMARY

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Detailed Compensation Program Discussion

Aramark’s Executive Compensation Principles

Our executive pay program directly supports one of the anchors of the Company’s strategy – attracting and retaining the best talent – which in turn supports two of the other anchors of the Company’s strategy: accelerating growth and activating productivity. The executive pay program has three key principles:

1.

Pay for Performance: Provide the vast majority of executive pay as at-risk, performance-based pay with performance metrics that are aligned to the Company’s strategy and that drive long-term value creation; and

2.

Shareholder Alignment: Align executives’ interests with those of our shareholders by providing a significant portion of executive pay through equity, tying significant portions of pay to performance, and subjecting equity compensation to multi-year performance conditions, vesting periods, and ownership guidelines with conditional holding requirements; and

3.	Attract and Retain High Performing Talent: Attract and retain key executives with the capability to lead the business forward.

Shareholder Outreach Update

Our annual say-on-pay vote is an opportunity to receive shareholder feedback regarding our executive pay program. We actively seek shareholders’ feedback to better understand what motivated their votes and what actions we could take to address their concerns about our executive pay program. Our Committee considered these vote results and the corresponding feedback we received as it developed the fiscal 2020 pay package for our new CEO and CFO and evaluated pay opportunities provided to other executives. We received a significant increase in shareholder support for our NEO pay program to 93% of votes in favor of our fiscal 2019 compensation program.

Since our last Annual Shareholder Meeting, we engaged with shareholders representing more than 70% of our outstanding common stock to specifically review our governance practices, including our executive pay program, as part of the Company’s ongoing proactive investor outreach efforts. In our meetings with shareholders, we heard positive feedback related to the following changes we made with respect to our fiscal 2020 executive compensation program.

What We Heard	How We Responded	Intended Outcome and When Effective

Proxy compensation peer group included several substantially larger companies.	In early fiscal 2020, adopted a new peer group to eliminate significantly larger peers and add new size and industry appropriate peers.	Committee made decisions related to fiscal 2020 NEO pay based on a market review conducted in early fiscal 2020 based on the new compensation peer group

Overall magnitude of executive pay is high	Target pay opportunity set in early fiscal 2020 for new CEO and CFO were set more than 20% lower than the prior incumbents in those roles	Aligns fiscal 2020 total target direct pay (excluding equity award intended for fiscal 2021 and special premium priced options both granted in September 2020) with comparably sized peers

Potential disconnect of PSU payout alignment with the shareholder experience	Introduced relative total shareholder return modifier into PSU design; PSUs not granted for fiscal 2021 due to pandemic	Ensures PSU payouts based on operational achievements are tied to shareholder experience over the same time period

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CEO Fiscal 2020 Target Total Pay1 is $4 Million Lower vs. Fiscal 2019

The Committee set the new CEO’s target pay opportunity $4 million (approximately 24%) lower than the compensation of the former CEO. We believe this change directly addresses shareholder feedback relating to the overall magnitude of CEO pay.

Fiscal Year	CEO	Base Salary	Target Annual Incentive	Target Long-Term Incentive	Target Total Direct Pay

2020	John Zillmer	$1,300,000	$2,275,000	$9,500,000	$13,075,000

2019	Eric Foss	$1,700,000	$3,400,000	$12,000,000	$17,100,000

CFO Fiscal 2020 Target Total Pay1 is $1 Million Lower vs. Fiscal 2019

The Committee set the new CFO’s target pay opportunity $1 million (approximately 21%) lower than the compensation of the former CFO. We believe this change directly addresses shareholder feedback relating to overall pay magnitude.

Fiscal Year	CFO	Base Salary	Target Annual Incentive	Target Long-Term Incentive	Target Total Direct Pay

2020	Thomas Ondrof	$800,000	$800,000	$2,000,000	$3,600,000

2019	Stephen Bramlage	$777,950	$777,950	$3,000,000	$4,555,900

[1]

Does not include fiscal 2021 LTI award (granted in September 2020) since it is intended to cover fiscal 2021 not fiscal 2020. Additionally, does not include the special, premium priced option grant, which was a one-time award due to the extraordinary circumstances of the pandemic and will not fully vest until 2025 and has an average exercise price of $60 (or 100%+ above fiscal 2020 year-end stock price of $27.55).

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COMPENSATION PROGRAM DESIGN

Overview of the 2020 Compensation Components

As discussed in the CD&A Executive Summary, the principal components of Aramark’s executive compensation program are base salary, an annual cash incentive and long-term equity incentives. We also provide market competitive employee benefits, post-employment benefits, and a limited number of perquisites.

Compensation Element	Description	Link to Strategy

Base Salary	• Base salaries are determined based on scope of responsibility, experience, and performance	• To attract and compensate high-performing and experienced leaders at a competitive level based on market (internal and external)

Annual Incentives	• 90% evaluated on a formulaic basis relative to pre-established financial goals • 10% evaluated based on individual performance	• To motivate and reward executives for achieving annual corporate, business, and function goals in key areas of financial, operational, and individual performance

Long-Term Incentive Compensation (LTI)

• Performance Stock Units: 50% of overall LTI

○  40% based on 3-year revenue growth

○  30% based on 3-year adjusted operating income growth

○  30% based on 3-year return on invested capital

○  Relative total shareholder return modifier

○  For the fiscal 2021 equity grant, no PSUs were granted as described above

• Focuses executives on the achievement of specific long-term performance goals directly aligned with our strategic operating plans

• Relative TSR component modifies the payout based on three-year TSR relative to a performance peer group

	• Stock Options: 30% of annual LTI ○ 4 year ratable vesting term (except for fiscal 2021 equity grant, which vests ratably over 3 years)	• Directly aligns the interests of executives with shareholders. Stock options only have value for executives if performance results in stock price appreciation after the grant date

	• Restricted Stock Units: 20% of annual LTI ○ 4 year ratable vesting term (except for fiscal 2021 equity grant, which vests ratably over 3 years)	• Strengthens key executive retention to promote executive team consistency and successful execution of long-term strategies

Base Salary

Base salary reflects the value of the executive position and attributes the executive brings to Aramark, including tenure, experience and skill level. The Committee annually reviews base salaries of the Executive Leadership Team (ELT), including all NEOs, and adjusts them periodically as needed to maintain market positioning and consistency with evolving role responsibilities. Upon consideration of a competitive market analysis (see Market Benchmarking for more details) and input from its independent consultant, the Committee increased Ms. Harrington’s salary by 4.5% on January 1, 2020. Additionally, to reflect his promotion into this current role in November 2019, Mr. Bruno’s salary was increased by 3.1% to reflect his new, expanded role.

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Mr. Bramlage and Mses. McKee and Harrington did not receive any additional compensation during the period from August 25, 2019 until October 6, 2019 in which they served in the role of Office of the Chairman.

		Fiscal 2019		Fiscal 2020[1]		Fiscal 2021
NEO	Job Title	Salary	% Increase	Salary	% Increase	Salary	% Increase

John Zillmer	CEO	N/A	N/A	$1,300,000	N/A	$1,300,000	0%

Thomas Ondrof	EVP, CFO	N/A	N/A	$800,000	N/A	$800,000	0%

Lynn McKee	EVP, HR	$717,738	2.5%	$717,738	0%	$717,738	0%

Marc Bruno	COO, US Food & Facilities	$606,152	N/A	$625,000	3.1%	$625,000	0%

Lauren Harrington	SVP, General Counsel	$478,500	N/A	$500,000	4.5%	$500,000	0%

Stephen Bramlage	Former CFO	$777,950	10%	$777,950	0%	N/A	N/A

[1]	From April 6, 2020, through October 2, 2020, the salaries of the NEOs were reduced by 25%. Actual 2020 salary earned is provided in the Summary Compensation Table.

Annual Incentives

The annual cash incentive is designed to drive and reward performance and is based on financial objectives and individual objectives established by the Committee. Annual incentive targets as a percentage of base salary are provided in the table below. The Committee made no adjustments to the NEOs’ annual incentive targets for fiscal 2020 or 2021 beyond Mr. Bruno’s increase as detailed below.

		Fiscal 2019		Fiscal 2020*		Fiscal 2021
NEO	Job Title	Target	% Change	Target	% Change	Target	% Change

John Zillmer	CEO	N/A	N/A	175%	N/A	175%	0%

Thomas Ondrof	EVP, CFO	N/A	N/A	100%	N/A	100%	0%

Lynn McKee	EVP, HR	100%	0%	100%	0%	100%	0%

Marc Bruno [1]	COO, US Food & Facilities	85%	N/A	100%	+15%	100%	0%

Lauren Harrington	SVP, General Counsel	85%	N/A	85%	0%	85%	0%

Stephen Bramlage	Former CFO	100%	0%	100%	0%	N/A	N/A

[1]	Mr. Bruno’s target annual incentive opportunity was increased from 85% (of base salary) to 100% (of base salary) upon his November 2019 promotion into his current role.

Fiscal 2020 Annual Incentive Performance Metrics

For 2020, the Annual Incentive Plan included two financial objectives – Adjusted Operating Income and Adjusted Revenue – for a combined weighting of 90%, and individual objectives weighted 10%. The Company must attain a threshold, or minimum, performance on each measure for the participant to be entitled to receive any payout under such part of the financial portion, while payout under the individual portion is based on achievement of individual objectives as reviewed and approved by the Committee. If maximum is achieved across all metrics, maximum payout for fiscal 2020 was 195% (of target).

Annual Incentive Performance Metric Weighting

Financial Performance Metrics[1]

Adjusted Operating Income (45%)	+	Adjusted Revenue (45%)	+	Individual Performance (10%)

[1]

All NEOs except Mr. Bruno are subject to 100% Corporate-level performance. The financial portion (90%) of Mr. Bruno’s annual incentive payout is determined based 80% on the financial performance (in the same weights described above) of his sector (U.S. Food & Support Services) and 20% based on Corporate-level financial performance

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Fiscal 2020 Annual Incentive Metric Selection

Financial objectives for the annual incentive plan are chosen to drive Company performance and are closely linked to our strategy.

•

Adjusted Operating Income: The Committee selected this metric because it is an important measure of the Company’s operating profitability and a key component of the Company’s long-term expectations for the business.

•

Adjusted Revenue: The Committee selected Adjusted Revenue because it allows for an assessment of the Company’s revenue without the effect of currency fluctuations, which are beyond the control of management.

Type	Metric	Weight	Definition	Rationale

Financial	Adjusted Operating Income	45%	Operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; merger and integration related charges; tax reform related employee reinvestments; the estimated impact of the 53rd week; and other items impacting comparability.

•  Focuses management on driving profitable growth and managing expenses

• Drives tangible goal achievement and focuses on factors in executives’ control

•  Focuses management on overall profitability of the Company

• Key measure reviewed externally

	Adjusted Revenue	45%	Adjusted Revenue represents revenue growth, adjusted to eliminate the impact of currency translation, the effects of material divestitures, and the estimated impact of the 53rd week.	• Allows for an assessment of the Company’s revenue without the effect of currency fluctuations, which are beyond the control of management • Key measure reviewed externally

Non-Financial	Individual Performance Objectives	10%	Evaluation of individual performance contributions, as determined by the Committee (e.g., improve year-over-year overall employee engagement based on employee engagement survey).	• Focuses executives on critical, non-financial objectives that are important and expected to drive value creation

Fiscal 2020 Annual Goal-Setting Process

Performance targets are designed to be challenging and take into consideration prior year results, expectations going forward, and the Company’s strategic plan. The Committee establishes targets at the beginning of the fiscal year consistent with the Company’s long-term expectations for the business, which, prior to the pandemic, included:

•	Mid-to-high single-digit growth in adjusted operating income

•	Organic or adjusted revenue growth of two percent to five percent

•	For fiscal 2020, Adjusted Operating Income and Adjusted Revenue targets were set above 2019 performance outcomes

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Fiscal 2020 Annual Incentive Outcomes

Fiscal 2020 Payout Factors – Financial Metrics

Payout factors begin at 25% of target (for threshold performance) and are capped at 200% of target (for maximum performance). There are no payouts required for below threshold performance and at no point can the Committee approve a payout above 200% of target.

Performance Metrics & Payout Factors	Threshold	Target	Maximum	Result	% Earned before Weighting	Weighted % of Target Earned
Corporate-Level Results (100% Financial Weighting for all NEOs except Mr. Bruno’s 20% Financial Weighting)
AOI (45% Weight)	$990M	$1,100M	$1,210M	$294M
Payout Factor (% of Target)	25%	100%	200%		0%	0%
Adjusted Revenue (45% Weight)	$15,837M	$16,670M	$17,504M	$12,788M
Payout Factor (% of Target)	25%	100%	200%		0%	0%
Total Corporate Financial Metric Payout Result						0%

Payouts under Mr. Bruno’s annual incentive award is based on the same financial metrics noted above; however, 80% of Mr. Bruno’s annual incentive payout is determined based on the performance of the businesses he oversees and 20% is determined based on corporate-level performance as disclosed above. Based on actual fiscal 2020 performance outcomes, Mr. Bruno did not earn a payout under the financial metrics of the Plan.

Fiscal 2020 Payout Factors – Individual Performance Evaluation

Non-financial objectives have a payout range of 0% to 150%, based on the Committee’s evaluation, which consisted of the following:

Non-Financial Performance Outcomes	Result	% Earned before Weighting	Weighted % of Target Earned
The Committee determined each NEO achieved a 100% level of performance of their Non-Financial Individual Performance objectives. While not a specific goal at the beginning of the year, the Committee considered the executive team’s pandemic response in evaluating individual performance outcomes.	At Target	100%	10%

Fiscal 2020 Payout Factors – Committee Consideration

In light of the unprecedented events that the Company and employees faced during fiscal 2020 and the NEOs’ roles in managing the Company through this environment, the Committee approved additional payments to eligible employees, including NEOs.

•

All ~5,300 employees in the Plan were eligible for an additional payment to the extent their regular incentive payout determined under the targets set in the Plan did not provide a payout at least equal to 40% of the employee’s target opportunity, which the Committee believes to be an appropriate payout minimum based on the Company’s fiscal 2020 performance during unprecedented circumstances.

•

The Committee took this approach to foster the Company’s pay for performance culture and ensure that employees who achieved strong financial results, despite COVID-19, would be recognized for their accomplishments in a difficult year. The Committee also took into account that most employees were not able to achieve results due to factors outside their control. Nonetheless, these employees made extraordinary efforts, which significantly mitigated COVID-19 impacts on our business and its future.

•

At management job levels we have seen unprecedented and aggressive recruitment of our talented management employees who have transferrable skills, in particular, by businesses less materially impacted by COVID-19. Additionally, we recognize that the pandemic required our management employees to do much more with a greatly reduced workforce supporting them.

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•

The Company maintains transparent compensation arrangements for all employees, including the NEOs. Our regular compensation arrangements did not contemplate the pandemic and the effects on our business and, absent the additional award, resulted in a payout the Committee did not believe reflected the contributions of the Company’s employees, including the NEOs and the resulting benefit to our business and shareholders.

Fiscal 2020 Payouts by NEO

In light of the unprecedented events that the Company and our employees faced during fiscal 2020, the Committee determined payouts considering both financial, individual, and company-wide performance to provide what it believed to be reasonable in light of results.

		Target Annual Incentive		Earned Payout (10% of Target)		Additional Payout (30% of Target)		Final Payout (40% of Target)
NEO	Job Title	$	% of Salary	$	% of Target	$	% of Target	$	% of Target

John Zillmer	CEO	$2,275,000	175%	$227,500	10%	$682,500	30%	$910,000	40%

Thomas Ondrof [1]	EVP, CFO	$600,000	100%	$60,000	10%	$180,000	30%	$240,000	40%

Lynn McKee	EVP, HR	$717,738	100%	$71,774	10%	$215,321	30%	$287,095	40%

Marc Bruno [2]	COO, US Food & Facilities	$606,701	100%	$60,670	10%	$182,010	30%	$242,680	40%

Lauren Harrington	SVP, General Counsel	$425,000	85%	$42,500	10%	$127,500	30%	$170,000	40%

Stephen Bramlage [3]	Former CFO	$777,950	100%	$0	0%	$0	0%	$395,283	100%

[1]	Mr. Ondrof’s target annual incentive opportunity was pro rated to reflect his partial year as CFO (January through September). His full year annual target is $800,000.

[2]	Mr. Bruno’s target annual incentive opportunity was pro rated to reflect a change to his salary and incentive target upon his November 2019 promotion into his current role.

[3]	Mr. Bramlage’s annual incentive, per his Separation Agreement reflects a pro rata portion (51%) of his annualized target incentive based on his April 3, 2020, separation.

Fiscal 2021 Annual Incentive Performance Metrics

To support the Company’s strategic priorities in light of the pandemic and the uncertainty of its duration, for fiscal 2021, the Committee made adjustments to performance metrics and weightings to focus on net new revenue, operating margin, and free cash flow, which were identified as critical to the Company’s success through the pandemic. Fiscal 2021 annual incentive plan metric changes include:

•

Adjusted Operating Income Margin – Slightly decreased the weight of the Adjusted Operating Income metric from 45% to 40% and changed the measurement to margin to reinforce profitability and expense controls.

•

Net New Revenue – Slightly decreased Revenue metric weight from 45% to 40% and changed the metric to Net New Revenue which is Annualized New Business less Annualized Lost Business in order to incentivize management to focus on a metric that the Committee believes will contribute more immediately to the Company’s success.

•	Free Cash Flow (FCF) – Reintroduced FCF with a 20% weighting given the criticality of cash management during the pandemic.

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•	Individual Objective – Eliminated the 10% weighting on individual performance to focus the leadership team on achieving financial results.

	Weight				2021 Performance Targets and Payouts
Metric	2019	2020	2021	2021 Performance and Payouts	Threshold	Target	Maximum

• Adjusting Operating Income (2019 & 2020) • Adjusted Operating Income Margin (2021)	40%	45%	40%	Performance Range	40% of target	100% of target	150% of target
				Payout Range	25% of target	100% of target	200% of target
• Adjusted Revenue (2019 & 2020) • Net New Revenue (2021)	25%	45%	40%	Performance Range	50% of target	100% of target	150% of target
				Payout Range	25% of target	100% of target	200% of target
• Free Cash Flow	25%	0%	20%	Payout Range	25% of target	100% of target	200% of target
• Individual Objectives	10%	10%	0%	N/A	N/A	N/A	N/A

Additionally, the Committee broadened fiscal 2021 performance shoulders (the performance required to achieve threshold and maximum performance) to take into account the challenging goal setting environment in which the Company is operating, the uncertainty around projecting the pandemic’s scope and duration, and to avoid outsized payments.

Long Term Incentives (LTI)

Fiscal 2020 Long-Term Incentive Grant: Aligns executives’ interests with those of shareholders. Generally grants are made early in the fiscal year (generally mid-November). For fiscal 2020, LTI awards for NEOs were granted in November 2019 and comprised three vehicles:

Performance Share Units – PSUs (50%)	Options (30%)	RSUs (20%)
Performance Based Vesting	Time-Based Vesting	Time-Based Vesting

3-Year Cliff based on Achievement of Performance Targets

• Revenue Growth (40%)

• Adjusted Operating Income Growth (30%)

• Return on Invested Capital (30%)

• Relative TSR Modifier (+/- 25%)

Payout can range from 0% to 250% (of target)

	4-Year Annual	4-Year Annual

RSUs and PSUs accrue dividend equivalents until settlement, subject to the same vesting terms as the underlying RSUs and PSUs (with dividend equivalents earned on PSUs determined based upon actual performance; no dividends or equivalents are paid on RSUs that do not vest or PSUs that are not earned and distributed). Time vesting RSUs, PSUs, and stock options also vest in connection with certain termination events, as described in more detail in the “Potential Post-Employment Benefits” section.

Fiscal 2020 PSU Performance Metrics. For the fiscal 2020 – 2022 performance period, PSUs are based on three metrics: 1) Revenue Growth; 2) Adjusted Operating Income Growth; and 3) Return on Invested Capital (ROIC). Performance targets are set by the Committee at challenging levels to drive company performance and to ensure continued long-term executive focus. Long-term targets are designed to be challenging and exceed prior achievement levels, while considering future expectations and the Company’s strategic plan. Goals align with the Company’s long-term targets communicated to investors. The Revenue and Adjusted Operating Income growth targets for the fiscal 2020 – 2022 performance period were set higher than historical performance to reflect the Company’s performance outlook at the time of grant and would not have been attained based on results during the prior three-year performance period (fiscal 2018 – 2020). The ROIC target is generally aligned with historical averages and capital cost considerations. The Committee believes these three metrics closely align executive interests with long-term value creation.

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To ensure payouts based on operational metrics are aligned with the shareholder experience, the Company introduced a relative total shareholder return modifier. The modifier is designed to adjust final payouts by +/- 25% based on the Company’s TSR relative to a broad performance peer group consisting of 51 companies (see Market Benchmarking for details) over the three-year period.

Metric	Weight	Definition	Rationale	Performance Goals
				Threshold	Target	Maximum
3-Year Revenue Growth	40%	Revenue growth which may be adjusted to consider the impact of currency translation and M&A.	Transparent metric that aligns with our goal of long-term growth	2.0%	4.0%	5.0%
3-Year Adjusted Operating Income Growth	30%	Operating income growth adjusted to consider: (a) change in amortization of acquisition-related tangible assets; (b) impact of change in fair value related to gasoline and diesel agreements; (c) severance and other charges; (d) effect of M&A; (e) integration related charges; (f) currency changes; and (g) other items impacting comparability.	Focuses management on driving profitable growth and managing expenses. Drives tangible goal achievement and focuses on factors in executives’ control	1.4%	5.0%	6.7%
3-Year Return on Invested Capital (ROIC)	30%	Adjusted Operating Income divided by Average Invested Capital	Measures the return we are driving for our shareholders and incentivizes efficient capital use.	10.2%	10.7%	11.2%
Relative Total Shareholder Return	Modifier (+/-25%)	Stock price appreciation plus the compounding effect of reinvested dividends.	Aligns PSU payouts to the investor experience.	25th %ile	50th %ile	75th %ile

Fiscal 2020 Long Term Incentive Awards

The following table shows grant date target values for each LTI award type by NEO. Factors considered in making fiscal 2020 awards included value of previously granted awards, pay relative to target market positioning (see Market Benchmarking for more details), individual performance, and the value of outstanding equity awards.

NEO	Job Title	Total Target Grant Fair Value LTI ($)	2020 LTI Allocation
			PSUs	Options	RSUs
John Zillmer	CEO	$9,500,000	$4,750,000	$2,850,000	$1,900,000
Thomas Ondrof	EVP, CFO	$2,000,000	$1,000,000	$600,000	$400,000
Lynn McKee	EVP, HR	$1,500,000	$750,000	$450,000	$300,000
Marc Bruno	COO, US Food & Facilities	$1,750,000	$875,000	$525,000	$350,000
Lauren Harrington	SVP, General Counsel	$1,500,000	$750,000	$450,000	$300,000
Stephen Bramlage	Former CFO	$3,000,000	$1,500,000	$900,000	$600,000

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Fiscal 2021 Long Term Incentive Awards (September 2020 Grant – Expedited from November 2020)

In order to address retention concerns, the Board granted the fiscal 2021 equity awards in September 2020, rather than November 2020, for all equity-eligible employees, including the NEOs, and structured the awards to vest ratably over three years (vs. four-year typical vesting structure). Given the challenging goal setting environment caused by the pandemic, this grant consisted solely of 50% options and 50% RSUs. The Committee expects this approach to be limited to the fiscal 2021 grant and expects to again grant PSUs of at least 50% of the grant value for the next grant, the fiscal 2022 grant (which is expected to occur in November 2021).

NEO	Job Title	Total Target Grant Fair Value LTI ($)	Expedited Fiscal 2021 LTI Allocation (September 2020 Grant)
			PSUs	Options	RSUs
John Zillmer	CEO	$9,500,000	$0	$4,750,000	$4,750,000
Thomas Ondrof	EVP, CFO	$2,000,000	$0	$1,000,000	$1,000,000
Lynn McKee	EVP, HR	$1,500,000	$0	$750,000	$750,000
Marc Bruno	COO, US Food & Facilities	$1,750,000	$0	$875,000	$875,000
Lauren Harrington	SVP, General Counsel	$1,500,000	$0	$750,000	$750,000

Premium Priced Stock Option Grant (September 2020 Grant) – Special One-Time Grant

Given the extraordinary circumstances caused by the pandemic, the Board decided to provide a one-time premium priced option grant (i.e., option exercise prices exceed closing stock price on grant date) to a limited group of executives it believes critical to driving shareholder value creation over the next 5 to 10 years. The grant vests over five years (33% after 3 years, 33% after 4 years, and 33% after 5 years) and consists of six tranches with equal target grant date values, with exercise prices of $35, $45, $55, $65, $75, and $85, all of which were materially above the Company’s stock price on the grant date. These exercise prices represent premiums of +27%, +63%, +100%, +136%, +172%, and +209%, respectively, above Aramark’s $27.55 closing stock price on October 2, 2020.

The premium priced stock option grants demonstrate the Board’s strong confidence in the executive team’s leadership of Aramark and the momentum of its strategic direction. The grant also reinforces the need for extraordinary performance through a critical period navigating Aramark’s response to the pandemic and driving future growth post-pandemic.

While one-time equity grants are not uncommon for leaders navigating companies through extraordinary periods or circumstances, this grant is notable in two ways. First, it is 100% in the form of options with value derived only when incremental shareholder value is created. Second, its premium exercise price structure requires significant incremental value to be created for shareholders compared to a typical option grant (for which the exercise price is set at fair market value on the grant date) for executives to realize value. Executives participate only in the value created in excess of the premium exercise price. For example, at a $60 share price, the in-the-money value of the $55 exercise price options is $5 and three of the tranches remain out of the money. This performance sensitivity ensures recipients are only compensated if there is significant appreciation in shareholder value. These options will provide no value to recipients if the stock price fails to appreciate above the premium exercise prices. The one-time grant therefore reinforces the incentive for recipients to drive meaningful and sustained value creation, and ensures that realized compensation, if any, will be tied to strong execution of future growth initiatives, with no compensation for simply recovering from the pandemic. The Board believes that this growth will be a defining moment for Aramark and this grant reflects that significance and delivers value if, and only if, future growth is extraordinary.

NEO	Job Title	Total Target Premium Option Value	Target Fair Value – Premium Option Grant by Exercise Price Tranche
			$35	$45	$55	$65	$75	$85
John Zillmer	CEO	$6,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
Thomas Ondrof	EVP, CFO	$2,000,000	$333,333	$333,333	$333,333	$333,333	$333,333	$333,333
Lynn McKee	EVP, HR	$1,500,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000
Marc Bruno	COO, US Food & Facilities	$2,000,000	$333,333	$333,333	$333,333	$333,333	$333,333	$333,333
Lauren Harrington	SVP, General Counsel	$1,500,000	$250,000	$250,000	$250,000	$250,000	$250,000	$250,000

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Payout Outcomes for PSUs Related to Fiscal 2018 – 2020 Performance Period

PSUs that vested at the end of fiscal 2020 had performance targets based on three-year Cumulative Adjusted EPS and three-year Return on Invested Capital for the fiscal 2018 – 2020 performance period. The Board determined payouts for the fiscal 2018 – 2020 performance period by adjusting the performance calculation outcomes to moderate the pandemic’s impact by measuring performance for the first approximately 30 months of the 36-month performance period, removing both the results and the portion of the financial performance targets attributable to the period when our business was hardest hit by the pandemic (generally March 2020 through September 2020). As a result of this determination, the PSUs granted in fiscal 2018 that covered the fiscal 2018 – 2020 performance period paid out at 29.2% of target, as detailed below.

Performance Metrics & Payout Factors	Threshold	Target	Maximum	Result		% Earned before Weighting	Weighted % of Target Earned
Fiscal 2018 – 2020 Performance Period
Cumulative Adjusted EPS (50% Weight)	$5.13	$5.77	$6.14	$5.24	[1]
Payout Factor (% of Target)	50%	100%	200%			58.4%	29.2%
Return on Invested Capital (50% Weight)	10%	11%	12%	9.7%
Payout Factor (% of Target)	50%	100%	200%			0%	0%
Total Fiscal 2018 PSU Payout Result							29.2%

[1]

For purposes of calculating three-year Adjusted EPS performance achievement under the PSU awards for each of the three fiscal years during the performance period, Adjusted EPS previously disclosed annually was further adjusted to better align payouts with items not within management control. For example, the Committee made adjustments to reflect the effect of currency translation over the three years, the number of outstanding shares set forth in the award agreements, the change in our definition of Adjusted EPS in FY 2019 from the FY 2018 definition, the impact of certain natural disasters on our results, the impact of our sales growth initiatives undertaken in FY 2020, the impact on the Company’s tax rate as a result of the Tax Cuts and Jobs Act passed in December 2017 and to remove both the results and the portion of the financial performance targets attributable to the period when our business was hardest hit by the COVID-19 pandemic.

Outstanding PSU Grants

In the table below, we show other outstanding PSU grants, which were provided in fiscal 2019 and fiscal 2020. PSUs are earned based on performance relative to the performance metrics shown below and will not be determined until the end of each respective three-year performance period.

Outstanding PSU Grants	Weight	2019	2020	2021	2022
Fiscal 2019 PSUs
• Adjusted EPS	50%	Three-Year Performance (2019 – 2021)
• Return on Invested Capital	50%	Three-Year Performance (2019 – 2021)
Fiscal 2020 PSUs
• Revenue Growth	40%		Three-Year Performance (2020 – 2022)
• Adjusted Operating Income Growth	30%		Three-Year Performance (2020 – 2022)
• Return on Invested Capital	30%		Three-Year Performance (2020 – 2022)
• Relative Total Shareholder Return	+/- 25% Modifier		Three-Year Performance (2020 – 2022)

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EXECUTIVE TRANSITIONS

Mr. Zillmer’s Fiscal 2020 Target Pay Pursuant to October 6, 2019, Offer Letter

Our Offer Letter with Mr. Zillmer provides the following compensation- and benefit-related terms, which were developed based on benchmarking results reflecting comparably sized peer organizations. Actual payouts for incentive plans are based on performance achievement as defined by the plan. The post-termination payments described below are payable pursuant to the employment agreement Mr. Zillmer entered into upon commencement of employment with us and are conditioned on Mr. Zillmer’s agreement not to compete with the Company for two years following his termination of employment.

Element	Value or Description
Base Salary	$1,300,000
Annual Cash Incentive Target	175% (of Base Salary)
Long-Term Incentive

Overall equity award to be provided with a minimum grant date fair value of $9.5 million when granted in November 2019:

• Performance Share Units: $4,750,000

• Stock Options: $2,850,000

• Restricted Stock Units: $1,900,000

Benefits and Perquisites	Generally consistent with those provided to other Aramark executives.

Mr. Zillmer’s current post-termination benefits are summarized below (see Potential Post-Employment Benefits section for full details):

Termination Scenario	Payments and Benefits Triggered
Involuntary Termination or Termination for Good Reason In Anticipation of or Within Two Years after a Change of Control (the “CIC Protected Period”)

• Lump sum payment equal to the sum of: (x) 2.5 times salary, (y) 2.5 times target annual bonus, and (z) pro rata portion of annual target bonus for year of termination

• 2.5-year continuation of company-paid medical and life insurance

• Equity awards to be treated in accordance with applicable plan and agreements that are generally consistent with those provided to other executives

• Continued car allowance for 30 months

Involuntary Termination or Termination for Good Reason Other Than During the CIC Protected Period

• 2 years of salary continuation

• 2 times target annual bonus

• Pro rata bonus for the year of termination based on actual performance

• 2-year continuation of company-paid medical and life insurance

• Continued car allowance for 24 months

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Mr. Ondrof’s Fiscal 2020 Target Pay Pursuant to January 5, 2020 Offer Letter

Our Offer Letter with Mr. Ondrof provides the following compensation- and benefit-related terms, which were developed based on benchmarking results reflecting comparably sized peer organizations. Actual incentive plan payouts are based on performance achievement as defined by the plan. The post-termination payments described below are payable pursuant to the employment agreement Mr. Ondrof entered into upon commencement of employment and are conditioned on Mr. Ondrof’s agreement not to compete with the Company for 18 months following employment termination.

Element	Value or Description
Base Salary	$800,000
Annual Cash Incentive Target	100% (of Base Salary)
Long-Term Incentive	$2.0 million overall grant to be provided upon employment commencement: • Performance Share Units: $1,000,000 • Stock Options: $600,000 • Restricted Stock Units: $400,000
Benefits and Perquisites	Generally consistent with those provided to other Aramark executives.

Mr. Ondrof’s current post-termination benefits are summarized below (see Potential Post-Employment Benefits section for full details):

Termination Scenario	Payments and Benefits Triggered
Involuntary Termination or Termination for Good Reason In Anticipation of or Within Two Years after a Change of Control (the “CIC Protected Period”)

• 24 months of salary and target bonus continuation

• Pro rata portion of annual target bonus for year of termination

• Continued participation in the Company’s basic group medical, dental and vision benefits until the age of 65

• Equity awards to be treated in accordance with applicable plan and agreements that are generally consistent with those provided to other executives

• Outplacement services not to exceed 10% of Mr. Ondrof’s base salary at termination

• Continued car allowance for 24 months

Involuntary Termination or Termination for Good Reason Other Than During the CIC Protected Period

• 18 months of salary and target bonus continuation

• Pro rata bonus for the year of termination based on actual performance

• Continued participation in the Company’s basic group medical, dental and vision benefits until the age of 65

• Outplacement services not to exceed 10% of Mr. Ondrof’s base salary at termination

• Continued car allowance for 18 months

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Payments in Connection with Mr. Bramlage’s Separation

As disclosed in Aramark’s Current Report on Form 8-K filed on January 6, 2020, describing Mr. Bramlage’s January 4, 2020 Letter Agreement, Mr. Bramlage is entitled to the following post-termination payments and benefits. All post-termination payments and benefits under that agreement are conditioned on Mr. Bramlage’s agreement not to compete with the Company for 18 months following his termination, in addition to compliance with certain other post-employment restrictive covenants.

Payment Element	Description	Value

Base Salary Continuation	18 months of salary continuation payable over 18 months following separation of service	$1,166,925

Annual Cash Incentive	• Lump sum payment equal to one and one-half times his target annual bonus for the 2019 fiscal year paid at the time of the regular fiscal 2020 bonus payment • Pro rata portion of his target annual bonus for the 2020 fiscal year, with such bonus to be determined based on target achievement of both individual and financial objectives paid at the time of the regular fiscal 2020 bonus payment	$1,562,208

Benefit Contribution	18 months of Company-paid medical insurance	$25,058

Automobile Allowance	18 months of Company-paid automobile allowance	$19,800

Outplacement Services	Reimbursement for outplacement counseling services	Not to exceed $155,590

Other Compensation Components

The Compensation Committee provides additional benefits to the NEOs that are customary for executives of similar rank to enable our executives to focus on our business and enhance their commitment to us.

Savings Incentive Retirement Plan: We make available a non-qualified savings plan intended as a substitute for those employees ineligible to participate in our 401(k) plan because of certain legal requirements.

Severance Arrangements and Payments upon a Change of Control: We have employment agreements with all of the NEOs for indeterminate periods terminable by either party, and in most cases our executives are entitled to certain payments and benefits in connection with certain terminations of employment. These provisions are intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and our other constituents without concern over whether the transactions may jeopardize the executive’s own employment. While we do have these agreements in place, from time to time it has been necessary to renegotiate some terms upon actual termination.

Equity awards granted since the IPO and agreements with our NEOs that provide for other payments in connection with a change of control contain a “double trigger” in order for the executive to receive compensation, meaning that awards will be accelerated only if the executive’s employment is terminated within a certain period following the change of control. For more information about change of control and severance payments for our NEOs, see the disclosure under “Potential Post-Employment Benefits.”

Perquisites: We provide our NEOs with other benefits that the Committee believes are reasonable and encourage retention. The costs of these benefits constitute a small percentage of each NEO’s total compensation. These benefits are reflected in the All Other Compensation column in the Summary Compensation Table and include:

•	premiums paid on life insurance

•

a survivor income protection plan (entitling a surviving spouse or domestic partner and dependent children to receive the executive’s full base salary for one year after the executive’s death and one half of the executive’s base salary for the subsequent nine years, or alternatively, an amount equal to his or her base salary upon retirement or death for a participant who is at least 65 years old and has attained five years of employment – currently, this plan is frozen and only Ms. McKee participates);

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•	disability insurance and executive health insurance;

•	receipt of a taxable car allowance and no cost parking at a garage near Company offices;

•	an executive physical;

•	financial planning services;

•	personal use of Company tickets or the Company box and related items at sporting or other events;

•	for Mr. Zillmer, payment of legal fees and costs incurred negotiating his Offer Letter, up to $35,000 (of which $20,455 was utilized); and

•	for Mr. Ondrof, relocation fees associated with his hire and move to Philadelphia.

In November 2019, the Committee amended the Company’s policy to no longer require the CEO to use company-provided aircraft or car and driver for all business and personal travel. During fiscal 2020, Messrs. Zillmer, Ondrof, and Sadove incurred incremental cost to the Company related to the use of the corporate aircrafts. These amounts totaled $15,470 for Mr. Zillmer, $24,222 for Mr. Ondrof, and $12,511 for Mr. Sadove. The Chair of the Compensation Committee has approved Mr. Zillmer’s entering into an Aircraft Time Sharing Agreement with the Company that permits him to reimburse the Company for incremental cost of his personal use of the corporate aircraft.

In July 2020, we eliminated the Change in Control excise tax gross-up benefit that was included in the EVP, HR’s legacy employment agreement. This was a legacy benefit that is no longer offered to employees.

MARKET BENCHMARKING

Our compensation program is structured to enable us to maintain our competitive position for key executive talent. To establish market competitive compensation practices for all NEOs (including new hire pay packages developed for our new CEO and CFO), our Committee refers, in part, to peer group data.

Fiscal 2020 Compensation Peer Group

Considering shareholder feedback, the Committee worked with its independent consultant, Meridian Compensation Partners LLC, to redevelop the peer group in early fiscal 2020. The Committee reviewed potential peers and, upon Meridian’s recommendation, made several changes to the prior peer group.

Changes for Fiscal 2020 Aramark Peer Group	Aramark’sFiscal 2020 Compensation Peer Group
Deleted for Fiscal 2020:	1. ABM Industries Incorporated
1. FedEx Corporation	2. Carnival Corporation
2. Marriott International Inc.	3. C.H. Robinson Worldwide, Inc.
3. McDonald’s Corporation	4. Cintas Corporation
4. PepsiCo, Inc.	5. Darden Restaurants, Inc.
5. R.R. Donnelley & Sons Company	6. Dollar General Corporation
6. Starbucks Corporation	7. Dollar Tree, Inc.
7. Sysco Corporation	8. Expeditors International of Washington, Inc.
8. United Parcel Services, Inc.	9. Hertz – Removed for Fiscal 2021 due to bankruptcy
9. Waste Management Inc.	10. Kohl’s Corporation
11. Macy’s, Inc.
Added for Fiscal 2020:	12. Manpower Group Inc.
1. ABM Industries Incorporated	13. MGM Resorts International
2. Cintas Corporation	14. Performance Food Group Company
3. Dollar General Corporation	15. Republic Services, Inc.
4. Dollar Tree, Inc.	16. Royal Caribbean Cruises, Ltd.
5. Expeditors International of Washington, Inc.	17. US Foods Holding Corp.
6. Kohl’s Corporation	18. XPO Logistics, Inc.
7. Performance Food Group Company	19. YUM! Brands Inc.
8. Republic Services, Inc.
9. Royal Caribbean Cruises Ltd.
10. US Foods Holding Co.
11. XPO Logistics, Inc.

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Changes aimed to closely position us near peer medians across selected metrics. Selected peers focus on providing business services, have a logistics-centered business model, have a repeatable business model and are consumer facing with large workforces.

1	Source: S&P CapIQ (11/2019); annual revenue is measured on a trailing 12-month basis, and enterprise value reflects a 6-month average as of 10/2019.

Fiscal 2020 Performance Peer Group for Relative Total Shareholder Return

The Committee also worked with Meridian to develop a Performance Peer Group to be used in determining relative total shareholder return performance for PSUs granted in fiscal 2020 (November 2019 grant) covering the fiscal 2020 – 2022 performance period.

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The Performance Peer Group generally consists of companies in the 2020 Compensation Peer Group as well as a broader list of organizations that compete with us for investor capital and face similar business dynamics and challenges, including direct business competitors located outside the U.S. (e.g., Compass Group, Sodexo). Share price correlation analysis was used to identify companies whose share price movement has historically aligned with ours. The Committee believes that strongly-correlated companies are generally similarly affected by macro-level factors, and out- or under-performance against a highly correlated group should be directional evidence of results driven by management. Each potential market peer company was then reviewed based on capital structure and share price volatility. Finally, and most critically, the Committee reviewed business model/industry alignment, with management input. The 2020 Performance Peer Group consists of the following companies:

2020 Performance Peer Group (Relative TSR Peer Group for Fiscal 2020 – 2022 PSUs)
1. ABM Industries Inc.	14. EMCOR	27. McDonald’s Corporation	40. Sodexo S.A.
2. Autogrill S.p.A.	15. Expeditors International	28. Mondelez International	41. SSP Group
3. C.H. Robinson Worldwide	16. FedEx Corporation	29. Norwegian Cruise Line	42. Starbuck Corporation
4. Carnival Corporation & Plc	17. Healthcare Service Group	30. Old Dominion Freight Line	43. Sysco Corporation
5. CBRE Group, Inc.	18. Hilton Worldwide Holdings	31. PepsiCo, Inc.	44. Madison Square Garden
6. Cinemark Holdings, Inc.	19. Hyatt Hotels Corporation	32. Premier, Inc.	45. The Wendy’s Company
7. Cintas Corporation	20. ISS A/S	33. Rentokil Initial plc	46. UniFirst Corporation
8. Compass Group PLC	21. J.B. Hunt Transport Svcs.	34. Republic Services, Inc.	47. United Parcel Service, Inc.
9. Darden Restaurants	22. Jones Lang LaSalle	35. Restaurant Brand Int’l	48. Waste Connection, Inc.
10. Domino’s Pizza	23. Landstar System, Inc.	36. Robert Half International	49. Waste Management, Inc.
11. Dunkin’ Brands	24. Manpower Group Inc.	37. Royal Caribbean Cruises	50. Wyndham Destinations
12. Elior Group S.A.	25. Marriott International	38. Ryder System, Inc.	51. YUM! Brands, Inc.
13. Elis SA	26. Marriott Vacations	39. Service Corporation

Survey Data

In evaluating the compensation of certain of our NEOs, the Compensation Committee also references certain survey data. In 2020, the Committee referred to, in part, peer group data and a subset of the Willis Towers Watson 2019 CDB General Industry Executive Compensation Survey that is size-adjusted through regression analysis based on our revenue, to perform a market check of the individual components of compensation and total compensation for Ms. McKee, Mr. Bruno, and Ms. Harrington. We do not consider any specific company included in the survey to be a material factor in the review of the compensation of our NEOs. When making pay decisions the Committee generally targets the market median of survey data but retains flexibility to position employees above or below median based on employee experience, skill-set, and performance.

COMPENSATION GOVERNANCE POLICIES

Independence of the Compensation Consultant

The Committee’s independent compensation consultant is selected and retained by the Committee to advise on executive and director compensation and it is not intended that the consultant will do any other work for the Company. The independent compensation consultant to the Committee was Pay Governance, LLC (Pay Governance) through October 2019, and Meridian Compensation Partners, LLC (Meridian) beginning October 2019. The Committee considered Pay Governance’s and Meridian’s independence and determined that the engagements did not raise any conflict of interest or other issues that would adversely impact their independence, including using the six factors set forth in the SEC and New York Stock Exchange rules regarding compensation advisor conflict of interest and independence. Accordingly, the Committee determined Pay Governance and Meridian to be independent and free from conflicts of interest. During fiscal 2020, neither Pay Governance nor Meridian provided other services to the Company outside of its relationship with the Committee.

Role of Independent Compensation Consultant

The Committee’s independent compensation consultant provides the Committee with general services related to executive and director compensation, and associated governance each year. These services include market intelligence, compensation trends, suggestions about compensation program design, general views on specific requests to the Committee from management regarding compensation program design or decisions, the review of the peer group, benchmarking executive pay relative to the peer group and the broader market for executive talent, and an analysis of the risk profile of the compensation system. In particular years, the services also have included thorough analyses of various compensation issues.

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With respect to fiscal 2020, Meridian:

•	Evaluated competitiveness of executive compensation and benefit programs, including base salary, annual incentives, long-term incentives, perquisites, and severance provisions;

•	Reviewed and helped to develop the Company’s peer groups for compensation and performance comparisons;

•

Provided the Committee with updates on executive compensation and benefits trends, especially related to the COVID-19 pandemic, as well as information on the latest regulatory, legislative, proxy advisor, and other relevant developments;

•

Advised the Company on COVID-19 related compensation decisions, including temporary executive salary reductions, annual incentive payouts for fiscal 2020, performance share unit payouts for the fiscal 2018 – 2020 performance period, timing of the fiscal 2021 equity grant, and special premium priced stock option award design;

•	Advised the Committee on the elements of compensation to be included in the compensation package for our new CFO;

•	Reviewed and supported the Committee in the drafting and finalization of public filings related to compensation decisions;

•	Supported the Committee in assessing risk in the Company’s incentive plans, including participation in meetings where the Committee evaluated presentations on risk assessment; and

•	Various other matters, as requested by the Committee

A Meridian representative attended all of the Compensation Committee’s meetings during fiscal 2020.

Interaction of the Compensation Committee with Executive Officers and Others

CEO: The Committee regularly seeks input from the CEO on the performance of his direct reports including other NEOs and his views on how performance metrics and goals will motivate other executives and the workforce. The Committee also discusses with the CEO matters relating to the retention of key executives and employees and seeks his input on his performance results and his objectives.

EVP, Human Resources: The Compensation Committee regularly asks the EVP, Human Resources to attend portions of the Committee’s meetings in order to discuss compensation design and award issues, allow her to review and respond to suggestions about compensation matters and ask for her input about compensation decisions.

Other Executive Officers: As necessary, the CFO attends Committee meetings to discuss and review financial metrics relating to our compensation programs. Additionally, the General Counsel or the Senior Vice President and Deputy General Counsel attends Committee meetings to advise about legal requirements and provide regulatory updates.

In administering the annual cash and long term equity incentive plans of the Company, the Committee approves cash and equity awards to executives and/or recommends such approval by a subcommittee of the Committee, as appropriate, for purposes of obtaining certain exemptions under Rule 16b-3 of the Exchange Act. References in this proxy statement to actions taken by the Committee may, in certain circumstances, refer to actions formally taken by a subcommittee of the Committee in conjunction with additional corresponding actions taken by the full Committee.

Long Term Incentive Grant Procedures

Timing of Awards: The Committee generally makes annual awards of equity incentives at its meeting held early in each fiscal year, typically in November but, as discussed above, expedited the grant for fiscal 2021 to the end of fiscal 2020. The Committee has in the past, and may in the future, make limited grants of long term incentives on other dates, including to retain key employees, to compensate an employee in connection with a promotion or to compensate newly hired executives for equity or other benefits lost upon termination of previous employment or to otherwise induce them to join our Company.

Grant Date and Exercise Price: The grant date of LTI to executives may be the date of Committee approval or, if specified in the approval, a later date, including a date of subcommittee approval if designated by the Compensation Committee. The exercise price of option grants is not lower than the closing market price of our common stock on the date of grant.

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RISK MITIGATION POLICIES

Stock Ownership Guidelines

The Committee adopted the following stock ownership guidelines to align the interests of each NEO with those of shareholders.

Executive	Title	Stock Ownership Guideline(1)
Mr. Zillmer	CEO	6x annual base salary
Mr. Ondrof	EVP, CFO	3x annual base salary
Ms. McKee	EVP, HR	3x annual base salary
Mr. Bruno	COO, US Food & Facilities	3x annual base salary
Ms. Harrington	SVP, General Counsel	3x annual base salary

(1)

Prior to attainment, absolute value is determined annually based on the then-current salary and the prior year’s average of month-end stock closing prices. Mr. Sadove’s stock ownership requirement is consistent with the requirement for Company Directors, as described in the Director Compensation section of this proxy statement.

For purposes of determining compliance with the guidelines, shares included are limited to those that are (1) directly or indirectly beneficially owned (held indirectly, such as through family trusts or by immediate family members) or (2) unvested restricted stock units or restricted shares. Therefore, unexercised vested and unvested stock options and unearned or unvested PSUs or performance restricted stock are not considered when determining compliance with the guidelines.

These guidelines require that the specified amount be attained by the fifth anniversary of the date the named executive officer became subject to their current ownership guideline. If an NEO has not attained the guideline amount by such date, one half of all shares delivered upon vesting of awards held by such NEO (net of withholding for tax obligations) must be retained until the guideline amount has been attained.

All of our named executive officers have met or are on track to meet/exceed their ownership guideline by their target ownership date.

Prohibitions on Hedging and Restrictions on Pledging

The Company’s Securities Trading Policy restricts pledging and prohibits our directors, officers and employees from engaging in hedging, speculative or other transactions that hedge or offset any decrease in the market value of Aramark stock (including swaps, forwards, options, futures, collars, exchange funds and other derivative transactions or arrangements). While this policy applies to all executives and directors, the prohibition on hedging does not apply to Mantle Ridge. None of our directors or named executive officers or other executive officers has currently pledged Aramark stock.

Clawback Policy

The Committee and Board approved a robust incentive compensation recoupment, or “clawback” policy for executive officers and CEO direct reports in fiscal 2015. This policy provides that if an individual was overpaid incentive compensation (annual incentive and performance-based long-term incentives) as a result of reported financial or operating results that were misstated and that such person engaged in misconduct that contributed to a misstatement, the Company may seek to recover the amount of any overpayment or cancel such excess incentive compensation. In November 2018, the Committee expanded the scope of the policy to cover approximately 165 executives and to provide that the Company can recover incentive compensation if an executive commits a material violation of law that results in significant economic or reputational damage to the Company.

Compensation Risk Disclosure

As part of its responsibility to set appropriate executive compensation, the Committee annually considers balance in the compensation program and its impact on Aramark’s risk management profile.

Specifically, in 2020, the Committee considered whether the mix of performance-based pay, the performance metrics and the degree of difficulty of the performance goals was sufficient to encourage management to strive for strong performance without encouraging risk taking beyond established risk parameters. The Committee also considered

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the input of its independent compensation consultant, Meridian, regarding the risk profile of the compensation program as well as various factors that would mitigate risks associated with Aramark’s compensation program. These factors include: an effective balance between the cash and equity mix and short and long-term focus; the use of multiple performance metrics; substantial stock ownership guidelines; a clawback policy; an anti-hedging policy; and independent committee oversight of the compensation programs.

After discussing all such matters, the Compensation Committee determined that in relation to 2020, Aramark’s compensation program is appropriately structured and does not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company.

Impact of Regulatory Requirements on Executive Compensation

Sections 280G and 4999. Sections 280G and 4999 of the Internal Revenue Code (the “Code”) limit our ability to take a tax deduction for certain “excess parachute payments” (as defined in the Code) and impose excise taxes on each executive that receives “excess parachute payments” in connection with his or her severance and other payments from us that are contingent on or in connection with a change of control.

The Compensation Committee considered the adverse tax liabilities imposed by Sections 280G and 4999 of the Code, as well as other competitive factors, when it structured certain post-termination compensation payable to our named executive officers. The potential adverse tax consequences to us and/or the executive, however, are not necessarily determinative factors in such decisions. Our 2007 employment agreement with Ms. McKee required us to make a gross-up payment to compensate her for any excise taxes (and income taxes on such gross-up payment) that she incurs under Section 4999 of the Code; however, this benefit was eliminated in July 2020. Additionally, as market practices changed following 2007, the Compensation Committee determined it would no longer provide such gross-up payments in new agreements entered into with executive officers. As a result, no gross-up payment provisions were included in the employment agreements entered into with Messrs. Zillmer, Ondrof, Bruno, and Bramlage and Ms. Harrington.

Section 162(m). Section 162(m) of the Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1,000,000 paid in any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years commencing before 2018). However, in the case of tax years commencing before 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exemption for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). While Aramark’s shareholder approved incentive plans were previously structured to provide that certain awards could be made in a manner intended to qualify for the performance-based compensation exemption, that exemption will no longer be available for the current and future tax years (other than with respect to certain “grandfathered” arrangements as noted above).

Compensation Committee Interlocks and Insider Participation

From August 25, 2019, the date Mr. Foss stepped down as Chairman, President & CEO through October 6, 2019, the date of Mr. Zillmer’s appointment as Chief Executive Officer, Mr. Sadove, a member of our Compensation Committee, along with Stephen Bramlage, Lynn McKee, and Lauren Harrington, served as members of the Office of the Chairman, with Mr. Sadove effectively serving as the Company’s Principal Executive Officer during that time.

Paul Hilal, a member of our Compensation Committee, is Founder and Chief Executive Officer of Mantle Ridge LP. Please see “Certain Relationships and Related Transactions” on page 97 for additional information on the Company’s Stewardship Framework Agreement with Mantle Ridge.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and in this Proxy Statement relating to our 2021 Annual Meeting of Shareholders. Submitted by the Compensation Committee of the Board:

Susan Cameron, Chairman

Greg Creed

Richard W. Dreiling

Paul C. Hilal

Stephen I. Sadove

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COMPENSATION TABLES

2020 Summary Compensation Table

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, our Chief Financial Officer, the three other most highly compensated executive officers serving at the end of fiscal 2020, our Chairman, who formerly served in the Office of the Chairman, at the beginning of the 2020 fiscal year prior to the appointment of our current Chief Executive Officer, and our former Chief Financial Officer, who are referred to as named executive officers or NEOs.

Name and Principal position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non- Equity Incentive Plan Compen- sation(5) ($)	Change in Pension value And Non- Qualified Deferred Compensation Earnings(6) ($)	All Other Compen- sation(7) ($)	Total ($)

John J. Zillmer Chief Executive Officer	2020	1,118,750	682,500	11,400,063	13,600,026	227,500	—	65,189	27,094,029

Thomas Ondrof EVP and Chief Financial Officer	2020	485,385	180,000	2,400,037	3,600,272	60,000	—	94,983	6,820,677

Marc Bruno COO, US Food & Facilities	2020	570,584	182,010	2,224,278	3,400,033	60,670	7,665	43,809	6,489,049

Lynn B. McKee, EVP, Human Resources Former Member, Office of the Chairman	2020	659,073	215,321	1,965,647	2,700,024	71,774	16,182	59,394	5,687,415
	2019	712,685	—	1,050,029	450,002	629,887	16,946	56,479	2,916,028
	2018	700,227	—	1,120,024	480,008	541,500	14,692	55,634	2,912,084

Lauren Harrington, General Counsel, Former Member, Office of the Chairman	2020	452,850	127,500	1,820,756	2,700,024	42,500	2,339	32,481	5,178,451
	2019	380,624	—	794,623	340,506	242,600	2,252	40,184	1,800,788

Stephen I. Sadove, Former Member, Office of the Chairman(8)	2020	192,789	—	295,356	—	—	—	25,271	513,417
	2019	155,907	—	160,001	—	—	—	12,727	328,635

Stephen P. Bramlage, Former EVP and Chief Financial Officer, Former Member, Office of the Chairman	2020	433,852	—	2,100,042	900,003	—	1,737	862,073	4,297,707
	2019	757,541	—	2,100,022	900,004	682,729	1,315	72,180	4,513,791
	2018	695,656	—	1,470,062	630,000	546,900	755	45,898	3,389,271

(1)

For fiscal years 2018, 2019 and 2020, Messrs. Bruno and Bramlage and Mses. McKee and Harrington each deferred a portion of their salaries under the 2007 Savings Incentive Retirement Plan. These amounts are reflected in the Salary column, and, for fiscal 2020, are reflected in the Non-Qualified Deferred Compensation Table for Fiscal Year 2020. Salaries for Messrs. Zillmer, Ondrof, and Bruno and Mses. McKee and Harrington were subject to a 25% reduction from April 6, 2020, through October 2, 2020. Salary for Mr. Ondrof reflects a partial year for service after January 7, 2020. Salary total for Mr. Bramlage reflects a partial year for service prior to April 3, 2020. In the case of Mr. Sadove, includes base director fees at an annual rate of $100,000 (subject to a 25% reduction from April 6, 2020, through October 2, 2020), and a Board Chair fee at an annual rate of $100,000. See Director Compensation section of this proxy for more details related to Mr. Sadove’s compensation.

(2)

In response to the COVID-19 Pandemic, each NEO was awarded an additional amount to the extent that his or her regular incentive payout determined under the Plan was less than 40% of his or her target bonus opportunity. The NEOs’ total annual incentive payout was 40% (of target), based on Plan performance outcomes (resulting in 10% of target payout) and an additional amount based on special consideration by the Committee (resulting in an additional 30% of target payout) to recognize extraordinary contributions in addressing the pandemic and positioning the Company for a strong recovery and future growth. The amounts in this column reflect the additional 30% of target payout subject to the Committee’s special consideration. Fiscal year 2020 payments to Mr. Bruno and Mr. Ondrof reflect a pro rata determination based on their promotion date and hire date, respectively.

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(3)

Includes the aggregate grant date fair value of restricted stock units and performance stock units granted in the respective fiscal year computed in accordance with FASB ASC Topic 718 (except in the case of Mr. Sadove, whose grants are described in Note 7 below). The Committee expedited the fiscal 2021 equity grants from November 2020 to September 2020, the last month of fiscal 2020; the expedited fiscal 2021 equity grant consisted of 50% options and 50% RSUs with vesting that occurs ratably over three years, RSU amounts are reflected in this column. Therefore, this column includes two annual equity grants (fiscal 2020 and fiscal 2021). Also included for 2020 is the incremental accounting value associated with the FY 2018 performance stock units which were modified in September 2020 based on the Committee’s decision to adjust the performance targets due to the effects of COVID-19. The FY 2018 performance awards were certified by the Board on September 3, 2020 at a payout rate of 29.2% of target. For additional information on the valuation assumptions, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020. For performance stock units, the grant date fair value reported is based upon the probable outcome of the performance condition at the grant date as described in the table below, which also identifies the grant date fair value at the highest level of performance:

	Fiscal 2018 Grants		Fiscal 2019 Grants		Fiscal 2020 Grants
	Probable Outcome ($)	Highest Level of Performance ($)	Probable Outcome ($)	Highest Level of Performance ($)	Probable Outcome ($)	Highest Level of Performance ($)

John Zillmer	N/A	N/A	N/A	N/A	$4,750,035	$11,875,086

Thomas Ondrof	N/A	N/A	N/A	N/A	$1,000,012	$2,500,029

Lynn McKee	$800,011	$1,600,022	$750,010	$1,500,021	$750,020	$1,875,049

Marc Bruno	N/A	N/A	N/A	N/A	$875,023	$2,187,557

Lauren Harrington	N/A	N/A	$567,565	$1,135,130	$750,020	$1,875,049

Stephen Bramlage	$1,050,033	$2,100,066	$1,500,021	$3,000,041	$1,500,039	$3,750,098

The grant date fair value of performance awards with market-based conditions like relative total shareholder return is determined based on a Monte Carlo simulation.

(4)

Includes the aggregate grant date fair value of stock option awards granted in the respective fiscal year computed in accordance with FASB ASC Topic 718. The Committee expedited the fiscal 2021 equity grants from November 2020 to September 2020, the last month of fiscal 2020; the expedited fiscal 2021 equity grant consisted of 50% options and 50% RSUs with vesting that occurs ratably over three years, option amounts are reflected in this column. Therefore, this column includes two annual equity grants (fiscal 2020 and fiscal 2021). For additional information on the valuation assumptions, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020.

(5)

For fiscal year 2018, payments were made under a former annual incentive plan for certain of our executives. For fiscal years 2019 and 2020 all awards were paid under the Management Incentive Bonus Plan. Fiscal year 2020 payments to Mr. Bruno, Mr. Ondrof, and Mr. Bramlage reflect a pro rata determination based on their promotion date, hire date, and separation date, respectively. Mr. Bramlage’s payment is consistent with the terms of his separation agreement.

(6)	Includes amounts earned on deferred compensation in excess of 120% of the applicable federal rate, based upon the above-market return at the time the rate basis was set.

(7)	The following are included in this column for 2020:

a)

The aggregate incremental cost to us of the following perquisites: car allowance, premium payments for disability insurance, premium payments for an excess health insurance plan, payments for an executive physical, financial planning, and for Messrs. Zillmer and Bramlage, personal use of Company-owned tickets or the Company-owned suite at sports stadiums and arenas. The calculation of incremental cost for personal use of Company aircraft includes the variable costs incurred as a result of the executive’s personal flight activity, including charges for aircraft fuel, landing fees, and any travel expenses for the flight crew.

b)	For Messrs. Zillmer and Ondrof, amounts of $15,470 and $24,222, respectively, for personal use of the Company aircraft.

c)

Premium payments for term life insurance or the Survivor Income Protection Plan as follows: for Mr. Zillmer, $1,176, for Mr. Ondrof, $882, for Ms. McKee, $9,079, for Mr. Bruno, $1,176, for Ms. Harrington, $1,176, and for Mr. Bramlage, $1,176.

d)	Amounts that constitute the Company match to the Savings Incentive Retirement Plan for fiscal 2020 of $4,875 for each of Mr. Bruno, and Mses. McKee and Harrington.

e)

In connection with their employment contracts, amount includes legal fees related to Mr. Zillmer’s contract negotiations in the amount of $20,455 and relocation fees for Mr. Ondrof in the amount of $48,919.

f)

In connection with his separation from service, Mr. Bramlage is contractually owed payments and benefits associated with his termination in the amount of $2,534,298, subject to compliance with the terms of his separation agreement. The amount reflected in the table above represents $395,283 for bonus contractually owed and $374,014 for severance paid in FY2020.

g)

With respect to Mr. Sadove, includes charitable contributions of $10,000 made in the name of Mr. Sadove in accordance with the Company’s director charitable contribution matching program and the dollar value of dividend equivalents accrued in fiscal 2020 on DSUs granted prior to February 5, 2014 (the date the Company announced the payment of its first quarterly dividend), where dividends were not factored into the grant date fair value required to be reported for such awards. Includes incremental cost to us (calculated as described above) for personal usage of the Company aircraft in the amount of $12,511.

(8)

During the period from the date the prior CEO stepped down as President and Chief Executive Officer until the date that Mr. Zillmer was appointed Chief Executive Officer, Mr. Sadove effectively served as Principal Executive Officer in the Office of the Chairman from August 25, 2019 to October 6, 2019. During this time he received no additional compensation beyond his compensation under our Non-Employee Director Compensation policy. Mr. Sadove’s salary amount includes $192,789 in cash retainer received as Board member and Chairman during fiscal 2020. His stock comprises the grant date fair value of Mr. Sadove’s deferred stock units granted on January 29, 2020, for continued Board service through the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date.

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Grants of Plan-Based Awards for Fiscal Year 2020

The following table provides information about equity and non-equity awards granted to our named executive officers in fiscal 2020.

				Estimated Future Payouts under Non-Equity Incentive Plan Awards(2) ($)			Estimated Future Payouts under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Type(1)	Grant Date	Committee Meeting Date	Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Zillmer	ACI			568,750	2,275,000	4,436,250
	NQSOs(4)	11/21/2019	11/14/2019								300,317	$42.43	$2,850,008
	NQSOs(5)	9/4/2020	9/3/2020								531,320	$28.30	$4,750,001
	NQSOs(6)	9/4/2020	9/3/2020								132,451	$35.00	$1,000,005
	NQSOs(6)	9/4/2020	9/3/2020								172,118	$45.00	$1,000,006
	NQSOs(6)	9/4/2020	9/3/2020								218,341	$55.00	$1,000,002
	NQSOs(6)	9/4/2020	9/3/2020								271,740	$65.00	$1,000,003
	NQSOs(6)	9/4/2020	9/3/2020								332,226	$75.00	$1,000,000
	NQSOs(6)	9/4/2020	9/3/2020								401,607	$85.00	$1,000,001
	PSUs(7)	11/21/2019	11/14/2019				52,743	105,486	263,715				$4,750,035
	RSUs(8)	11/21/2019	11/14/2019							44,780			$1,900,015
	RSUs(9)	9/4/2020	9/3/2020							167,845			$4,750,014
Ondrof	ACI			150,000	600,000	1,170,000
	NQSOs(4)	1/7/2020	1/5/2020								61,188	$43.57	$600,254
	NQSOs(5)	9/4/2020	9/3/2020								111,857	$28.30	$1,000,002
	NQSOs(6)	9/4/2020	9/3/2020								44,151	$35.00	$333,340
	NQSOs(6)	9/4/2020	9/3/2020								57,373	$45.00	$333,337
	NQSOs(6)	9/4/2020	9/3/2020								72,781	$55.00	$333,337
	NQSOs(6)	9/4/2020	9/3/2020								90,580	$65.00	$333,334
	NQSOs(6)	9/4/2020	9/3/2020								110,742	$75.00	$333,333
	NQSOs(6)	9/4/2020	9/3/2020								133,869	$85.00	$333,334
	PSUs(7)	1/7/2020	1/5/2020				10,891	21,782	54,455				$1,000,012
	RSUs(8)	1/7/2020	1/5/2020							9,181			$400,016
	RSUs(9)	9/4/2020	9/3/2020							35,336			$1,000,009
Bruno	ACI			151,675	606,701	1,183,067
	NQSOs(4)	11/21/2019	11/14/2019								47,419	$42.43	$450,006
	NQSOs(4)	12/4/2019	12/3/2019								7,929	$42.24	$75,008
	NQSOs(5)	9/4/2020	9/3/2020								97,875	$28.30	$875,003
	NQSOs(6)	9/4/2020	9/3/2020								44,151	$35.00	$333,340
	NQSOs(6)	9/4/2020	9/3/2020								57,373	$45.00	$333,337
	NQSOs(6)	9/4/2020	9/3/2020								72,781	$55.00	$333,337
	NQSOs(6)	9/4/2020	9/3/2020								90,580	$65.00	$333,334
	NQSOs(6)	9/4/2020	9/3/2020								110,742	$75.00	$333,333
	NQSOs(6)	9/4/2020	9/3/2020								133,869	$85.00	$333,334
	PSUs(7)	11/21/2019	11/14/2019				8,328	16,656	41,640				$750,020
	PSUs(7)	12/4/2019	12/3/2019				1,388	2,776	6,940				$125,003
	PSUs(10)	9/3/2020	9/3/2020							4,460			$124,213

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				Estimated Future Payouts under Non-Equity Incentive Plan Awards(2) ($)			Estimated Future Payouts under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Type(1)	Grant Date	Committee Meeting Date	Thres- hold	Target	Maxi- mum	Thres- hold	Target	Maxi- mum
Bruno-continued	RSUs(8)	11/21/2019	11/14/2019							7,071			$300,023
	RSUs(8)	12/4/2019	12/3/2019							1,184			$50,012
	RSUs(9)	9/4/2020	9/3/2020							30,919			$875,008
McKee	ACI			179,435	717,738	1,399,589
	NQSOs(4)	11/21/2019	11/14/2019								47,419	$42.43	$450,006
	NQSOs(5)	9/4/2020	9/3/2020								83,893	$28.30	$750,003
	NQSOs(6)	9/4/2020	9/3/2020								33,113	$35.00	$250,003
	NQSOs(6)	9/4/2020	9/3/2020								43,030	$45.00	$250,004
	NQSOs(6)	9/4/2020	9/3/2020								54,586	$55.00	$250,004
	NQSOs(6)	9/4/2020	9/3/2020								67,935	$65.00	$250,001
	NQSOs(6)	9/4/2020	9/3/2020								83,057	$75.00	$250,002
	NQSOs(6)	9/4/2020	9/3/2020								100,402	$85.00	$250,001
	PSUs(7)	11/21/2019	11/14/2019				8,328	16,656	41,640				$750,020
	PSUs(10)	9/3/2020	9/3/2020							5,946			$165,598
	RSUs(8)	11/21/2019	11/14/2019							7,071			$300,023
	RSUs(9)	9/4/2020	9/3/2020							26,502			$750,007
Harrington	ACI			106,250	425,000	828,750
	NQSOs(4)	11/21/2019	11/14/2019								47,419	$42.43	$450,006
	NQSOs(5)	9/4/2020	9/3/2020								83,893	$28.30	$750,003
	NQSOs(6)	9/4/2020	9/3/2020								33,113	$35.00	$250,003
	NQSOs(6)	9/4/2020	9/3/2020								43,030	$45.00	$250,004
	NQSOs(6)	9/4/2020	9/3/2020								54,586	$55.00	$250,004
	NQSOs(6)	9/4/2020	9/3/2020								67,935	$65.00	$250,001
	NQSOs(6)	9/4/2020	9/3/2020								83,057	$75.00	$250,002
	NQSOs(6)	9/4/2020	9/3/2020								100,402	$85.00	$250,001
	PSUs(7)	11/21/2019	11/14/2019				8,328	16,656	41,640				$750,020
	PSUs(10)	9/3/2020	9/3/2020							744			$20,707
	RSUs(8)	11/21/2019	11/14/2019							7,071			$300,023
	RSUs(9)	9/4/2020	9/3/2020							26,502			$750,007
Sadove	DSU	1/29/2020	1/29/2020							6,418			$295,356
Bramlage	ACI			194,488	777,950	1,517,003
	NQSOs(4)	11/21/2019	11/14/2019								94,837	$42.43	$900,003
	PSUs(7)	11/21/2019	11/14/2019				16,656	33,312	83,280				$1,500,039
	RSUs(8)	11/21/2019	11/14/2019							14,141			$600,003

(1)	DSU = Deferred Stock Unit; ACI = Annual Cash Incentive; NQSO = Non-Qualified Stock Option; RSU = Restricted Stock Unit; PSU = Performance Stock Unit

(2)

The amounts represent the threshold, target, and maximum payouts under the Management Incentive Bonus Plan for the 2020 performance period. The amounts for Mr. Ondrof reflect a pro-rata target from his hire date on January 7, 2020.

(3)

This column shows the full grant date fair value of non-qualified stock options, restricted stock units and performance stock units granted to our named executive officers in fiscal 2020 under FASB ASC Topic 718. The grant date fair value for performance stock units granted in fiscal 2020 assumes achievement of the target amount. For additional information on the valuation assumptions, refer to Note 12 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 2, 2020. These amounts do not correspond to the actual value that will be received by the named executive officers.

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(4)	These stock options were granted under the 2013 Stock Plan, vest 25% annually over four years and have a ten-year term, subject to grantee’s continued employment.

(5)	These stock options were granted under the 2013 Stock Plan, vest 33% annually over three years and have a ten-year term, subject to grantee’s continued employment.

(6)

These stock options are premium priced options, granted at exercise prices that exceed the market value of the common stock on the date of grant, intended to motivate superior performance over the long term.

(7)

These performance stock units were granted under the 2013 Stock Plan and vest at the end of fiscal 2022, provided that the performance targets, based on Adjusted Revenue Growth, Adjusted Operating Income growth, average ROIC, and Relative TSR, are met for the three-year period ending September 30, 2022.

(8)	These restricted stock units were granted under the 2013 Stock Plan and vest annually 25% per year over four years, subject to the grantee’s continued employment.

(9)	These restricted stock units were granted under the 2013 Stock Plan and vest annually 33% per year over three years, subject to the grantee’s continued employment.

(10)

These performance stock units were granted under the 2013 Stock Plan in FY2018 and the performance targets were modified and achievement of the modified performance criteria was approved, in each case, by the Compensation Committee on September 3, 2020, with a payout of 29.2% of target. The value in the table above represents the accounting expense recognized related to the performance goal modification.

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Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides information with respect to outstanding equity awards held by our NEOs at 2020 fiscal year-end.

		Option Awards						Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Zillmer	NQSOs	—	300,317			$42.43	11/21/2029
	NQSOs	—	531,320			$28.30	9/4/2030
	NQSOs	—	132,451			$35.00	9/4/2030
	NQSOs	—	172,118			$45.00	9/4/2030
	NQSOs	—	218,341			$55.00	9/4/2030
	NQSOs	—	271,740			$65.00	9/4/2030
	NQSOs	—	332,226			$75.00	9/4/2030
	NQSOs	—	401,607	(7)		$85.00	9/4/2030
	PSUs(3)									106,931	$7,233,882
	RSUs(4)							213,238	$5,770,232
Ondrof	NQSOs	—	61,188			$43.57	1/7/2030
	NQSOs	—	111,857			$28.30	9/4/2030
	NQSOs	—	44,151			$35.00	9/4/2030
	NQSOs	—	57,373			$45.00	9/4/2030
	NQSOs	—	72,781			$55.00	9/4/2030
	NQSOs	—	90,580			$65.00	9/4/2030
	NQSOs	—	110,742			$75.00	9/4/2030
	NQSOs	—	133,869			$85.00	9/4/2030
	PSUs(3)									22,023	$1,489,862
	RSUs(4)							44,619	$1,207,380
Bruno	NQSOs	12,327	—			$23.92	12/20/2023
	NQSOs	13,176	—			$27.05	5/12/2024
	NQSOs	48,251	—			$28.66	11/19/2024
	NQSOs	35,903	—			$32.65	11/20/2025
	NQSOs	42,552	14,186			$34.08	11/18/2026
	NQSOs	20,570	20,573			$40.74	11/16/2027
	NQSOs	13,457	40,371			$36.74	11/15/2028
	NQSOs	—	47,419			$42.43	11/21/2029
	NQSOs	—	7,929			$42.24	12/4/2029
	NQSOs	—	97,875			$28.30	9/4/2030
	NQSOs	—	44,151			$35.00	9/4/2030
	NQSOs	—	57,373			$45.00	9/4/2030
	NQSOs	—	72,781			$55.00	9/4/2030
	NQSOs	—	90,580			$65.00	9/4/2030
	NQSOs	—	110,742			$75.00	9/4/2030
	NQSOs	—	133,869			$85.00	9/4/2030
	PSUs(3)									40,643	$2,465,992
	RSUs(4)							50,475	$1,365,847

68

		Option Awards					Stock Awards
Name	Type	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(2) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
McKee(6)	NQSOs	94,518	—		$16.21	7/9/2023
	NQSOs	25,828	—		$16.21	7/31/2021
	NQSOs	30,817	—		$23.92	12/20/2023
	NQSOs	77,202	—		$28.66	11/19/2024
	NQSOs	67,582	—		$32.65	11/20/2025
	NQSOs	56,736	18,915		$34.08	11/18/2026
	NQSOs	27,428	27,430		$40.74	11/16/2027
	NQSOs	13,457	40,371		$36.74	11/15/2028
	NQSOs	—	47,419		$42.43	11/21/2029
	NQSOs	—	83,893		$28.30	9/4/2030
	NQSOs	—	33,113		$35.00	9/4/2030
	NQSOs	—	43,030		$45.00	9/4/2030
	NQSOs	—	54,586		$55.00	9/4/2030
	NQSOs	—	67,935		$65.00	9/4/2030
	NQSOs	—	83,057		$75.00	9/4/2030
	NQSOs	—	100,402		$85.00	9/4/2030
	PSUs(3)								37,836	$2,276,117
	RSUs(4)						46,494	$1,258,135
Harrington	NQSOs	10,000	—		$12.76	12/7/2021
	NQSOs	9,452	—		$16.21	7/9/2023
	NQSOs	3,082	—		$23.92	12/20/2023
	NQSOs	9,651	—		$28.66	11/19/2024
	NQSOs	5,703	—		$32.65	11/20/2025
	NQSOs	4,785	1,598		$34.08	11/18/2026
	NQSOs	3,428	3,430		$40.74	11/16/2027
	NQSOs	1,211	3,634		$36.74	11/15/2028
	NQSOs	5,877	17,634		$30.59	3/4/2029
	NQSOs	5,130	15,390		$37.66	8/8/2029
	NQSOs	—	47,419		$42.43	11/21/2029
	NQSOs	—	83,893		$28.30	9/4/2030
	NQSOs	—	33,113		$35.00	9/4/2030
	NQSOs	—	43,030		$45.00	9/4/2030
	NQSOs	—	54,586		$55.00	9/4/2030
	NQSOs	—	67,935		$65.00	9/4/2030
	NQSOs	—	83,057		$75.00	9/4/2030
	NQSOs	—	100,402		$85.00	9/4/2030
	PSUs(3)								33,852	$2,060,529
	RSUs(4)						47,336	$1,280,912
Sadove	DSUs(5)						6,418	$173,671
Bramlage

(1)

The amounts in this column are time vesting and performance based options that have vested, generally based on the vesting schedules described below in footnote 2, provided that a certain portion of these options which were subject to performance conditions may have vested at an earlier or later time when such performance conditions were satisfied.

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(2)

These are options subject to time vesting and vest 25% per year over four years from the date of grant, other than FY21 annual equity grant, with an exercise price of $28.30 (made in September 2020), which vests 33% per year; and premium priced option grants, with exercise prices ranging from $35 - $85, which vest 33% after three years, 33% after four years, and 33% after five years), provided that the NEO is still employed, with certain exceptions (disability, retirement or death). See “Potential Post-Employment Benefits”. Other than an option granted to Ms. McKee in connection with an equity exchange offer in fiscal 2013, which has an expiration date of July 31, 2021 and vested one-third on each of December 15, 2013, 2014 and 2015, all options were granted on the date that is ten years prior to the listed expiration date.

(3)

Performance stock units granted prior to FY2020 are subject to equally weighted three-year cumulative Adjusted EPS and ROIC performance conditions, and performance stock units granted in FY2020 are subject to three-year cumulative Adjusted Revenue Growth (ARG) weighted 40%, Adjusted Operating Income Growth (AOIG) weighted 30%, ROIC weighted 30% performance conditions, and each metric is subject to a TSR modifier. Performance stock units are not eligible to vest prior to the end of the performance period, and vest provided that the NEO is still employed on such dates with certain exceptions (disability, retirement, retirement with notice, or death). See “Potential Post-Employment Benefits”. Performance stock units accrue dividend equivalent units that are delivered only upon vesting of the underlying shares and such accrued dividend equivalent units are included in the table. In all cases, outstanding awards are reflected at target. The awards vest between 50% and 200% (for grants prior to FY2020) and 50% and 250% (for grants in fiscal 2020) of target amount based on actual performance during the performance periods, assuming the threshold performance requirement is met. Award details are set forth below.

Name	Award Date	Number of Unearned Shares or Units at Target (#)	Number of Unearned Shares or Units at Maximum (#)	Performance Condition	Performance Period End Date
Zillmer	11/21/2019	106,931	267,328	ARG, AOIG, ROIC, and TSR	9/30/2022
Ondrof	1/7/2020	22,023	55,058	ARG, AOIG, ROIC, and TSR	9/30/2022
Bruno	11/15/2018	20,952	41,903	EPS and ROIC	10/1/2021
	11/21/2019	16,884	42,210	ARG, AOIG, ROIC, and TSR	9/30/2022
	12/4/2019	2,807	7,017	ARG, AOIG, ROIC, and TSR	9/30/2022
McKee	11/15/2018	20,952	41,903	EPS and ROIC	10/1/2021
	11/21/2019	16,884	42,210	ARG, AOIG, ROIC, and TSR	9/30/2022
Harrington	11/15/2018	1,886	3,773	EPS and ROIC	10/1/2021
	3/4/2019	8,334	16,667	EPS and ROIC	10/1/2021
	8/8/2019	6,748	13,496	EPS and ROIC	10/1/2021
	11/21/2019	16,884	42,210	ARG, AOIG, ROIC, and TSR	9/30/2022

(4)

Restricted stock units granted prior to September 4, 2020 are subject to time-vesting conditions and vest in four equal annual installments except for Ms. Harrington’s August 9, 2018 award, which vests 100% after three years, and restricted stock units granted on September 4, 2020 are subject to time-vesting conditions and vest in three equal annual installments, in each case, provided that the NEO is still employed by us on such dates, with certain exceptions (disability, retirement, retirement with notice or death). See “Potential Post-Employment Benefits”. The number of restricted stock units listed includes dividend equivalents accrued with respect to such award:

Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Name	Award Date	Number of Shares or Units of Stock That Have Not Vested (#)
Zillmer	11/21/2019	45,393	McKee	11/18/2016	2,463
	9/4/2020	167,845		11/16/2017	4,075
Ondrof	1/7/2020	9,283		11/15/2018	6,287
	9/4/2020	35,336		11/21/2019	7,168
Bruno	11/18/2016	1,849		9/4/2020	26,502
	11/16/2017	3,055	Harrington	11/18/2016	209
	11/15/2018	6,287		11/16/2017	510
	11/21/2019	7,168		8/9/2018	7,854
	12/4/2019	1,197		11/15/2018	567
	9/4/2020	30,919		3/4/2019	2,502
				8/8/2019	2,025
				11/21/2019	7,168
				9/4/2020	26,502

(5)

Reflects Mr. Sadove’s fiscal 2020 deferred stock units granted on January 29, 2020, for continued Board service through the day prior to the Company’s first annual meeting of shareholders that occurs after the grant date.

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(6)

If a participant’s service with the Company or any of its subsidiaries terminates due to retirement (as defined in the 2013 Stock Plan), the installment of stock options and restricted stock units that are scheduled to vest on the next vesting date following such termination will immediately vest. With regards to performance share units, a participant is eligible to vest in a portion of the award proportionate to the timing of the retirement and performance period (subject to achievement of the performance targets). In addition, beginning with awards granted in fiscal 2018, if a participant’s service with the Company or any of its subsidiaries terminates due to retirement with notice (as defined in the 2013 Stock Plan), the next two installments of outstanding unvested equity awards (with the exception of premium priced stock options) will remain outstanding and eligible to vest on their original terms (with vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that the executive remain in service with the Company. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years following the later of such retirement with notice or applicable vesting date. For the premium priced stock options, upon a regular retirement, those that were scheduled to vest over the next year will continue to vest. Upon a retirement with notice, premium priced options that were scheduled to vest over the next two years will continue to vest. Only Ms. McKee was retirement and retirement with notice eligible as of the end of fiscal 2020. For information on the value of equity awards which would have vested upon retirement as of the end of fiscal 2020, see the table of estimated payments presented in “Potential Post-Employment Benefits” below.

(7)

Subsequent to the fiscal year end, Mr. Zillmer agreed to forfeit 59,803 of these options because the total number of options granted to him in calendar 2020 inadvertently exceeded the annual limit of 2,000,000 options granted to an individual under the 2013 Stock Plan.

Option Exercises and Stock Vested Table for Fiscal Year 2020

The following table sets forth information with respect to the named executive officers concerning the exercise of options and the vesting of restricted stock units, performance stock units, and deferred stock units in fiscal 2020.

Name	Option Awards		Stock Awards
	Number Of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)(1)	Number Of Shares Acquired On Vesting(2)(3) (#)	Value Realized On Vesting(1) ($)

Zillmer	—	$ —	—	$ —

Ondrof	—	$ —	—	$ —

Bruno	—	$ —	11,218	$417,012

McKee	250,000	$8,127,232	15,011	$559,697

Harrington	—	$ —	3,103	$103,174

Sadove(4)	—	$ —	5,023	$228,829

Bramlage	277,120	$7,276,085	11,759	$515,695

(1)	Value realized on exercise and vesting is calculated based upon the closing price of our common stock on the NYSE at the date of exercise or vesting, as applicable.

(2)

This column includes restricted stock units, performance stock units, and deferred stock units that have vested during the fiscal year. For restricted stock units, performance stock units, and deferred stock units, the number of shares acquired on vesting includes dividend equivalents.

(3)	For each named executive officer, shares actually delivered upon vesting of restricted stock units, and performance stock units were net of amounts withheld related to taxes.

(4)	Represents Mr. Sadove’s DSUs that vested on January 28, 2020 for his services for the period ending on January 28, 2020.

Pension Benefits for Fiscal 2020

No named executive officer participated in a pension benefit plan during fiscal 2020.

71

Non-Qualified Deferred Compensation for Fiscal Year 2020

Our named executive officers (except Mr. Sadove) are eligible to participate in a deferred compensation plan; the Second Amended and Restated Aramark Savings Incentive Retirement Plan, which is discussed in further detail below. Mr. Sadove is eligible to participate in the Third Amended and Restated 2005 Deferred Compensation Plan as a director. See “Director Compensation” Ms. McKee participated in predecessor plans to the 2007 Savings Incentive Retirement Plan, all of which are reflected in the table.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At Last FYE(3)(4) ($)

John Zillmer

2007 SIRP	—	—	—	—	—

Thomas Ondrof

2007 SIRP	—	—	—	—	—

Lynn McKee

2007 SIRP	39,544	4,875	115,569	—	2,597,364

Marc Bruno

2007 SIRP	45,647	4,875	54,742	—	1,249,809

Lauren Harrington

2007 SIRP	27,171	4,875	16,706	—	394,736

Stephen Bramlage

2007 SIRP	48,322	—	12,404	—	298,742

(1)

All amounts in this column were deferred under the 2007 Savings Incentive Retirement Plan during fiscal 2020; such amounts are included in the named executive officer’s salary amount in the Summary Compensation Table.

(2)

These amounts constitute the Company matching contributions to the 2007 Savings Incentive Retirement Plan for FY 2020, which were made in November 2020. These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)

To the extent that participants’ earnings on their account balances for the 2007 Savings Incentive Retirement Plan exceeded 120% of the applicable federal rate, those excess earnings were reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table as follows: for Mr. Bruno, $7,665, for Ms. McKee, $16,182, for Ms. Harrington, $2,339, and for Mr. Bramlage, $1,737.

(4)

The Aggregate Balance at Fiscal Year End includes amounts that were reported in the Summary Compensation Table for the last three fiscal years for Ms. McKee, $195,889 and for Mr. Bramlage, $187,838, and for the last two fiscal years for Ms. Harrington, $73,440.

The Second Amended and Restated Aramark Savings Incentive Retirement Plan enables our named executive officers to defer up to 25% of their base salaries, which become our unfunded deferral obligations. We credit the deferral amounts with interest at the Moody’s Long Term Corporate Baa Bond Index rate for October of the previous year, which was 3.93% beginning January 1, 2020. From October 1, 2019 until December 31, 2019, we credited amounts deferred with an interest rate equal to 5.07%. Employees who participate in the Savings Incentive Retirement Plan are eligible to receive a Company matching contribution equal to 25-75% of the first 6% of their salary deferred up to the Internal Revenue Code maximum deferral limit ($19,500 for fiscal 2020). This match is intended to replicate what the employee would have received if he or she had been able to participate in our 401(k) plans. For fiscal 2020, the Company matching contribution was 25%. Participants in the Savings Incentive Retirement Plan may only make account withdrawals if there occurs an unforeseeable emergency as defined in the plan and the withdrawal is approved by the plan administrative committee. Company match amounts are not available for a hardship withdrawal. The Savings Incentive Retirement Plan is settled in cash following termination of employment and in compliance with certain requirements of Section 409A of the Internal Revenue Code.

The interest rate for both the Savings Incentive Retirement Plan will be adjusted on January 1, 2021, based on the Moody’s Long Term Corporate Baa Bond Index rate for October 2020 which is 3.44%.

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Potential Post-Employment Benefits

Our named executive officers may be eligible to receive benefits in the event their employment is terminated (1) upon their retirement, disability or death, (2) by Aramark without cause (or by the executive in certain cases of “good reason”), or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.

The following sections present a discussion and calculations, as of October 2, 2020, of the estimated benefits the named executive officers would receive in these situations. Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions discussed in the footnotes to the table and may not represent the actual amount an executive would receive if an eligible termination event were to occur.

Each of our NEOs (other than Mr. Sadove who is only eligible for accelerated vesting of unvested DSUs upon a Change of Control) has entered into an agreement relating to employment and post-employment competition, which we refer to herein as an employment agreement. On July 16, 2020, Aramark entered into amended and restated employment agreements with each of the NEOs to promote general consistency in post-employment terms and conditions. In addition to the amounts disclosed in the following sections, each of our NEOs would retain the amounts which he or she has earned or accrued over the course of his or her employment prior to the termination event, such as the executive’s balances under our deferred compensation plans and previously vested equity awards. For further information about previously earned and accrued amounts, see “Summary Compensation Table,” “Outstanding Equity Awards at 2020 Fiscal Year-End” and “Non-Qualified Deferred Compensation for Fiscal Year 2020.”

Termination without Cause / Resignation for Good Reason in the Absence of a Change of Control

If we terminate the NEO without cause (or Mr. Zillmer terminates employment for Good Reason), he or she will receive:

•	severance payments equal to his or her monthly base salary and target annual incentive for 18 months (24 months in the case of Mr. Zillmer) made in the course of our normal payroll cycle;

•	pro rata bonus provided for the year of termination at time of the regular payment based on actual performance outcomes;

•

participation in our basic medical and life insurance programs (basic medical, dental, and vision for Mr. Ondrof) during the period over which he or she receives severance payments, with the employee’s share of premiums deducted from the severance payments (provided until the age of 65 for Mr. Ondrof);

•	continuation of his or her monthly car allowance payments during the severance period;

•

reimbursement for professional outplacement services incurred during the applicable severance pay period, in an amount not to exceed 10% of the executive’s salary at the time of the termination (not provided to Mr. Zillmer); and

•	all of his or her vested stock options, with 90 days following termination of employment to exercise, with all other unvested equity awards automatically canceled.

Termination without Cause / Resignation for Good Reason in Relation to a Change of Control

Our NEO employment agreements contain a “double trigger” change of control termination provision. If employment is terminated by us without cause during the two-year period following a change of control (or his or her employment is terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs) or if he or she resigns with Good Reason (as defined in his or her employment agreement and described below), following a change of control, he or she would receive:

•

cash severance benefits based on a multiple of two times his or her base salary and two times his or her target bonus (two and one-half times in the case of Mr. Zillmer) payable over a two-year period according to our payroll cycle (as a lump sum for Mr. Zillmer);

•	a lump sum payment equal to the portion of his or her target bonus attributable to the portion of the fiscal year served prior to termination, plus any earned but unpaid amounts;

•

continued medical, life and disability insurance at our expense (except for Mr. Ondrof who is eligible for continued medical, dental, and vision and responsible for paying the employee cost of his benefit continuation) for a two-year period following termination (two and one-half years in the case of Mr. Zillmer and until the age of 65 in the case of Mr. Ondrof);

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•	outplacement counseling in an amount not to exceed 10% of base salary (not provided to Mr. Zillmer);

•	continued payment of his or her monthly car allowance payments, if provided at the time of termination, for a period of 24 months (30 months in the case of Mr. Zillmer); and

•

accelerated vesting of outstanding equity-based awards (as described below under “Change of Control Vesting of Equity Awards”) or retirement plan benefits as is specified under the terms of the applicable plans.

Termination for Cause / Resignation without Good Reason

Upon termination for cause or resignation without good reason, Aramark NEOs are not entitled to any severance benefits under their respective employment agreements and all vested stock options (on termination for cause) and unvested equity awards held by them would be immediately canceled. Termination for cause means termination of employment due to conviction or plea of guilty or nolo contendere to a felony, intentional fraud or dishonesty with regard to us that causes us demonstrable harm, willful and continuous failure to perform his or her lawfully assigned duties that are consistent with his or her position, willful violation of our Business Conduct Policy that causes material harm to us or our business reputation or intentionally working against our best interests, in each case after notice and failure to cure the conduct within 10 business days.

Upon a voluntary termination, after one year of service, Mr. Ondrof is eligible for continued basic group medical, dental, and vision coverage on substantially the same terms as applied immediately prior to the separation until Mr. Ondrof reaches the age of 65.

Retirement, Death or Disability

Named executive officers do not receive any special severance benefits upon retirement, death or disability, other than those under the Survivor Income Protection Plan and/or life insurance policies, as applicable, in the case of death (or, in the case of the Survivor Income Protection Plan, upon retirement after age 65). Additionally, after one year of service with the Company, Mr. Ondrof will become eligible for continuation of basic group medical, dental, and vision coverage through the age of 65 if he resigns for any reason.

Equity Treatment for the CEO: With regard to equity awards, upon death or retirement with notice (for which Mr. Zillmer is not eligible unless he remains employed at the Company until October 7, 2024, and provides the Company at least six months of written notice of his intent to retire), Mr. Zillmer will be eligible to vest in all outstanding equity awards according to their pre-established vesting terms and performance conditions. In such event of retirement with notice, stock options would remain exercisable for their full remaining contractual terms.

Upon disability, Mr. Zillmer is eligible to vest in one additional tranche, or year of continued vesting in the case of the September 2020 premium priced option grant, of time-vesting equity awards and become vested in Performance Awards based on the following schedule: 1/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the disability event occurs during the first year of the three-year performance period, 2/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the disability event occurs during the second year of the three-year performance, and all of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the disability event occurs during the third year of the three-year performance period. In addition, vested stock options remain exercisable for one year following termination of employment due to disability.

Equity Treatment for other NEOs: With regard to their equity awards, upon retirement (defined as reaching 60 years of age with five years of total service), death or disability, NEOs (excluding the CEO) are eligible to vest in one additional tranche, or year of continued vesting in the case of the September 2020 premium priced option grant, of time-vesting equity awards and become vested in Performance Awards based on the following schedule: 1/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the termination occurs during the first year of the three-year performance period, 2/3 of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the termination occurs during the second year of the three-year performance, and all of the award is eligible to vest based on actual performance as measured at the end of the three-year performance period if the termination occurs during the third year of the three-year performance period. In addition, vested stock options remain exercisable for one year following termination of employment due to death, disability or retirement.

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Beginning for awards granted in fiscal 2018, if any NEO has been employed with the Company for at least five years, is at least 62 years old and gives the Company at least one year’s written notice of his or her intent to retire, then upon such a retirement with notice, the next two tranches of outstanding, unvested equity awards will remain outstanding and eligible to vest on their original terms (with the vesting of performance based equity incentives to remain subject to the achievement of the relevant performance condition), without regard to a requirement that the executive remain in service with the Company. The premium priced option grant will continue vesting for two additional years post retirement with notice. Additionally, in such event of retirement with notice, any vested stock options granted beginning in fiscal 2018 would remain exercisable for up to three years.

Change of Control Vesting of Equity Awards

In the event of a change of control with respect to equity awards granted under the 2013 Stock Plan, upon a termination without cause (or, if applicable, a resignation for Good Reason) during the two-year period following a change of control, all time-vesting equity awards become immediately vested and all Performance Awards will become vested (i) at the target level if the termination date occurs prior to the end of the performance period and (ii) based on the actual performance level if the termination date occurs on or after the end of the performance period; provided that in the case of equity awards granted subject to the achievement of solely a relative total shareholder return condition, the vesting will remain subject to the achievement of such condition.

280G Golden Parachute Provisions

Each named executive officer agreement provides that if any payments in connection with a change of control of the Company would constitute excess parachute payments that are subject to excise taxes under Section 4999 of the Internal Revenue Code, such payments will be subject to a reduction to avoid any such excise taxes that may be due, if such reduction results in the executive retaining a greater after-tax amount than if executive received the full unreduced amount and paid all taxes (including the excise taxes) due. No employees are eligible to receive a gross-up payment in respect of any such excise taxes he or she may pay, including Ms. McKee whose agreement was amended in July 2020 to eliminate her excise tax gross-up benefit. If a change of control were to have occurred at the end of fiscal 2020, excise tax would have been imposed on Mr. Zillmer, Mr. Ondrof, and Ms. Harrington and they would have retained a greater after-tax amount if they paid the excise tax than if payments were reduced.

Restrictive Covenants

Named executive officers are each subject to (i) non-disclosure and non-disparagement obligations, (ii) a two-year non-competition covenant (two and one-half years in the case of Mr. Zillmer) if his or her employment is terminated in the absence of a change of control, provided that such period of restriction is reduced to one and one-half years (two years in the case of Mr. Zillmer) if he or she is terminated without cause or he or she resigns for good reason, in each case, following a change of control, and (iii) a two-year non-solicitation covenant (two and one-half years in the case of Mr. Zillmer) following his or her termination of employment.

Good Reason Definitions

For Mr. Zillmer, “Good Reason” means any of the following actions absent a Change of Control or on or after a Change of Control, without Executive’s express prior written approval, other than due to Executive’s permanent disability or death:

•	removal by the Company’s Board of Directors from the position of Chief Executive Officer of the Company;

•	any decrease in Base Salary or Target Bonus;

•	any relocation of Executive’s principal place of business of 50 miles or more from the Company’s headquarters in Philadelphia, Pennsylvania, other than normal travel consistent with past practice; or

•

the Company’s material breach of the employment letter agreement between the Company and Executive dated October 6, 2019, which for the avoidance of doubt shall not be interpreted to include the provisions of this Aramark Agreement relating to Employment and Post Employment Competition, but shall include, without limitation, a diminution of Employee’s duties or authority as Chief Executive Officer (including reporting relationships).

Executive shall have twelve months from the time Executive first becomes aware of the existence of Good Reason to resign. The Executive must provide notice of the existence of the condition within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Company shall have 30 days during which it may remedy the condition required to pay the amount.

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For other NEOs, “Good Reason” means any of the following actions on or after a Change of Control, without Executive’s express prior written approval, other than due to Executive’s permanent disability or death:

•	any decrease in Base Salary or Target Bonus;

•

any decrease in Executive’s pension benefit opportunities or any material diminution in the aggregate employee benefits, in each case, afforded to the Executive immediately prior to the Change of Control, but not including any such decrease or diminution that is inadvertent and that is cured within 30 days following written notice of such decrease or diminution by Executive to the Company;

•

any diminution in Executive’s title or reporting relationship, or substantial diminution in duties or responsibilities (other than solely as a result of a Change of Control in which the Company immediately thereafter is no longer publicly held); or

•	any relocation of Executive’s principal place of business of 35 miles or more, other than normal travel consistent with past practice.

Executive shall have twelve months from the time Executive first becomes aware of the existence of Good Reason to resign for Good Reason. The Executive must provide notice to the Company of the existence of the condition described above within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Company shall have a period of 30 days during which it may remedy the condition and not be required to pay the amount.

Definition of Change of Control

Change of control is defined in each of our named executive officers’ agreements relating to employment and post-employment competition to include the following:

•	an entity or group other than us, our former private equity sponsor owners or one of our employee benefit plans acquires more than 50% of our voting stock;

•

the Company experiences a reorganization, merger or sale or disposition of substantially all of our assets or we purchase the assets or stock of another entity unless the shareholders prior to the transaction own at least 50% of the voting stock after the transaction and no person owns a majority of the voting stock (unless that ownership existed before the transaction); or

•	a majority of the members of the Board are replaced during any 12-month period and the new directors are not endorsed by a majority of the Board before the replacement.

Mr. Bramlage

Termination without Cause in the Absence of a Change of Control – Mr. Bramlage will be paid benefits in line with the contractual provisions detailed below and discussed in the Executive Transitions section of the CD&A.

Upon Mr. Bramlage’s departure from the Company, Mr. Bramlage became entitled to the following payments, while unvested equity awards were forfeited:

•	a pro rata bonus for the year of termination based upon target performance paid at the time of the typical annual bonus payment;

•	continued payment of his base salary for 18 months;

•	one and one-half times the target bonus paid at the time of the typical annual bonus payment;

•	continued participation in the Company’s basic medical and life insurance programs on the same terms as prior to termination for a period of 18 months, both for Mr. Bramlage and for his dependents;

•	continued payment of his monthly car allowance for 18 months;

•	all of his vested stock options could be exercised for 90 days following termination of employment, with all other unvested equity awards automatically canceled.

Restrictive Covenants

Payments to Mr. Bramlage described above are contingent on continued compliance with (i) non-disclosure and non-disparagement obligations and (ii) non-competition and non-solicitation provisions for 18 months following his separation.

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Estimated Benefits Upon Termination – Subject to Change

The following table shows potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a termination of employment, assuming a October 2, 2020, termination date unless otherwise indicated and using the closing price of our common stock on the NYSE as of October 2, 2020 ($27.55). The named executive officers would also be eligible to receive their accrued deferred compensation (see “Nonqualified Deferred Compensation for Fiscal Year 2020”), which does not automatically accelerate upon a change of control, and the value of any vested stock options. Certain of the named executive officers have optional life insurance for which they pay 100% of the premium.

Name	Retirement ($)	Retirement with Notice ($)	Death(3) ($)	Disability ($)	Termination With Cause ($)	Termination Without Cause(4) ($)	Change Of Control(5) ($)
Zillmer(6)

Cash Payment (Lump Sum)	—	—	2,000,000		—	—	11,212,500

Cash Payment (Over Time)	—	—	—	—	—	7,150,000	—

Acceleration of Unvested Equity(1)	—	—	8,820,766	2,836,025	—	—	8,820,766

Benefit Continuation(2)	—	—	—	—	—	72,324	125,664

Total	—	—	10,820,766	2,836,025	—	7,222,324	20,158,930

Ondrof(7)

Cash Payment (Lump Sum)	—	—	2,000,000		—	—	800,000

Cash Payment (Over Time)	—	—	—	—	—	2,400,000	3,200,000

Acceleration of Unvested Equity(1)	—	—	590,700	590,700	—	—	1,836,070

Benefit Continuation(2)	—	—	—	—	—	126,918	142,898

Total	—	—	2,590,700	590,700	—	2,526,918	5,978,968

McKee(8)

Cash Payment (Lump Sum)	—	—	1,500,000	—	—	—	717,738

Cash Payment (Over Time)	—	—	3,447,559	—	—	2,153,214	2,870,952

Acceleration of Unvested Equity(1)	1,014,391	1,768,517	1,014,391	1,014,391	—	—	2,323,484

Benefit Continuation(2)	—	—	—	—	—	118,692	134,672

Total	1,014,391	1,768,517	5,961,950	1,014,391	—	2,271,906	6,046,846

Bruno(9)

Cash Payment (Lump Sum)	—	—	2,000,000		—	—	625,000

Cash Payment (Over Time)	—	—	—	—	—	1,875,000	2,500,000

Acceleration of Unvested Equity(1)	—	—	1,058,085	1,058,085	—	—	2,510,576

Benefit Continuation(2)	—	—	—	—	—	110,062	136,759

Total	—	—	3,058,085	1,058,085	—	1,985,062	5,772,335

Harrington(10)

Cash Payment (Lump Sum)	—	—	2,000,000		—	—	425,000

Cash Payment (Over Time)	—	—	—	—	—	1,387,500	1,850,000

Acceleration of Unvested Equity(1)	—	—	1,035,522	1,035,522	—	—	2,237,088

Benefit Continuation(2)	—	—	—	—	—	97,562	124,259

Total	—	—	3,035,522	1,035,522	—	1,485,062	4,636,346

Sadove

Cash Payment (Lump Sum)	—	—	—	—	—	—	—

Cash Payment (Over Time)	—	—	—	—	—	—	—

Acceleration of Unvested Equity(1)	—	—	—	—	—	—	178,772

Benefit Continuation(2)	—	—	—	—	—	—	—

Total	—	—	—	—	—	—	178,772

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Name	Retirement ($)	Retirement with Notice ($)	Death(3) ($)	Disability ($)	Termination With Cause ($)	Termination Without Cause(4) ($)	Change Of Control(5) ($)

Bramlage(11)

Cash Payment (Lump Sum)	—	—	—	—	—	1,562,208	—

Cash Payment (Over Time)	—	—	—	—	—	1,166,925	—

Acceleration of Unvested Equity(1)	—	—	—	—	—	—	—

Benefit Continuation(2)	—	—	—	—	—	200,448	—

Total	—	—	—	—	—	2,929,581	—

(1)

Represents acceleration of unvested deferred stock units (Mr. Sadove only), unvested stock options, restricted stock units and performance stock units that would vest upon the occurrence of the specified event. Calculations are based upon the closing price of our common stock on the NYSE as of October 2, 2020 ($27.55).

(a)

Ms. McKee has attained the eligible retirement age of 60 under the 2013 Stock Plan and has been employed by the Company for at least five years. Therefore, the accelerated vesting for equity awards on retirement would apply only to Ms. McKee where applicable. Ms. McKee has also attained the eligible retirement with notice age of 62 under the 2013 Stock Plan and has been employed by the Company for at least five years. Therefore, the accelerated vesting for equity awards on retirement with notice would apply only to Ms. McKee as well, where applicable.

(b)

In the case of death or disability of any named executive officer, amounts were calculated assuming that all time-vesting options and restricted stock units scheduled to vest in fiscal 2021 vest with the exception of Mr. Zillmer who would vest in all outstanding equity awards upon death. With regard to unearned performance stock units, amounts were calculated assuming target performance levels were achieved and proration applied, if applicable.

(c)

Unvested stock options, restricted stock units and performance stock units granted under the 2013 Stock Plan would become fully vested if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control (which, for purposes of this table, is assumed to have occurred on the last day of fiscal 2020).

(2)

The following assumptions were used in our calculation of the cost of benefits in connection with termination of employment: a 6% increase annually for health insurance premiums, dental insurance premiums, vision insurance premiums and excess health, with 2020 used as the base year, and no increase annually for life and accident insurance premiums.

(3)

Includes amounts payable under the Survivor Income Protection Plan (for Ms. McKee), various term life insurance policies and accidental death and dismemberment policies for which we pay all or part of the premium, which amounts are reflected in the “Summary Compensation Table.”

(4)	“Termination Without Cause” column means termination without cause (as defined in employment arrangements, if applicable) in the absence of a change of control.

(5)

Cash payments and benefit continuation included in this column will only be paid to or received by the named executive officers if they are terminated without cause (or, if applicable, resign for Good Reason) following a change of control (or they are terminated prior to such change of control either at the request of a party to the change of control transaction or otherwise in connection with or in anticipation of such change of control which subsequently occurs.). Lump sum cash payments equates to the entire cash severance owed for Mr. Zillmer, and, for other NEOs, equates to the pro rata bonus which would be owed at target levels based on termination date. Equity awards granted under the 2013 Stock Plan vest if the named executive officer is terminated without cause (or, if applicable, resigns for good reason) during the two-year period following the change of control. With regard to performance based equity, valuation is based on achieving target performance.

(6)

(a)

Mr. Zillmer would incur excise tax if a change of control of the Company had occurred on October 2, 2020, as a portion of his payout would be considered an excess parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered an excess parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. For a termination as of October 2, 2020, it would be more beneficial for Mr. Zillmer to pay the excise tax than having his payments reduced. The Company would lose the deduction for all amounts it paid to Mr. Zillmer above the “base amount” as defined in the Internal Revenue Code.

(b)

Included in Mr. Zillmer’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over a 24-month severance period; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, disability and life insurance premiums for 30 months (at the Company’s expense) and a car allowance for 30 months.

(7)

(a)

Mr. Ondrof would incur excise tax if a change of control of the Company had occurred on October 2, 2020, as a portion of his payout would be considered an excess parachute payment. He is not entitled to a 280G gross up, but under the terms of his employment agreement, if his payout on a change of control would be considered an excess parachute payment, we would reduce his payments if that reduction (to avoid the excise tax) would result in him receiving a greater after tax amount than he would have received had he been paid the full amount and then paid the excise tax. For a termination as of October 2, 2020, it would be more beneficial for Mr. Ondrof to pay the excise tax than having his payments reduced. The Company would lose the deduction for all amounts it paid to Mr. Ondrof above the “base amount” as defined in the Internal Revenue Code.

(b)

Included in Mr. Ondrof’s benefit continuation: (i) in the case of termination without cause, are basic medical, dental, and vision coverage (until the age of 65) and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of his base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are basic medical, dental, and vision coverage until the age of 65, a car allowance for 24 months, as well as outplacement benefits of 10% of his base salary.

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(8)

(a)

Ms. McKee has attained the eligible retirement age of 60 and retirement with notice age of 62 under the 2013 Stock Plan and has been employed by the Company or any of its subsidiaries for at least five years. Therefore, the accelerated vesting for equity awards on retirement and retirement with notice would apply to Ms. McKee, where applicable.

(b)	Ms. McKee’s payout upon a change of control of the Company on October 2, 2020, would not be considered an excess parachute payment and subject to excise tax.

(c)

Included in Ms. McKee’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of his base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, life insurance, and disability premiums (if applicable) for two years (at the Company’s expense), a car allowance for 24 months, as well as outplacement benefits of 10% of her base salary.

(9)

(a)	Mr. Bruno’s payout upon a change of control of the Company on October 2, 2020, would not be considered an excess parachute payment and subject to excise tax.

(b)

Included in Mr. Bruno’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of his base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, life insurance, and disability premiums for two years (at the Company’s expense), a car allowance for 24 months, as well as outplacement benefits of 10% of his base salary.

(10)

(a)

Ms. Harrington would incur excise tax if a change of control of the Company had occurred on October 2, 2020, as a portion of her payout would be considered an excess parachute payment. She is not entitled to a 280G gross up, but under the terms of her employment agreement, if her payout on a change of control would be considered an excess parachute payment, we would reduce her payments if that reduction (to avoid the excise tax) would result in her receiving a greater after tax amount than she would have received had she been paid the full amount and then paid the excise tax. For a termination as of October 2, 2020, it would be more beneficial for Ms. Harrington to pay the excise tax than having her payments reduced. The Company would lose the deduction for all amounts it paid to Ms. Harrington above the “base amount” as defined in the Internal Revenue Code.

(b)

Included in Ms. Harrington’s benefit continuation: (i) in the case of termination without cause, are basic medical and life insurance coverage and a car allowance over an 18-month severance period, as well as outplacement benefits of 10% of his base salary; and (ii) in the case of termination without cause or resignation for good reason in connection with, or within two years following, a change of control, are medical, life insurance, and disability premiums for two years (at the Company’s expense), a car allowance for 24 months, as well as outplacement benefits of 10% of her base salary.

(11)

(a)

Mr. Bramlage separated from the Company on April 3, 2020; only benefits due to termination without cause are shown. Amounts reflected for benefits continuation represent reimbursement for outplacement services, company-paid medical insurance, and car allowance.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we have calculated the ratio of the annual total compensation of our CEO to that of our median employee for fiscal 2020 (the “CEO pay ratio”). As described in this proxy statement, Mr. Zillmer served as our CEO for the substantial majority of fiscal 2020. The Company believes this ratio is a reasonable estimate, calculated as described below.

Measurement Date

We initially identified our median employee for purposes of our pay ratio disclosure for fiscal 2018 by annualizing (where applicable) fiscal 2018 base cash compensation for our full-time and part-time employees (other than the CEO) globally who were employed on June 30, 2018, the first day of our 4th fiscal quarter. The regulations allow organizations to retain the same median employee for up to three years as long as their underlying workforce demographics did not significantly change.

In response to the pandemic, the Company furloughed employees and eliminated a significant number of positions such that as of October 2, 2020, we employed approximately 247,900 employees globally (as compared to the approximately 283,500 employees we employed as of September 27, 2019). However, because the substantial majority of our global workforce, even following the Company’s pandemic-related human capital response, is comprised of hourly employees whose total compensation does not vary materially year-over-year, and there have been no changes to our employee compensation arrangements that we reasonably believe would significantly affect our CEO Pay Ratio Disclosure, we are relying on our initial 2018 analysis that identified the median employee given our generally consistent year-over-year employee demographics. Since the employee initially identified as the median employee in 2018 was no longer an employee of the Company at the end of fiscal 2020, for the fiscal 2020 CEO pay ratio analysis, we are using a similarly situated employee of the employee initially identified as the median employee, whose compensation is substantially similar to that of the original median employee identified.

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Consistently Applied Compensation Measure

We chose base cash compensation as our consistently applied compensation measure, which we believe encompasses the principal method of cash compensation we use for our employees and provides a reasonable estimate of annual compensation for our employees.

We included all full-time, part-time, seasonal and temporary workers employed on such date in the calculation other than approximately 5,300 employees in Mexico who were excluded using the de minimis exemption allowed by applicable SEC rules. The excluded employees represent less than 5% of our total global population of 246,537 as of June 30, 2018 consisting of 139,365 U.S. employees and 107,172 non-U.S. employees.

Findings

Using this methodology, we identified our median employee in fiscal 2018 as a part-time food service worker working in the U.S. For fiscal 2020, since the originally identified median employee from the 2018 analysis was no longer an employee of the Company through fiscal 2020 end, we selected a similarly situated employee from the 2018 analysis also a part-time food service worker working in the U.S. for the fiscal 2020 analysis. The similarly situated employee worked the entirety of fiscal 2020 with the Company.

We then calculated the fiscal 2020 total annual compensation of our similarly situated median employee to be $15,839 using the same methodology we used for our named executive officers as set forth in the Summary Compensation Table. The total annualized compensation of the CEO is $27,119,029; amount is annualized to include an additional $25,000 increase from the Summary Compensation Table, representing additional pro rated salary for the portion of the fiscal year in which Mr. Zillmer did not serve as CEO. Based on these calculations, the CEO pay ratio for fiscal 2020 was 1,712 to 1.

Since the CEO’s 2020 Summary Compensation Table annual total compensation includes both the fiscal 2020 and fiscal 2021 equity grants (due to the Board’s decision to expedite the fiscal 2021 equity grant from November 2020 to September 2020, prior to the end of fiscal 2020) requiring disclosure of both grants in the 2020 Summary Compensation Table as compensation for fiscal 2020, we also reviewed the CEO pay ratio excluding the value of the expedited fiscal 2021 equity grant. Excluding the CEO’s approximately $9.5 million FY 2021 equity grant, the CEO’s fiscal 2020 total annual compensation would have been $17,619,029. Based on this CEO total annual compensation level, the CEO pay ratio for fiscal 2020 would have been 1,112 to 1.

This CEO pay ratio represents a reasonable good faith estimate, calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about Aramark common stock that may be issued under all of Aramark’s existing equity compensation plans as of October 2, 2020, including the 2013 Stock Plan and the 2007 Management Stock Incentive Plan (the “2007 Stock Plan”).

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights(1)(2)	Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights	Number Of Securities Remaining Available For Future Issuance (Excluding Securities Reflected In Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	20,875,094	$45.11	3,289,649
Equity compensation plans not approved by security holders:	—	—	—
Total:	20,875,094	$45.11	3,289,649

(1)

Under the 2007 Stock Plan, options, restricted stock units and restricted stock were granted to employees of or consultants to the Company. Deferred stock units were granted to directors of the Company under the 2007 Stock Plan. As of December 12, 2013, no further grants were made or may be made under the 2007 Stock Plan. Under the 2013 Stock Plan, options, stock appreciation rights, restricted shares, restricted stock units, shares and deferred stock units and dividend equivalent awards may be granted, but the 2013 Stock Plan does not separately segregate the shares used for each type of award. As of October 2, 2020, 3,289,649 shares were available for grant under the 2013 Stock Plan.

(2)

In addition to shares issuable upon exercise of stock options, includes shares issuable upon the settlement of 177,300 deferred stock units; 4,641,763 restricted stock units; in each case issuable under the 2007 Stock Plan or the 2013 Stock Plan at a rate of one share for each unit. Also includes shares issuable upon the settlement of 1,299,287 performance awards issued under the 2013 Stock Plan at a maximum 200% payout rate for awards granted in FY2019 and a maximum 250% payout rate for awards granted in FY2020 (2,890,930 shares) where applicable. The deferred stock units, restricted stock units and performance stock units do not have an exercise price. Therefore, these awards are not included in the calculation of weighted average exercise price in column (b).

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PROPOSAL NO. 4 – ADVISORY VOTE WHETHER A NON-BINDING STOCKHOLDER VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

PROPOSAL SUMMARY

What Are You Voting On?

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to vote on a non-binding, advisory basis on whether the advisory vote on named executive officer compensation should occur every one, two, or three years.

Voting Recommendation

The Board recommends that you vote “ONE YEAR” with respect to how frequently a stockholder vote to approve, in a non-binding advisory vote, the compensation paid to our named executive officers should occur. The Board believes a one-year frequency is most consistent with the Company’s approach to compensation because it will enable our stockholders to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement each year.

In considering your vote, we invite you to review the information presented in connection with Proposal No. 3, the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis, as well as the discussion regarding the Compensation Committee. This advisory proposal, commonly referred to as a “say on frequency” proposal, is not binding on the Board. However, the Board takes shareholder feedback seriously and it will review and consider the voting results.

The shares represented by your properly executed proxy will be voted “ONE YEAR” with respect to how frequently a stockholder vote to approve, on a non-binding basis, the compensation paid to our named executive officers should occur, unless you specify otherwise.

It is expected that the next vote on a say-on-pay frequency proposal will occur at our 2027 annual meeting of stockholders.

The Board recommends that you vote ONE YEAR with respect to how frequently a stockholder vote to approve, in a non-binding vote, the compensation paid to our named executive officers should occur

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PROPOSAL NO. 5 – VOTE TO APPROVE THIRD AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

PROPOSAL SUMMARY

What Are You Voting On?

Shareholders are being asked to consider and approve a proposal to amend and restate the Aramark Second Amended and Restated 2013 Stock Incentive Plan as the Aramark Third Amended and Restated 2013 Stock Incentive Plan (as so amended and restated, the “Third Amended and Restated Stock Plan”).

Voting Recommendation

The Board recommends that you vote “FOR” the approval of the Third Amended and Restated Stock Plan.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve, the Third Amended and Restated Stock Plan.

The Board recommends that you vote FOR approval of the Third Amended and Restated Stock Plan

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APPROVAL OF THE ARAMARK THIRD AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

The Company’s 2013 Stock Incentive Plan (the “Plan”) was initially adopted by shareholders in connection with the initial public offering of the Company, and has been amended and restated by approval of shareholders on February 1, 2017 and January 29, 2020, respectively. Shareholders are being asked to consider and approve a proposal to amend and restate the Plan for a third time (as so amended and restated, the “Amended Stock Plan”) in order to increase the number of shares of Common Stock of the Company reserved for issuance under the Amended Stock Plan. The Amended Stock Plan, if approved, will permit the Company to continue making equity-based and other incentive awards to its employees, directors, consultants and advisors in a manner intended to properly incentivize such individuals by aligning their interest with the interests of the Company’s shareholders. When the Plan was amended most recently in January 2020, the Company had reserved 33,000,000 shares for issuance of awards, and as of December 10, 2020, 3,609,501 shares remained available for future grants of awards. The proposed Amended Stock Plan would reserve for issuance 3,500,000 additional shares to be available for future grants.

If approved by shareholders at the 2021 Annual Meeting, the proposed Amended Stock Plan would:

•	Increase the number of shares available for issuance under the Plan by 3,500,000 shares to a total of 7,109,501 (as of December 10, 2020)[1]

Number of shares that will be authorized for future grant after stockholder approval of amended plan (i.e., includes the additional 5,500,000 proposed shares)[1]	7,109,501
Number of options outstanding at December 10, 2020	14,242,083
Number of Full-Value Awards (Restricted Stock Units, Deferred Stock Units, and target Performance-based Stock Units) outstanding at December 10, 2020	5,165,880
Weighted Average Remaining Term of Outstanding Options	8.13
Weighted Average Exercise Price of Outstanding Options	$45.69

•

The increase of shares to the share reserve is projected to cover two years of employee equity grants (see Aramark historical burn rate below). Please note that the burn rate below for fiscal 2020 includes both the fiscal 2020 annual equity grant (made in November 2019) and the fiscal 2021 annual equity grant (expedited from November 2020 to September 2020). We project fiscal 2021 burn rate to be significantly lower than the prior three years because fiscal 2021 will not include an annual equity grant as the next annual equity grant is not projected until November 2021, the fiscal 2022 grant.

Year	Stock Options Granted	Restricted Stock Units and Deferred Stock Units Granted	Performance Stock and Performance Stock Units Earned	Total	Weighted Average Common Shares Outstanding	Burn Rate
2020	10,059,000	3,405,000	590,000	14,054,000	251,828,000	5.58%
2019	1,955,000	1,262,912	1,051,000	4,268,912	246,854,000	1.73%
2018	1,914,000	1,418,193	211,000	3,543,193	245,771,000	1.44%
Three-Year Average	4,642,667	2,028,702	617,333	7,288,702	248,151,000	2.92%

The Company is not currently contemplating any specific grants under the Amended Stock Plan, other than, at this time, we anticipate that if the Amended Stock Plan is approved by our shareholders, the annual grants of deferred stock units to directors (which are currently anticipated to be similar to the annual grants for calendar 2020 described under “Corporate Governance Matters – Director Compensation”) and grants to directors under our

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Based on shares available for future grants under the Existing Plan as of December 10, 2020. The number of shares available for future grants as of the effective date of the Amended Stock Plan will be reduced by the number of shares subject to awards granted between December 10, 2020 and the date of stockholder approval. Shares subject to awards that expire or are forfeited or otherwise become available for grant under the Existing Plan or the Amended Stock Plan will also be available for future grants under the Amended Plan.

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Director Deferred Compensation Plan would be made under the Amended Stock Plan. If the Amended Stock Plan is not approved by our shareholders, such grants will instead be made under the Existing Plan.

The principal purpose of the proposed Amended Stock Plan is to facilitate our continued ability to grant contemplated long-term performance awards to key employees, directors and consultants of the Company. Our ability to make equity-based awards helps us attract, retain and motivate key employees and directors as well as foster long-term value creation. The Board of Directors believes that the additional number of shares requested to be reserved for equity-based awards under the Amended Stock Plan represents a reasonable amount of potential equity dilution and will allow the Company to continue to grant equity-based awards, which are an important component of our overall compensation program. Based on the Company’s historical equity grant practices, the Company believes that increasing the share reserve under the Amended Stock Plan by 3,500,000 shares will enable the Company to make equity grants at appropriate levels for approximately the next 2 years. We are not seeking to make other material changes to the terms of the Existing Plan document.

The Company’s Board of Directors has approved the adoption of the Amended Stock Plan and, if the Amended Stock Plan is approved by shareholders at the 2021 Annual Meeting, it will become immediately effective as of the date of the 2021 Annual Meeting. If shareholders do not approve the Amended Stock Plan, the Existing Plan will continue as currently in effect.

For a discussion of the Amended Stock Plan, see “Third Amended and Restated 2013 Stock Incentive Plan” below. Because this is only a summary, it does not contain all the information about the Amended Stock Plan that may be important to you and is qualified in its entirety by the full text of the Amended Stock Plan as set forth in Appendix A hereto.

The Company’s Board of Directors recommends that shareholders vote for the approval of the Amended Stock Plan.

Third Amended and Restated 2013 Stock Incentive Plan

Purpose and Eligibility. The purpose of the Amended Stock Plan is to provide a means through which to attract and retain key personnel and to provide a means whereby our current and prospective directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders. As of December 10, 2020, approximately 2,200 employees, directors and consultants including our executive officers, would be eligible to participate in the programs approved under the Amended Stock Plan. In addition, a small number of consultants that we may engage from time-to-time, along with the members of the Board, are eligible to participate in the Amended Stock Plan.

Administration. The Amended Stock Plan will be administered by the Compensation Committee, a sub-committee or other committee of the Board as may be appointed pursuant to the Amended Stock Plan or the Board (as applicable, for purposes of this Proposal No. 5, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award and any amendments thereto consistent with the provisions of the Amended Stock Plan. The Committee is authorized to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Amended Stock Plan and any instrument or agreement relating to, or any award granted under, the Amended Stock Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the Amended Stock Plan; accelerate the vesting or exercisability of, payment for or lapse of restrictions on awards; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Amended Stock Plan.

Shares Subject to the Amended Stock Plan. The Amended Stock Plan provides that the total number of shares of common stock that may be issued under the Amended Stock Plan, inclusive of shares previously granted under the Existing Plan, is 36,500,000. Of this amount, no more than 2,000,000 shares may be granted as incentive stock options after the approval by shareholders of the Amended Stock Plan. Additionally, no more than 2,000,000 shares of common stock issuable upon the exercise of options or stock appreciation rights may be granted to any single participant during any calendar year; performance-based awards covering no more than 1,000,000 shares of common stock may be granted to any single participant during a single calendar year, and in the event any such

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performance-based award is paid in cash, other securities or other property, no more than the fair market value of 1,000,000 shares of common stock on the last day of the performance period to which such award relates may be paid in respect of such performance-based award; the maximum amount that can be paid to any single participant in any one calendar year pursuant to a cash bonus award is $10,000,000; and the maximum number of shares of common stock that may be granted during any calendar year to any non-employee director serving on our board of directors, taken together with any cash fees earned by such non-employee director during such calendar year, shall not exceed $750,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). To the extent an award is forfeited, canceled, redeemed, terminated or expires unexercised, the number of shares of common stock subject to such award will become available again for grant under the Amended Stock Plan. Notwithstanding the above, shares of common stock that are used to pay the exercise price of an award or to satisfy tax withholding obligations, including shares redeemed as part of a “net exercise” settlement, will no longer be available for future grant under the Amended Stock Plan.

Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine (referred to as “substitute awards”). The number of shares of common stock underlying any substitute awards will not be counted against the total number of shares of common stock available for awards under the Amended Stock Plan. No award may be granted under the Amended Stock Plan during any suspension of the Amended Stock Plan or after the tenth anniversary of the effective date of the Existing Plan prior to the original amendment and restatement (i.e., December 1, 2023), but awards theretofore granted may extend beyond that date.

Minimum Vesting Term on Employee Awards. Subject to certain acceleration events as proscribed in the Amended Stock Plan or any award agreement thereunder, awards granted to employees will be subject to a one-year minimum vesting requirement.

Options. The Committee may grant non-qualified stock options and incentive stock options, under the Amended Stock Plan. All stock options granted under the Amended Stock Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date the option is granted, and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Internal Revenue Code. The maximum term for stock options granted under the Amended Stock Plan will be ten years from the initial date of grant, or five years with respect to any stock options intended to qualify as incentive stock options granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of us or any of our affiliates.

The purchase price for the shares as to which a stock option is exercised may be paid to us, to the extent permitted by law and subject to the limitations set forth in the Amended Stock Plan: (i) in cash, (ii) by surrender of shares of common stock having a fair market value equal to the aggregate exercise price for the shares being purchased, (iii) through a “net exercise” arrangement where a number of shares with a fair market value equal to the exercise price is withheld by us in satisfaction of the exercise price and/or tax withholding obligations; (iv) in other property having a fair market value on the date of exercise equal to the purchase price; (v) through the delivery of irrevocable instructions to a broker to sell the shares being acquired upon the exercise of the stock option and to deliver to us the amount of the proceeds of such sale equal to the aggregate exercise price for the shares being purchased, or (vi) a combination of the foregoing methods. No fractional shares will be issued or delivered pursuant to the Amended Stock Plan or any award, and the Committee will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto will be canceled, terminated or otherwise eliminated.

Stock Appreciation Rights. The Committee may grant stock appreciation rights under the Amended Stock Plan. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the numbers of shares of common stock covered by the stock appreciation right being exercised. The strike price per share of a stock appreciation right granted in tandem with an option will be the exercise price of the related option and in the case of a stock appreciation right granted independent of an option, the fair market value on the date of grant (other than in the case of stock appreciation rights granted in substitution of previously granted awards).

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Restricted Shares and Restricted Stock Units. The Committee may grant restricted shares of our common stock or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, if provided in a restricted stock unit award agreement, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). As to restricted shares of our common stock, subject to the other provisions of the Amended Stock Plan, the holder will generally have the rights and privileges of a shareholder as to such restricted shares of common stock, including without limitation the right to vote such restricted shares of common stock. A holder of restricted stock units will have no rights as a shareholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Stock Bonus Awards. The Committee may issue unrestricted common stock, or other awards denominated in shares of common stock, either alone or in tandem with other awards, under the Amended Stock Plan.

Deferred Stock Units. The Committee may grant deferred stock units under the Amended Stock Plan. Generally, each deferred stock unit will entitle the holder thereof to receive one share of common stock on the date the deferred stock unit becomes vested or upon a specified settlement date thereafter (which settlement date may, but is not required to, be the date of the participant’s termination of relationship). A holder of deferred stock units will have no rights as a shareholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of common stock underlying the award have been issued to the holder.

Dividend Equivalents. The Committee may grant dividend equivalents based on dividends declared on the common stock, to be credited as of the dividend payment dates during the period between the date an award is granted to a participant and the date such award vests, is exercised, is distributed or expires, as determined by the Committee. Such dividend equivalents will be converted to cash, additional awards or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Committee. The Amended Stock Plan precludes the payment of dividends or dividend equivalent rights on performance-based awards unless and until the corresponding performance-based award has been earned in accordance with its terms.

Performance Compensation Awards. The Committee may also grant stock or cash-based performance-based awards under the Amended Stock Plan. The Committee has sole discretion to select the length of any applicable performance periods, the types of performance compensation awards to be issued, the applicable performance criteria and performance goals, and the kinds and/or levels of performance goals that are to apply.

The Committee will establish the objective performance goals for each participant. The performance criteria that will be used to establish the performance goals will be based on the attainment of target levels of, a targeted percentage increase in, or solely the achievement of, one or more of the following Company or business group measures (which may be expressly modified by the Committee with respect to the relevant performance period): (i) earnings before interest and taxes (“EBIT”), (ii) return on net assets, (iii) net income, (iv) after tax return on investment, (v) sales, (vi) revenues, (vii) earnings per share, (viii) total shareholder return, (ix) return on equity, (x) return on investment, (xi) total business return, (xii) return on gross investment, (xiii) operating cash flow, (xiv) free cash flow, (xv) operating income, (xvi) pretax income, (xvii) return on invested capital, (xviii) stock price appreciation, (xix) earnings before interest, taxes, depreciation and amortization (“EBITDA”), or (xx) margin based upon any of EBIT, operating income, pretax income, EBITDA or any other profit measure. The measures may be based on our absolute performance or our performance relative to a peer group or other external measure of selected performance. The performance criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the performance criteria specified above.

Change in Capital Structure and Similar Events. In the event of (a) any dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of our shares of common stock or other securities, issuance of warrants or other rights to acquire our shares of common stock or other securities, or other similar corporate transaction or event (including, without limitation, a change of control, as

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defined in the Amended Stock Plan) that affects the shares of common stock, or (b) unusual or nonrecurring events (including, without limitation, a change of control) affecting us, any of our affiliates, or the financial statements of us or any of our affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee must make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (i) adjusting any or all of (A) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Amended Stock Plan and (B) the terms of any outstanding award, including, without limitation, (1) the number of shares of common stock subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award or (3) any applicable performance measures; (ii) providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (iii) cancelling any one or more outstanding awards and causing to be paid to the holders, in cash, shares of common stock, other securities or other property, or any combination, the value of such awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of common stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise price thereof.

Effect of Change of Control. Except to the extent otherwise provided in an award agreement, in the event of (i) the occurrence of a change of control of us (“Change of Control”) and (ii) thereafter, a termination of relationship of a participant by us without cause or by the participant for good reason (if applicable) that occurs prior to the second anniversary of the date of such Change of Control, then notwithstanding any provision of the Amended Stock Plan to the contrary, with respect to all or any portion of the participant’s outstanding award or awards: (a) the then outstanding options and stock appreciation rights will become immediately exercisable on the date of the termination of relationship; (b) the period of restriction applicable to awards will expire as of the date of the termination of relationship (including without limitation a waiver of any applicable performance goals); (c) performance periods in effect on the date the termination of relationship will end on such date, and all applicable performance goals will be deemed to have been achieved at the applicable “target” levels of performance; and (d) all awards that have been previously deferred are to be settled in full as soon as practicable, but if and only if, with respect to an award which provides for the deferral of compensation and is subject to Section 409A of the Internal Revenue Code, (I) such termination of relationship occurs prior to the second anniversary of the Change of Control and (II) such settlement does not contradict any pre-existing deferral election under any other plan, program or arrangement of the Company or any of its Affiliates then in effect.

Nontransferability of Awards. An award will not be transferable or assignable by a participant except by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination. Our board of directors may amend, alter, suspend, discontinue, or terminate the Amended Stock Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation or termination may be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement (including the rules or requirements of any securities exchange or inter-dealer quotation system on which our shares may be listed). In addition, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

Plan Duration. The Amended Stock Plan will expire on the tenth anniversary of the effective date of the Existing Plan prior to the initial amendment and restatement thereof (i.e., December 1, 2023), and no awards may be granted after such expiration, but awards theretofore granted may be extended beyond that date.

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Clawback Provisions. All awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant in respect of such awards) will be subject to the provisions of any clawback policy implemented by the Company or set forth in the applicable award agreement, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Certain United States Federal Income Tax Consequences

Stock Options. An employee to whom an incentive stock option (“ISO”) that qualifies under Section 422 of the Internal Revenue Code is granted will not recognize income at the time of grant or exercise of such option. No federal income tax deduction will be allowable to the Company upon the grant or exercise of such ISO. However, upon the exercise of an ISO, special alternative minimum tax rules apply for the employee.

When the employee sells shares acquired through the exercise of an ISO more than one year after the date of transfer of such shares and more than two years after the date of grant of such ISO, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale prices of such shares and the option price. If the employee does not hold such shares for this period, when the employee sells such shares, the employee will recognize ordinary compensation income and possibly capital gain or loss in such amounts as are prescribed by the Code and regulations thereunder, and the Company will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee to whom an option that is not an ISO (a “non-qualified option”) is granted will not recognize income at the time of grant of such option. When such employee exercises a non-qualified option, the employee will recognize ordinary compensation income equal to the excess, if any, of the fair market value as of the date of a non-qualified option exercise of the shares the employee receives, over the option exercise price. The tax basis of such shares will be equal to the exercise price paid plus the amount includable in the employee’s gross income, and the employee’s holding period for such shares will commence on the day after which the employee recognized taxable income in respect of such shares. Any subsequent sale of the shares by the employee will result in long- or short-term capital gain or loss, depending on the applicable holding period. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of the exercise of non-qualified options in an amount equal to the ordinary compensation income recognized by the employee. Any such compensation includable in the gross income of an employee in respect of a non-qualified option will be subject to appropriate federal, state, local and foreign income and employment taxes.

Restricted Stock. Unless an election is made by the Participant under Section 83(b) of the Code, the grant of an award of restricted stock will have no immediate tax consequences to the Participant. Generally, upon the lapse of restrictions (as determined by the applicable restricted stock agreement between the Participant and the Company), a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the restrictions lapse, less any amount paid with respect to the award of restricted stock, multiplied by (y) the number of shares of restricted stock with respect to which restrictions lapse on such date. The Participant’s tax basis will be equal to the sum of the amount of ordinary income recognized upon the lapse of restrictions and any amount paid for such restricted stock. The Participant’s holding period will commence on the date on which the restrictions lapse.

A Participant may make an election under Section 83(b) of the Code within 30 days after the date of transfer of an award of restricted stock to recognize ordinary income on the date of award based on the fair market value of common stock of the Company on such date. An employee making such an election will have a tax basis in the shares of restricted stock equal to the sum of the amount the employee recognizes as ordinary income and any amount paid for such restricted stock, and the employee’s holding period for such restricted stock for tax purposes will commence on the day after such date.

With respect to shares of restricted stock upon which restrictions have lapsed, when the employee sells such shares, the employee will recognize capital gain or loss consistent with the treatment of the sale of shares received upon the exercise of non-qualified options, as described above.

Stock Units. A Participant to whom a restricted stock unit (“RSU”) or performance stock unit (“PSU”) is granted generally will not recognize income at the time of grant (although the Participant may become subject to

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employment taxes when the right to receive shares becomes “vested” due to retirement eligibility or otherwise). Upon delivery of shares of common stock of the Company in respect of an RSU or PSU, a Participant will recognize ordinary income in an amount equal to the product of (x) the fair market value of a share of common stock of the Company on the date on which the common stock of the Company is delivered, multiplied by (y) the number of shares of common stock of the Company delivered.

Other Stock-based Awards. With respect to other stock-based awards paid in cash or common stock, Participants will generally recognize income equal to the fair market value of the award on the date on which the award is delivered to the recipient.

Code Section 409A. Section 409A of the Code (“Section 409A”) generally sets forth rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Amended Stock Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A. While the Committee intends to administer and operate the Amended Stock Plan and establish terms (or make required amendments) with respect to awards subject to Section 409A in a manner that will avoid the imposition of additional taxation under Section 409A upon a Participant, there can be no assurance that additional taxation under Section 409A will be avoided in all cases. In the event the Company is required to delay delivery of shares or any other payment under an award in order to avoid the imposition of an additional tax under Section 409A, the Company will deliver such shares (or make such payment) on the first day that would not result in the Participant incurring any tax liability under Section 409A. The Committee may amend the Amended Stock Plan and outstanding awards to preserve the intended benefits of awards granted under the Amended Stock Plan and to avoid the imposition of an additional tax under Section 409A.

General. Ordinary income recognized by virtue of the exercise of non-qualified options, the lapse of restrictions on restricted stock or RSUs or payments made in cash or shares of common stock of the Company are subject to applicable tax withholding as required by law. To the extent permitted by the Committee, Participants may be allowed to satisfy tax withholding requirements by withholding in shares (including, to the extent permitted by the Committee, at rates exceeding the minimum statutory withholding rates, if such withholding arrangements are permitted under Internal Revenue Service withholding rules and will not result in adverse accounting consequences to the Company).

The Company generally will be entitled to a federal tax deduction to the extent permitted by the Code at the time and in the amount that ordinary income is recognized by Participants.

The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or other awards or to their employers or to describe tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this proxy statement, which are subject to change at any time.

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Stock Awards Previously Granted Under the Existing Plan

The following table sets forth information on stock options, restricted stock units and performance stock units granted under the Company’s Existing Plan since its adoption and includes awards subsequently forfeited, if any. The closing price of the Company’s common stock on the NYSE on December 10, 2020 was $38.06 per share.

Name	Stock Option Grants # of Shares Covered	Restricted Stock Unit Grants # of Shares Covered	Performance Stock Unit Grants # of Shares Covered	Total of all columns in table # of Shares covered

John Zillmer	2,360,120	213,822	214,481	2,788,423

Thomas Ondrof	682,541	44,748	44,174	771,462

Marc Bruno	924,085	77,241	155,723	1,157,049

Lynn McKee	873,373	85,795	186,719	1,145,888

Lauren Harrington	593,988	52,980	78,816	725,784

Stephen Bramlage	507,614	107,086	197,264	811,965

Current Executive Officers as a group	5,434,107	474,586	679,913	6,588,606

Susan Cameron	—	4,366	—	4,366

Greg Creed	—	6,049	—	6,049

Calvin Darden	—	12,186	—	12,186

Richard Dreiling	—	36,416	—	36,416

Irene Esteves	—	43,171	—	43,171

Daniel Heinrich	—	33,003	—	33,003

Paul Hilal	—	—	—	—

Karen King	—	4,366	—	4,366

Stephen Sadove	—	35,986	—	35,986

Arthur Winkleblack	—	4,366	—	4,366

Current Non-Executive Directors as a Group	—	179,910	—	179,910

All Employees, Including all Current Officers who are not Executive Officers, as a group	8,500,160	5,536,986	2,308,174	16,345,320

(1)	Includes all restricted stock units and deferred stock units granted under the Existing Plan.

(2)	Includes all earned performance stock units and the maximum number of shares that are potentially issuable under unearned performance stock units, in each case, granted under the Existing Plan.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register shares of common stock under the Amended Stock Plan, subject to and effective upon stockholder approval, as soon as practicable following stockholder approval of the Amended Stock Plan.

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PROPOSAL NO. 6 – VOTE TO APPROVE THE COMPANY’S 2021 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL SUMMARY

What Are You Voting On?

Shareholders are being asked to consider and approve the Company’s 2021 Employee Stock Purchase Plan.

Voting Recommendation

The Board recommends that you vote “FOR” the approval of the 2021 Employee Stock Purchase Plan, which would be a new benefit that the Company makes broadly available to eligible employees that allows them to purchase shares of the Company’s common stock at a discount.

Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” this proposal, which would be your vote to approve the 2021 Employee Stock Purchase Plan.

The Board recommends that you vote "FOR" approval of the Employee Stock Purchase Plan

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APPROVAL OF THE COMPANY’S 2021 EMPLOYEE STOCK PURCHASE PLAN

The Compensation and Human Resources Committee (the “Compensation Committee”) and Board have unanimously approved the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval. The following sections summarize the material terms of the ESPP. These sections are qualified in their entirety by the full text of the ESPP, which is included as Appendix B to this Proxy Statement.

2021 EMPLOYEE STOCK PURCHASE PLAN

Purpose. The purpose of the ESPP is to encourage and enable eligible employees to acquire property interests in the Company through ownership of the Company’s common stock. We believe that employees who participate in the ESPP will have a closer identification with the Company by virtue of their ability as stockholders to participate in our growth and earnings.

General. The ESPP permits eligible employees to use payroll deductions, and “Cashless Participation” loans from Carver Edison Capital, LLC or its designated broker-dealer or financial institution, to purchase shares of the Company’s common stock at a discount to the market price. The payroll deductions accumulate over three-month Offering Periods (see “– Offering Periods” below), and the Cashless Participation proceeds are disbursed on the last day of each Offering Period. On the first day of each Offering Period, each participant in the ESPP will automatically be granted an option to purchase as many whole shares of common stock as the participant will be able to purchase with the payroll deduction credited to his or her account during the Offering Period and with the Cashless Participation proceeds if the participant has enrolled in the Cashless Participation program. At the end of the Offering Period, the total payroll deductions of all participants and amounts borrowed under the Cashless Participation program are used to purchase common stock directly from the Company at a discount to market price.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and permits participants to be eligible to receive favorable tax treatment of shares acquired under the ESPP, as described below (such offerings, “Section 423 Offerings”). However, the Committee (see “– Administration” below) may also authorize offerings under the ESPP that are not intended to comply with the requirements of Section 423 of the Code.

Effective Date. If approved by stockholders, the ESPP will become effective on February 2, 2021. The term of the ESPP will continue until terminated by the Board or the date that all shares available for issuance under the ESPP have been issued.

Administration. The ESPP will be administered by the Compensation Committee unless the Board elects to administer the ESPP. For the purposes of this summary, references to the “Committee” include the Compensation Committee and the Board as well as any administrator, including management, to which the Committee has delegated any of its responsibilities and powers. The Committee may appoint one or more agents to assist in the administration of the ESPP and may delegate certain responsibilities or powers subject to ESPP terms and applicable law. Subject to the ESPP terms and applicable law, the Committee has the full and final authority to construe and interpret the ESPP and adopt rules and regulations for the administration of the ESPP as the Committee deems appropriate. The Committee may also adopt sub-plans relating to the operation and administration of the ESPP to accommodate specific requirements of local laws and procedures for non-U.S. jurisdictions that will not be required to comply with Section 423 of the Code to the extent they are inconsistent with the requirements of those regulations, the terms of which may take precedence over the terms of the ESPP.

Shares Reserved for the ESPP. The aggregate number of shares of common stock that may be issued under the ESPP may not exceed 12,500,000 shares. The number of shares issuable under the ESPP and the terms of purchase rights to acquire such shares are subject to adjustment in connection with certain corporate and recapitalization events as described in the ESPP.

Enrollment, Contributions and Cashless Participation. Eligible employees may become participants in the ESPP and the Cashless Participation program by enrolling during an open enrollment period. Eligible employees enroll by completing the appropriate forms and agreements, as directed by the Committee. Following the end of each Offering Period, participants will be automatically re-enrolled in the next Offering Period, using the same rates of payroll contributions and Cashless Participation amounts in effect during the prior Offering Period, unless they request otherwise or choose to withdraw from the ESPP, their employment terminates or they are otherwise ineligible to participate, in each case, in accordance with the terms of the ESPP.

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The amount of payroll deductions that a participant may select must be a whole percentage of at least 1%, but not more than 10%, of the participant’s eligible pay, which includes base salary or wages, overtime, commissions, shift differentials, pay allowances and paid time off for holidays vacation and sick leave (all as determined before any applicable deductions from pay are made), but excludes bonuses, deferred compensation, and fringe or welfare benefits. The aggregate amount of the specified percentage will be deducted from the participant’s paychecks on an after-tax basis in installments each pay period during the term of the Offering Period. Payroll deductions will begin with the first Offering Period following a participant’s enrollment, and will remain in effect for successive Offering Periods until amended or the participant withdraws from the ESPP, in each case, in accordance with the terms of the ESPP. A participant may not make separate cash payments into his or her account except as permitted by the Committee.

In addition, eligible employees (other than Section 16(a) officers) who have elected to participate in the Cashless Participation program may borrow an amount equal to the difference between their payroll contribution rate and the maximum allowable contribution rate under the ESPP. The Cashless Participation loan generally is repaid through the sale of a portion of the shares purchased by the participant under the ESPP, except that the participant must agree to cap the potential gain for a portion of such shares at a pre-determined stock price increase.

All contributions made by a participant will be credited (without interest) to his or her account. A participant may withdraw from an Offering Period and the ESPP by the deadline prescribed by the Committee during such Offering Period and his or her contributions will be refunded, without interest. No other change may be made to a participant’s rate of contributions during an Offering Period.

Offering Periods. The ESPP provides for four Offering Periods in each calendar year unless otherwise determined by the Committee. Each Offering Period will consist of a three month purchase period that will run simultaneously with the Offering Period, commencing on the first business day of each calendar quarter, anticipated to be on or around January 1, April 1, July 1 and October 1 of each year, and ending on the last business day of each calendar quarter, anticipated to be on or around March 31, June 30, September 30 and December 31, as applicable, of each year. Notwithstanding the foregoing, the first Offering Period after the effective date of the ESPP will begin and end on dates determined by the Committee in its discretion. The Committee has the authority to change the duration of an Offering Period (including the start and end date) or to designate one or more purchase periods for each Offering Period; provided that the change is announced prior to the start of the first Offering Period to be affected by such change and that the Offering Period is not greater than 27 months.

Purchase of Shares. On the first day of an Offering Period, a participant will be granted a purchase right to purchase shares of common stock at the applicable purchase price. Subject to the limit below, the number of shares of common stock is determined by dividing the amount of the participant’s contributions accumulated as of the last day of the Offering Period by the applicable purchase price; provided that (a) no participant may purchase shares of common stock with a fair market value (as of the date of purchase right grant) in excess of $25,000 per calendar year; and (b) in no event will the aggregate number of shares subject to purchase rights during an Offering Period exceed the number of shares then available under the ESPP. The maximum number of shares of our common stock that may be purchased by any participant during any Offering Period is limited to 1,500 shares (subject to adjustment as provided in the ESPP) or such other maximum number of shares as the Committee may determine from time to time. The Committee may modify this limit from time to time. The number of shares subject to purchase rights will be adjusted as necessary to conform to the above limitations.

The purchase price will be 85% (or such greater percentage as determined by the Committee prior to the commencement of any Offering Period) of the lesser of the (i) fair market value per share of our common stock as determined on the purchase date or (ii) fair market value per share of our common stock as determined on the first day of the applicable Offering Period (provided that, in no event may the purchase price be less than the par value per share of our common stock).

A participant’s right to purchase shares of common stock during any Offering Period will be exercised automatically on the purchase date unless the participant withdraws from the ESPP prior to the end of the Offering Period or his or her participation is terminated. Subject to the terms of the ESPP, a purchase right will generally terminate on the earlier of the date of the participant’s termination of employment or the last day of the applicable Offering Period. Purchase rights are not transferable other than by will or the laws of descent and distribution.

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Amendment; Termination. The Board or the Committee may amend the ESPP at any time, except that approval of an amendment to the ESPP by our stockholders will be required to the extent that stockholder approval of such amendment is required by applicable law or applicable stock exchange rules. The Board may suspend or discontinue the ESPP at any time.

Eligible Participants. Purchase rights may only be granted to eligible employees of a designated company (as defined below). Generally, any eligible employee who has completed three months’ employment and who is actively employed on the first day of an open enrollment period and who customarily works more than 20 hours per week will be granted a purchase right in an Offering Period, unless such eligible employee is a member of a labor organization that has chosen, on behalf of such labor organization’s members, not to participate in the ESPP. However, no employee will be eligible to participate if, immediately after the purchase right grant, the employee would own stock (including any stock the employee may purchase under outstanding purchase rights) representing 5% or more of the total combined voting power or value of our common stock. A “designated company” is the Company or any parent, subsidiary or affiliate of the Company, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the ESPP; provided that only the Company and its parent or subsidiaries may be designated companies for Section 423 Offerings. The Committee has not yet determined which subsidiaries or affiliates will be “designated companies” for purposes of the ESPP and, accordingly, we are unable to estimate the number of potential participants in the ESPP at this time.

Adjustments; Effect of a Change of Control. If there is any change in the number, class, value or terms of the shares of our common stock because of a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or our shares, including any extraordinary dividend or distribution (but excluding any regular cash dividend), then the Committee will adjust the number and class of shares of common stock reserved for issuance under the ESPP (including the numerical limits set forth in the ESPP), the purchase price per share and the number of shares subject to purchase rights in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP.

In addition, in the event of a change of control, each outstanding purchase right under the ESPP will be equitably adjusted and assumed or an equivalent right to purchase shares of stock substituted by the successor corporation (or a parent or subsidiary thereof). In the event that (i) the successor corporation in a change of control refuses to assume or substitute for the purchase right, (ii) the successor corporation is not a publicly traded corporation or (ii) any participant is participating in the Cashless Participation program, then the Offering Period then in progress will be shortened and the Committee will select a date (the “new purchase date”) on which all outstanding purchase rights will be exercised on or prior to the consummation date of the change of control. The Committee may declare the new purchase date applicable only for participants participating in the Cashless Participation program to enable such participants to satisfy their obligations under the Cashless Participation program, to the extent that such declaration would not cause the disqualification of any Section 423 Offering.

Plan Benefits. Benefits under the ESPP will depend on participants’ elections to participate and the fair market value of our common stock at various future dates. As a result, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees. Each participant is limited to the $25,000 annual purchase restriction as well as the participant purchase restrictions for any Offering Period described above.

The Company anticipates filing a registration statement on Form S-8 with the SEC to register shares of common stock under the ESPP, subject to and effective upon stockholder approval, as soon as practicable following stockholder approval of the ESPP.

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FEDERAL TAX CONSEQUENCES

The following summary generally describes the principal U.S. federal (and not state, foreign or local) income tax consequences under the ESPP to the Company and participating employees as of the date of this proxy statement. The summary is general in nature and is not intended to cover all the tax consequences that may apply to a particular employee or the Company. The provisions of the Code and related regulations concerning these matters are complicated, and their impact in any one case may depend upon the particular circumstances.

As noted above, the ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Participating employees will, however, recognize income when they sell or dispose of the shares purchased under the ESPP. If an employee disposes of such shares after two years from the date of grant of the purchase right and after one year from the date of the purchase of such shares (or if the employee dies), the employee will recognize ordinary income for the year in which such disposition occurs (or the employee’s taxable year ending with his or her death) in an amount equal to the lesser of:

•	the excess of the fair market value of such shares at the time of disposition (or death) over the purchase price; or

•	the excess of the fair market value of the shares at the time of the grant of the purchase right over the purchase right price on the date of the purchase right grant.

Except in the case of the employee’s death, the employee’s basis in the shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income. Any additional gain or loss will be a long-term capital gain or loss. The Company will not be entitled to a tax deduction when the shares are disposed of after the expiration of the two-year and one-year periods.

If an employee disposes of the shares purchased under the ESPP within such two-year or one-year periods, the employee will recognize ordinary income for the year in which such disposition occurs in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price (or, for some shares that may be sold in connection with the Cashless Participation program in certain instances, the excess of the designated sale price over the purchase price). The employee’s basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as ordinary income, and any gain or loss computed with reference to such adjusted basis that is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year periods, the Company will be entitled to a tax deduction equal to the amount the employee is required to include as ordinary income as a result of such disposition to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

The Committee may authorize offerings that are not intended to comply with Section 423 of the Code, in which case different tax consequences will apply. Upon the purchase of shares under the ESPP, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid by the employee for such shares (or, for some shares that may be sold in connection with the Cashless Participation program in certain instances, the excess of the designated sale price over the purchase price), and the Company will be entitled to a corresponding deduction for U.S. federal income tax purposes. In addition, upon the disposition of such shares, the employee will recognize a capital gain or loss in an amount equal to the difference between the selling price of such shares and the fair market value of such shares on the date of purchase. The Company will not receive a deduction for U.S. federal income tax purposes with respect to any capital gain or loss recognized by the employee.

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Certain Relationships and Related Transactions

Review of Related Party Transactions

The Board adopted a written Policy Regarding Transactions with Related Persons, which is administered by the Audit Committee, provided that in lieu of approval by the Audit Committee, any such transaction may be reviewed and approved or ratified by a committee of disinterested members of the Board. This policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined in Item 404(a) of SEC Regulation S-K) has a direct or indirect material interest; provided, however, the Board has determined that certain transactions not required to be reported pursuant to Item 404(a) of SEC Regulation S-K are not considered to be transactions covered by the Policy. Under the policy, a related person transaction must be reported to the Company’s General Counsel and be reviewed and approved or ratified by the Audit Committee (or disinterested members of the Board) in accordance with the terms of the policy, prior to the effectiveness or consummation of the transaction, whenever practicable. The Audit Committee will review all relevant information available to it about the potential related person transaction. The Audit Committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the Related Person in connection with the approval of the Related Person Transaction.

On October 6, 2019, the Company entered into the Stewardship Framework Agreement with Mantle Ridge pursuant to which, (i) Mr. Zillmer was appointed as Chief Executive Officer of the Company, (ii) each of Mr. Beckers-Vieujant, Ms. Bisaccia, Ms. Morrison and Mr. Quelch resigned from the Board of Directors, (iii) the Company appointed each of Mr. Zillmer, Mr. Hilal, Ms. Cameron, Ms. King and Mr. Winkleblack to the Board, and Mr. Hilal as Vice Chairman of the Board, and (iv) the Company agreed to subsequently nominate each of such individuals, as well as Mr. Creed, for election as directors at the 2020 Annual Meeting, (v) the Company agreed to limit the size of the Board at eleven directors until the end of the Company’s fiscal year ending September 30, 2022, and (vi) the Company agreed to submit a proposal to its shareholders to amend the Amended and Restated Certificate of Incorporation of the Company to permit holders of at least 15% of the outstanding shares of Common Stock to call special meetings of the Company’s shareholders. With respect to the 2020 Annual Meeting, Mantle Ridge agreed to vote its shares in favor of each of the Company’s director nominees and to approve an increase in the equity issuable under the Company’s benefit plans. On December 14, 2020 the Company and Mantle Ridge amended the Stewardship Framework Agreement to increase the limit on the size of the Board prior to October 6, 2022 to twelve directors; provided that if at any time prior to October 6, 2022, any director (other than Mr. Hilal or his designee) ceases to serve on the Board, then the limit shall again be eleven directors. The obligations under the Stewardship Framework Agreement will terminate upon Mantle Ridge ceasing to have an economic ownership position of at least 2.0% of the outstanding common stock (as calculated under the Stewardship Framework Agreement), subject to certain specified obligations that will terminate at a later date.

The Stewardship Framework Agreement provides that the parties will enter into a customary and reasonable registration rights agreement, which agreement was completed and entered into on December 14, 2020 (the “Registration Rights Agreement”). The Registration Rights Agreement entitles the Mantle Ridge Group to certain demand and “piggy-back” registration rights with respect to securities of the Company that they hold. In addition, the Company is required to use commercially reasonable efforts to file and maintain a shelf registration statement covering the shares beneficially owned by the Mantle Ridge Group. The Company is also required to pay registration fees and certain expenses of the Mantle Ridge Group relating to such registrations and indemnify the Mantle Ridge Group for certain liabilities under the federal and state securities laws.

From time to time in the ordinary course of our business we may enter into commercial transactions, including the sale and purchase of goods and services, on an arm’s-length basis with entities that, together with their affiliates, beneficially own five percent or more of our common stock. We believe that none of these transactions is significant enough to be considered material to either party.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership, as of December 10, 2020, of (i) each individual or entity known by us to beneficially own more than five percent of the shares of our common stock, (ii) each of our named executive officers, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group. As of December 10, 2020, we had approximately 1,042 holders of record.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in the footnotes below, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares. Unless otherwise noted, the address of each beneficial owner is Aramark, 2400 Market Street, Philadelphia, Pennsylvania 19103.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership	Percent of Class (%)(1)
Mantle Ridge LP(2)	24,575,245	9.7%
The Vanguard Group(3)	23,298,565	9.2%
Eaton Vance Management(4)	18,876,241	7.4%
John J. Zillmer(5)	313,003	*
Thomas G. Ondrof(6)	33,797	*
Lynn B. McKee(7)	787,539	*
Marc Bruno(8)	362,036	*
Lauren A. Harrington(9)	90,027	*
Stephen P. Bramlage, Jr.	78,319	*
Susan M. Cameron(10)	—	*
Greg Creed(11)	12,475	*
Calvin Darden(12)	—	*
Richard W. Dreiling(13)	—	*
Irene M. Esteves(14)	—	*
Daniel J. Heinrich(15)	3,750	*
Paul C. Hilal(16)	24,575,245	9.7%
Bridgette P. Heller	—	*
Karen M. King(17)	5,100	*
Stephen I. Sadove(18)	25,008	*
Arthur B. Winkleblack(19)	4,367	*
Directors and Executive Officers as a Group (16 Persons)(20)	26,212,346	10.3%

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*	Less than one percent

(1)	As of December 10, 2020, we had 253,927,685 shares outstanding.

(2)

Information based on a Schedule 13D/A filed March 13, 2020 by Mantle Ridge LP, MR Bridgestone Advisor LLC and Mr. Paul C. Hilal reporting beneficial ownership, consisting of shared voting power and shared dispositive power over all of these shares. The address of Mantle Ridge LP is 712 Fifth Avenue, Suite 17F, New York, NY 10019.

(3)

Information based on a Schedule 13G/A filed February 12, 2020 by The Vanguard Group, reporting beneficial ownership by The Vanguard Group, and certain of its subsidiaries, consisting of sole voting power with respect to 176,963 of these shares, shared voting power with respect to 78,103 of these shares, sole dispositive power over 23,060,047 of these shares and shared dispositive power over 238,518 of these shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information based on a Schedule 13G/A filed February 13, 2020 by Eaton Vance Management, reporting beneficial ownership by Eaton Vance Management, consisting of sole voting power and sole dispositive power over all of these shares. The address of Eaton Vance Management is 2 International Place, Boston, MA 02110.

(5)	Shares shown as beneficially owned by Mr. Zillmer reflect 75,079 shares subject to stock options exercisable as of December 10, 2020 or within 60 days of December 10, 2020.

(6)	Shares shown as beneficially owned by Mr. Ondrof reflect 15,297 shares subject to stock options exercisable as of December 10, 2020 or within 60 days of December 10, 2020.

(7)

Includes beneficial ownership of shares held by a general partnership for which Ms. McKee serves as a general partner and shares held in trusts over which Ms. McKee may be deemed to have investment control and 37,908 shares over which family members of Ms. McKee have voting or investment power. Shares shown as beneficially owned by Ms. McKee reflect 425,680 shares subject to stock options exercisable as of December 10, 2020 or within 60 days of December 10, 2020.

(8)	Shares shown as beneficially owned by Mr. Bruno reflect 238,000 shares subject to stock options exercisable as of December 10, 2020 or within 60 days of December 10, 2020.

(9)	Shares shown as beneficially owned by Ms. Harrington reflect 74,696 shares subject to stock options exercisable as of December 10, 2020 or within 60 days of December 10, 2020.

(10)

Does not include 4,367 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Ms. Cameron six months following her termination.

(11)

Includes beneficial ownership of shares held through a trust over which Mr. Creed has investment control. Does not include 6,049 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Creed six months following his termination.

(12)

Does not include 12,187 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Darden six months following his termination as a director.

(13)

Does not include 36,416 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Dreiling six months following his termination as a director.

(14)

Does not include 43,171 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Ms. Esteves six months following her termination as a director.

(15)

Represents beneficial ownership of shares held through a trust over which Mr. Heinrich has investment control. Does not include 33,004 deferred stock units that are vested or will vest or within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Heinrich six months following his termination as a director.

(16)	Mr. Hilal is the Chief Executive Officer of Mantle Ridge LP and may be deemed to have investment control over the shares described in footnote 2 above.

(17)

Does not include 4,367 deferred stock units that are vested or will vest or within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Ms. King six months following her termination as a director.

(18)

Does not include 29,478 deferred stock units that are vested or will vest or within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Sadove six months following his termination as a director. Includes beneficial ownership of shares held through a trust over which Mr. Sadove has investment control and 6,508 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Sadove upon vesting on January 29, 2021.

(19)

Represents 4,367 deferred stock units that are vested or will vest within 60 days of December 10, 2020, and that will convert to shares of common stock and be delivered to Mr. Winkleblack upon vesting on January 29, 2021.

(20)

Shares shown as beneficially owned by directors and executive officers as a group: (i) reflect 828,752 shares subject to stock options exercisable currently, or within 60 days of December 10, 2020; and (ii) does not include 169,039 deferred stock units that are vested or will vest within 60 days of December 10, 2020 that are described in footnotes 10 to 15 and 17 to 19 above.

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General Information

2021 ANNUAL SHAREHOLDERS MEETING

What is a proxy or proxy statement? What is included in the proxy materials?

A proxy is your legal designation of another person to vote the stock you own – that person is sometimes called “your proxy.” A proxy statement is a document that SEC regulations require us to provide to you when we ask you to sign a proxy designating someone to vote on your behalf.

The Board is soliciting your proxy to vote at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”). You received proxy materials because you owned shares of Aramark common stock at the close of business on December 10, 2020, the record date, and that entitles you to vote at the Annual Meeting. Proxy materials are first being made available to shareholders on December 20, 2020.

Proxy materials include the Notice of Internet Availability, notice of annual meeting of shareholders, this proxy statement and our annual report for the year ended October 2, 2020 (the “Annual Report”). If you received a paper copy of the proxy materials, they also include a proxy card or voting instruction form. This proxy statement describes the matters on which the Board would like you to vote, and provides information about Aramark that we must disclose under SEC regulations when we solicit your proxy. You may refer to the Annual Report for financial and other information about us.

Your proxy will authorize specified persons, or proxies, to vote on your behalf at the Annual Meeting. We have designated three of our officers – John J. Zillmer, Lauren A. Harrington and Harold B. Dichter – as proxies for the Annual Meeting. By use of a proxy, you can vote whether or not you attend the meeting.

When and where will the Annual Meeting be held?

The 2021 Annual Meeting will be a virtual meeting of stockholders and will take place on Tuesday, February 2, 2021 at 10:00 AM EST. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/ARMK2021.

Why is the Annual Meeting being webcast online?

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of stockholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/ARMK2021, providing our stockholders with the opportunity for meaningful engagement with the Company.

How can I participate in the meeting?

To participate in the meeting, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARMK2021. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience by (1) providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and (2) answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting with discrimination.

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How can I get electronic access to the proxy materials?

The proxy materials are available for viewing on www.proxyvote.com. The Notice of Internet Availability or proxy card that you received also provides instructions on how to:

•	vote your shares; and

•	select a future delivery preference of paper or electronic copies of the proxy materials.

What is “householding”?

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability, annual report or proxy statement addressed to those shareholders. This process is called “householding.” This reduces the volume of duplicate information received at your household and helps to reduce costs. Your materials may be househeld based on your prior express or implied consent.

A number of brokerage firms with account holders who are Aramark shareholders have instituted householding. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until one or more of the shareholders revokes his or her consent. Householding benefits both you and Aramark because it reduces the volume of duplicate information received at your household and helps Aramark reduce expenses and conserve natural resources.

If you would like to receive your own set of Aramark’s Notice of Internet Availability, proxy statement and annual report now or in the future, or if you share an address with another Aramark shareholder and together both of you would like to receive only a single set of Aramark’s proxy materials in the future, please contact your broker (if you hold your shares in “street name”) or write or call Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number(s). You can also request prompt delivery of a copy of the Notice of Internet Availability, proxy statement and annual report by contacting Aramark’s Investor Relations Department at Aramark, 2400 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

What am I voting on at the Annual Meeting?

Proposal	Item	Board’s Vote Recommendation	Page

1	To elect the 12 director nominees listed herein to serve until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified	FOR nominees listed herein	2

2	To ratify the appointment of Deloitte & Touche LLP as Aramark’s independent registered public accounting firm for the fiscal year ending October 1, 2021	FOR	23

3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	FOR	27

4	To approve, in a non-binding advisory vote, the frequency of future advisory votes on named executive officer compensation	ONE YEAR	82

5	To approve Aramark’s Third Amended and Restated 2013 Stock Incentive Plan	FOR	83

6	To approve the Aramark’s 2021 Employee Stock Purchase Plan	FOR	92

Could other matters be decided at the Annual Meeting?

As of the date of this proxy statement, we did not know of any matters that will be brought before the Annual Meeting other than those described in this proxy statement. However, if any other matters properly come before the

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Annual Meeting, Messrs Zillmer and Dichter and Ms. Harrington will have the authority to vote shares represented by properly executed proxies in their discretion on such matters.

How many votes can be cast by all shareholders?

Each share of Aramark common stock is entitled to one vote on each of the directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting. There is no cumulative voting in the election of directors. We had 253,927,685 shares of common stock outstanding and entitled to vote on December 10, 2020.

How many votes must be present to hold the Annual Meeting?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the shares of Aramark common stock entitled to vote at the Annual Meeting are present either in person or by proxy at the Annual Meeting. Abstentions and broker shares that include broker non-votes will be counted as present for purposes of determining whether a quorum exists. A broker non-vote occurs when shareholders who hold shares in street name do not provide voting instructions to the nominee that holds the shares and the nominee is not permitted to exercise voting discretion. Under the NYSE rules, a nominee may exercise its discretion to vote your shares in routine matters (Proposal 2 – Ratification of Independent Registered Public Accounting Firm) but not for non-routine matters (Proposals 1, 3, 4, 5 and 6).

How many votes are needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?

The Company’s Second Amended and Restated By-laws (the “By-laws”) provide for a majority voting standard in uncontested elections of directors. Under the By-laws, in an uncontested election, a director nominee must receive a majority of the votes cast for such nominee’s election (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee, with “abstentions” and “broker non-votes” not counting as a vote cast either “for” or “against” that nominee’s election) in order to be elected. Director nominees are required to agree to submit a resignation to the Board, which would be effective if the number of shares voted “against” a director exceeds the number of shares voted “for” such director in any election. In such an event, the Board shall decide, through a process managed by the Nominating and Corporate Governance Committee, whether to accept the resignation. A contested election will generally include any situation in which the Company receives a notice that a stockholder has nominated a person for election to the Board at a meeting of stockholders. A plurality voting standard continues to apply in contested director elections.

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The following table summarizes the vote threshold required for approval of each proposal, assuming a quorum is present, and the effect on the outcome of the vote of abstentions and broker non-votes.

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	To elect the 12 director nominees listed herein to serve until the 2022 annual meeting of shareholders and until their respective successors have been duly elected and qualified	Majority of votes cast at the meeting upon the election	No effect	Not voted/No effect

2	To ratify the appointment of the independent registered public accounting firm	Majority of shares present and entitled to vote on the matter	Counted “Against”	No broker non-votes; shares may be voted by brokers in their discretion

3	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect

4	To approve, in a non-binding advisory vote, the frequency of future advisory votes on named executive officer compensation	The frequency receiving the greatest number of votes	No effect	Not voted/No effect

5	To approve Aramark’s Third Amended and Restated 2013 Stock Incentive Plan	Majority of votes cast	Counted “Against”	Not voted/No effect

6	To approve the Aramark’s 2021 Employee Stock Purchase Plan	Majority of shares present and entitled to vote on the matter	Counted “Against”	Not voted/No effect

Signed but unmarked proxy cards will be voted in accordance with the recommendation of the Board: “for” each of the director nominees listed herein, “for” Proposal No. 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), “for” Proposal No. 3 (Approval of Compensation Paid to Our Named Executive Officers), “one year” Proposal No. 4 (Approval of Frequency of Future Advisory Votes of Named Executive Officer Compensation), “for” Proposal No. 5 (Approval of Aramark’s Third Amended and Restated 2013 Stock Incentive Plan) and “for” Proposal No. 6 (Approval of the Aramark’s 2021 Employee Stock Purchase Plan).

How do I vote if I own shares as a record holder?

If your name is registered on Aramark’s shareholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•

Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Standard Time on Monday, February 1, 2021. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.

•

By telephone. You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Standard Time on Monday, February 1, 2021. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) in order to vote by telephone.

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•

By mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date and return it in the postage-paid envelope provided. If you received only a Notice of Internet Availability but want to vote by mail, the Notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Standard Time on Monday, February 1, 2021.

•

Online. You may vote and submit questions while attending the Annual Meeting online via live audio webcast. Shares held in your name as the stockholder may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/ARMK2021 during the meeting.

•

You will need the 16-digit number included on your Notice of Internet Availability or your proxy card (if you received a paper copy of the proxy materials) in order to be able to vote and enter the meeting.

•

Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

How do I vote if my Aramark shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a Notice of Internet Availability or a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the other proposals to come before the Annual Meeting, we encourage you to provide instructions on how to vote your shares. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before it is voted at our annual meeting. If you are a record holder, you may:

•

Write to the Corporate Secretary at Aramark, 2400 Market Street, Philadelphia, Pennsylvania 19103. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 3:00 p.m. Eastern Standard Time on Monday, February 1, 2021;

•	Send a new proxy card with a later date than the card submitted earlier (which automatically revokes the earlier proxy). We must receive your new proxy card before 11:59 p.m. Eastern Standard Time on;

•	Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Standard Time on Monday, February 1, 2021; or

•	Vote online at the Annual Meeting.

If you hold your shares in street name, you may:

•	Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•	Contact your bank, broker or other custodian to request a proxy to vote online at the Annual Meeting.

Who will count the votes? Is my vote confidential?

Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as Inspectors of Election. The vote will be certified by the Company’s Inspector of Election. During the proxy solicitation period, the Company will receive vote tallies from time to time, but such tallies will provide aggregate figures rather than names of shareholders. Individual proxy voting and voting instructions will be kept confidential by Broadridge and will not be provided to the Company.

Who pays for the proxy solicitation and how will Aramark solicit votes?

Aramark pays the cost of preparing our proxy materials and soliciting your vote. We have engaged Okapi Partners LLC to assist with the solicitation of proxies for an estimated fee of $18,500 plus expenses. Aramark will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. Proxies may be solicited on our behalf by our directors, officers, employees and agents, without additional remuneration, by telephone, electronic or facsimile transmission or in person.

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Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.Aramark.com within four business days following the end of our Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on Tuesday, February 2, 2021: This proxy statement, along with our Annual Report for the fiscal year ended October 2, 2020, are available free of charge on www.proxyvote.com.

2022 ANNUAL SHAREHOLDERS MEETING

When do you expect to hold the 2022 annual meeting of Shareholders?

We expect to hold the 2022 annual meeting on or around February 2, 2022, at a time and location to be announced later. The Board may change this date in its discretion.

How can I submit a recommendation of a director candidate for the 2022 Annual Meeting of Shareholders?

Shareholders who wish to submit director candidates for consideration by the Nominating Committee for election at our 2022 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, along with the other information set forth in our By-laws, to the Corporate Secretary, at Aramark, 2400 Market Street, Philadelphia, PA 19103. All director candidates recommended by shareholders will be evaluated in the same manner as all other director candidates, regardless of who recommended the candidate.

How can I nominate a director or submit a Shareholder proposal for the 2022 Annual Meeting of Shareholders?

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2022 Annual Meeting of Shareholders must submit their proposals to the Corporate Secretary, at Aramark, 2400 Market Street, Philadelphia, PA 19103. Proposals must be received on or before August 25, 2021. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2022 Annual Meeting of Shareholders.

Pursuant to our proxy access By-law provision, a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years at least 3% of the Company’s outstanding common shares, may nominate and include in the Company’s annual meeting proxy materials up to the greater of two directors or 20% of the number of directors serving on the Board, if the shareholder(s) and the nominee(s) meet the requirements specified in our By-laws. Notice of director nominations submitted under the proxy access By-law provision for the 2022 Annual Meeting of Shareholders must be received by the Corporate Secretary no earlier than October 5, 2021 and no later than November 4, 2021.

In addition, the Company’s By-laws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors, to be brought before an annual meeting of shareholders. In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2022 Annual Meeting of Shareholders, a Shareholder’s notice of the matter that the Shareholder wishes to present must be delivered to the Corporate Secretary, at Aramark, 2400 Market Street, Philadelphia, PA 19103, not less than 90 nor more than 120 days prior to the first anniversary of the 2021 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than October 5, 2021, and no later than November 4, 2021. If the date of the 2022 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of the 2021 Annual Meeting, notice must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Copies of the Company’s By-laws may be obtained free of charge by contacting our Investor Relations Department, at Aramark, 2400 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

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Company Documents and Communications

How do I obtain copies of Aramark’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Aramark’s code of ethics contained in its Business Conduct Policy are posted at www.aramark.com/investorrelations/corporategovernance. In addition, these documents are available in print without charge to any Shareholder who submits a written request to the Corporate Secretary at the address listed above.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.aramark.com) and click on “Investor Relations”. Copies of our proxy statement, form of proxy and our Annual Report for the year ended October 2, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Investor Relations, Aramark, 2400 Market Street, Philadelphia, PA 19103. You may also contact our Investor Relations Department at Aramark, 2400 Market Street, Philadelphia, Pennsylvania, 19103, Attention: Investor Relations, telephone: (215) 409-7287, e-mail: investorrelations@aramark.com.

How can I communicate with the Board?

Shareholders and interested parties may contact any director, the Board, the Audit, Nominating or Compensation Committees, or the non-management or independent members of the Board as a group by addressing the particular person or group in care of the General Counsel of Aramark, 2400 Market Street, Philadelphia, PA 19103, who will forward such communications to the addressee.

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Annex A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide additional financial information that is meaningful and uses these measures to help evaluate operational results and make financial, operating and planning decisions. We believe these non-GAAP measures should be considered by investors and others when reviewing the Company’s performance.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)

Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effects of material divestitures; the estimated impact of the 53rd week and the impact of currency translation.

Adjusted Operating (Loss) Income

Adjusted Operating (Loss) Income represents operating (loss) income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments; tax reform related employee reinvestments; the estimated impact of the 53rd week and other items impacting comparability.

Adjusted Operating (Loss) Income (Constant Currency)

Adjusted Operating (Loss) Income (Constant Currency) represents Adjusted Operating (Loss) Income adjusted to eliminate the impact of currency translation.

Adjusted Net (Loss) Income

Adjusted Net (Loss) Income represents net (loss) income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments; tax reform related employee reinvestments; advisory fees related to shareholder matters; the estimated impact of the 53rd week; the effects of refinancings on interest and other financing costs, net, less the tax impact of these adjustments; the tax benefit attributable to the former CEO’s equity award exercises; the tax impact related to shareholder contributions; the impact of tax legislation and other items impacting comparability. The tax effect for adjusted net (loss) income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net (loss) income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net (Loss) Income (Constant Currency)

Adjusted Net (Loss) Income (Constant Currency) represents Adjusted Net (Loss) Income adjusted to eliminate the impact of currency translation.

Adjusted EPS

Adjusted EPS represents Adjusted Net (Loss) Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)

Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Free Cash Flow

Free Cash Flow represents net cash provided by (used in) operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating (Loss) Income (including on a constant currency basis), Adjusted Net (Loss) Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis) and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating (loss) income, net (loss) income, or (loss) earnings per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EPS and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Annex-1

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN

(Unaudited) ($ In thousands)

Fiscal 2020

Revenue (as reported)	$12,829,559

Operating Loss (as reported)	$(264,919)

Revenue (as reported)	$12,829,559

Effect of Currency Translation	135,573

Estimated Impact of 53rd Week	(177,059)

Adjusted Revenue (Organic)	$12,788,073

Operating Loss (as reported)	$(264,919)

Amortization of Acquisition-Related Intangible Assets	116,524

Severance and Other Charges	152,717

Merger and Integration Related Charges	28,868

Goodwill Impairment	198,600

Tax Reform Related Employee Reinvestments	1,423

Estimated Impact of 53rd Week	(363)

Gains, Losses and Settlements impacting comparability	61,235

Adjusted Operating Income	$294,085

Effect of Currency Translation	(3,031)

Adjusted Operating Income (Constant Currency)	$291,054

Annex-2

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED NET INCOME & ADJUSTED EPS

(Unaudited) (In thousands, except per share amounts)

	Fiscal 2020	Fiscal 2019	Fiscal 2018

Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(461,529)	$448,549	567,885

Adjustment:

Amortization of Acquisition-Related Intangible Assets	116,524	117,044	107,801

Severance and Other Charges	152,717	58,447	67,577

Effect of Divestitures	—	—	(30,157)

Merger and Integration Related Charges	28,868	36,068	79,908

Goodwill Impairment	198,600	—	—

Gain on sale of Healthcare Technologies	—	(156,309)	—

Tax Reform Related Employee Reinvestments	1,423	74,894	—

Advisory Fees related to Shareholder Matters	—	7,661	—

Estimated Impact of 53rd Week	6,973	—	—

Gains, Losses and Settlements impacting comparability	61,235	60,464	5,424

Effects of Refinancing and Other on Interest and Other Financing Costs, net	20,883	2,219	19,925

Effect of Tax Legislation on (Benefit) Provision for Income Taxes	(58,437)	(12,126)	(221,998)

Tax Impact Related to Shareholder Transactions	(18,221)	—	—

Tax Impact of Adjustments to Adjusted Net (Loss) Income	(90,964)	(73,156)	(62,639)

Adjusted Net (Loss) Income	$(41,928)	$563,755	533,726

Effect of Currency Translation, net of Tax	(3,758)	8,846	—

Adjusted Net (Loss) Income (Constant Currency)	$(45,686)	$572,601	533,726

(Loss) Earnings Per Share (as reported)

Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(461,529)	$448,549	567,885

Diluted Weighted Average Shares Outstanding	251,828	252,010	253,352

	$(1.83)	$1.78	2.24

Adjusted (Loss) Earnings Per Share

Adjusted Net (Loss) Income	$(41,928)	$563,755	533,726

Diluted Weighted Average Shares Outstanding	251,828	252,010	253,352

	$(0.17)	$2.24	2.11

Adjusted (Loss) Earnings Per Share (Constant Currency)

Adjusted Net (Loss) Income (Constant Currency)	$(45,686)	$572,601	533,726

Diluted Weighted Average Shares Outstanding	251,828	252,010	253,352

	$(0.18)	$2.27	2.11

Annex-3

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED NET INCOME AND ADJUSTED EPS

(Unaudited) ($ in thousands)

Fiscal 2018

Net Income Attributable to Aramark Stockholders (as reported)	$567,885

Adjustment:

Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the 2007 LBO	37,756

Share-Based Compensation	89,465

Severance and Other Charges	67,577

Merger and Integration Related Charges	79,908

Gains, Losses and Settlements impacting comparability	7,578

Effects of Refinancing on Interest and Other Financing Costs, net	17,773

Effect of Tax Reform on Provision For Income Taxes	(221,998)

Tax Impact of Adjustments to Adjusted Net Income	(77,032)

Adjusted Net Income	$568,912

Effect of Currency Translation, net of tax	(4,798)

Adjusted Net Income (Constant Currency)	$564,114

Earnings Per Share (as reported)

Net Income Attributable to Aramark Stockholders (as reported)	$567,885

Diluted Weighted Average Shares Outstanding	253,352

$2.24

Adjusted Earnings Per Share

Adjusted Net Income*	$568,912

Diluted Weighted Average Shares Outstanding	253,352

$2.25

Adjusted Earnings Per Share (Constant Currency as reported in each respective year)

Adjusted Net Income (Constant Currency)	$564,114

Diluted Weighted Average Shares Outstanding	253,352

Adjusted Earnings Per Share (Constant Currency as reported in each respective year)	$2.23

*

Adjusted Net Income calculated based on the definition in place during each respective fiscal year. The non-GAAP financial measures per this schedule were not restated based on FY 2019’s new definition of Adjusted Net Income. The purpose of including this schedule is to show the calculation of Adjusted Earnings Per Share for the periods that make up part of the performance period for Performance Stock Unit awards.

Annex-4

Aramark and Subsidiaries

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited) ($ in thousands)

	Fiscal Year Ended 10/2/2020	Fiscal Year Ended 9/27/2019	Nine Months Ended 6/26/2020	Three Months Ended 10/2/2020
Net Cash provided by (used in) operating activities	$176,682	$984,227	$(74,845)	$251,527
Net purchases of property and equipment and other	(364,434)	(485,219)	(259,375)	(105,059)
Free Cash Flow	$(187,752)	$499,008	$(334,220)	$146,468

Annex-5

Appendix A

Aramark Third Amended and Restated 2013 Stock Incentive Plan

1. Purpose. The purpose of the Aramark Third Amended and Restated 2013 Stock Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this Plan, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.

(b) “Amendment and Restatement Effective Date” means January 29, 2020.

(c) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit, Dividend Equivalent award, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(d) “Award Agreement” means any agreement or other instrument (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) setting forth the terms of an Award that has been duly authorized and approved by the Committee.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, in the case of a particular Award with respect to a Participant, (i) if such Participant is at the time of termination a party to any employment, consulting or other similar agreement (any such agreement, an “Individual Agreement”) that defines such term, the meaning given in such Individual Agreement; (ii) otherwise if such Participant is at the time of termination a party to an Award Agreement which was entered into under this Plan and defines such term, the meaning given in the Award Agreement; and (iii) in all other cases, such Participant’s (A) commission of a felony or a crime of moral turpitude; (B) commission of a willful and material act of dishonesty involving the Company; (C) material breach of the Company’s Business Conduct Policy that causes harm to the Company or its business reputation; or (D) willful misconduct that causes material harm to the Company or its business reputation.

(g) “Change of Control” means, unless otherwise provided in an Award Agreement, the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

(ii) any person or group is or becomes the “beneficial owner” (as such term is used for purposes of Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, including by way of merger, consolidation or otherwise;

(iii) during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of

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Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iv) a complete liquidation or dissolution of the Company.

In addition, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), or (iii) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

(i) “Committee” means the Compensation and Human Resources Committee of the Board, a Sub-Committee as may be appointed pursuant to Section 4(a) or the Board.

(j) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(k) “Company” means Aramark, a Delaware corporation, and any successor thereto.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m) “Deferred Stock Unit” or “DSU” means the right to receive cash or one whole share of Common Stock for each whole Deferred Stock Unit awarded under Section 10(b) of the Plan.

(n) “Disability” means, unless the Award granted to the applicable Participant is subject to Section 409A of the Code, with respect to each Participant, the Participant is (i) unable to perform the material and substantial duties of the Participant’s Regular Occupation (as defined herein below) due to the Participant’s sickness or injury; and (ii) the Participant is under the regular care of a qualified doctor; and (iii) the Participant has incurred a twenty percent (20%) or more loss in the Participant’s monthly earnings due to that sickness or injury (or such other definition of disability that results in a termination of employment and commencement of receipt of benefits under the Company or its Affiliate’s long term disability plan, as in effect at the applicable time (the “LTD Plan”)). In the event that the Award granted to the applicable Participant is subject to Section 409A of the Code, the term Disability, shall instead have the meaning of “Disability” as defined under Section 409A of the Code or any successor provision of the Code at the applicable time. For purposes of this definition, the term “Regular Occupation” means the occupation the Participant is routinely performing when the Participant’s Disability begins, which shall be determined by the LTD Plan Claims Administrator as provided in the LTD Plan.

(o) “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(c) of the Plan.

(p) “Effective Date’’ means the date on which the Plan (prior to the first amended and restatement thereof) was initially approved by the stockholders of the Company (i.e., December 1, 2013).

(q) “Eligible Director” means a person who is with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act,

(r) “Eligible Person” means any (i) individual employed by the Company or any of its Affiliates; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or any of its Affiliates who may be offered securities registrable on Form S-8 under the Securities Act or pursuant to Rule 701 of the Securities Act, or any other available exemption, as applicable.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include

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any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(t) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(u) “Fair Market Value’’ means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on one or more established U.S. national or regional securities exchanges, its Fair Market Value shall be the closing sale price for such Common Stock (or if no closing sale price is reported, the closing price on the last preceding date on which such prices of the Common Stock are so reported) on such date as reported in composite transactions for the principal exchange on which the Common Stock is listed (as determined by the Committee); (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be equal to the average between the high and low sales prices of the Common Stock on the most recent date on which the Common Stock was traded, as reported by Pink OTC Markets Inc. or a similar organization (as selected by the Committee); or (iii) if the Common Stock is not so traded, the Fair Market Value thereof shall be determined by the Committee in good faith.

(v) “Good Reason”, to the extent a Participant is party to an agreement relating to employment and post-employment competition, or other similar agreement, with the Company or any of its Affiliates (including any exhibits and schedules thereto) (an “ELC Agreement’) that contains a definition of “Good Reason”, has the meaning given to such term in a Participant’s ELC Agreement. For the avoidance of doubt, if a Participant is not party to an ELC Agreement or if a Participant’s ELC Agreement does not contain a definition of Good Reason, then such Participant shall not have grounds to effect a Termination of Relationship for Good Reason.

(w) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(x) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(y) “Indemnifiable Person” shall have the meaning set forth in Section 4(d) of the Plan.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award.

(aa) “Net Exercise” means a Participant’s ability to exercise an Option by directing the Company to deduct from the shares of Common Stock issuable upon exercise of such Option, a number of shares of Common Stock having an aggregate Fair Market Value equal to the sum of the aggregate Exercise Price therefor plus the amount of the Participant’s Tax Withholding, and the Company shall thereupon issue to the Participant the net remaining number of shares of Common Stock after such deductions.

(bb) “Nonqualified Stock Option’’ means an Option that is not designated by the Committee as an Incentive Stock Option.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

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(hh) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ii) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ll) “Person” means a “person” as such term is used for purposes of 13(d) or 14(d) of the Exchange Act, or any successor section thereto.

(mm) “Plan”’ means this Third Amended and Restated Aramark 2013 Stock Incentive Plan.

(nn) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(pp) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(qq) “Retirement” means, with respect to a Participant, unless otherwise provided in an Award Agreement, the retirement of such Participant upon or after achieving age 60 and five (5) years of employment with the Company, any of its Affiliates, and/or any of their respective predecessors.

(rr) “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(ss) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(tt) “SEC” means the Securities and Exchange Commission.

(uu) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(vv) “Stock Bonus Award” means an Award granted under Section 10(a) of the Plan.

(yy) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(zz) “Sub-Committee” has the meaning given to such term in Section 4(a) of the Plan.

(aaa) “Substitute Award” has the meaning given to such term in Section 5(e) of the Plan.

(bbb) “Tax Withholding” means a Participant’s tax withholding for any federal, state, local and non-U.S. income and employment taxes that are withheld with respect to any Award granted hereunder pursuant to Section 15(c) of the Plan.

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(ccc) “Termination of Relationship” means (i) if the Participant is an employee of the Company or any Affiliate, the termination of the Participant’s employment with the Company and its Affiliates for any reason; (ii) if the Participant is a consultant to the Company or any Affiliate, the termination of the Participant’s consulting relationship with the Company and its Affiliates for any reason; and (iii) if the Participant is a director of the Company or any Affiliate, the termination of the Participant’s service as a director of the Company or such Affiliate for any reason; including, in the case of clauses (i), (ii) or (iii), as a result of such Affiliate no longer being an Affiliate of the Company because of a sale, divestiture or other disposition of such Affiliate by the Company (whether such disposition is effected by the Company or another Affiliate thereof).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan; provided, however, that the Compensation and Human Resources Committee may also delegate, at any time and from time to time, to any sub-committee of the Compensation and Human Resources Committee and the Board may also delegate, at any time and from time to time, to any other committee of the Board (in either case which shall consist of one or more members of the Compensation and Human Resources Committee or Board, respectively, and may consist solely of the Chief Executive Officer of the Corporation so long as he or she is a member of the Board) (a “Sub-Committee”), subject to such guidelines as the Board or the Compensation and Human Resources Committee may establish from time to time, the authority to act on behalf of the Compensation and Human Resources Committee or the Board with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, except that to the extent required to obtain exemption from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated thereunder, (i) the Compensation and Human Resources Committee or such Sub-Committee must consist of two or more members of Board and (ii) each member of the Compensation and Human Resources Committee or Sub-Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Compensation and Human Resources Committee or Sub-Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Compensation and Human Resources Committee or Sub-Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by the Committee shall be deemed the acts of the Committee. The Committee may also delegate to an executive officer or other employee of the Company the authority to grant Awards to non-executive officers or persons who are not “officers” (as defined in Section 16 of the Exchange Act) of the Company, to the extent permitted by applicable law.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award and any amendments thereto; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

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(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(d) No member of the Board, the Committee, delegate of the Committee or any officer, employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws or as a matter of law or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(e) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent awards, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan 36,500,000 shares of Common Stock; (ii) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options; (iii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 2,000,000 shares of Common Stock may be made to any single Participant during any calendar year; (iv) subject to Section 12 of the Plan, Performance Compensation Awards covering no more than 1,000,000 shares of Common Stock may be granted pursuant to Section 11 of the Plan to any single Participant during a single calendar year, and in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 1,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates may be paid in respect of such Award; and (v) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $10,000,000. Additionally, the maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees earned by such Non-Employee Director during such calendar year, shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c) Shares of Common Stock that are subject to or underlie Options, SARs, Restricted Stock, Restricted Stock Units or other Awards granted under the Plan that are forfeited, cancelled, expire unexercised, or for any reason

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are canceled or terminated without having been exercised or delivered (including Shares of Common Stock that are subject to or underlie the unexercised, unvested or undelivered portion of any such Awards, in the case of Awards that were partially exercised, vested or delivered at the time of their expiration, cancellation or termination) shall, notwithstanding anything herein to the contrary, be available again for other Awards under the Plan. Shares of Common Stock that are settled in cash, redeemed as part of a Net Exercise settlement or as part of the payment of the required Exercise Price or Tax Withholding obligations, or that are purchased by the Company using proceeds received from Option exercises shall not be available again for other Awards under the Plan.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan. The number of shares of Common Stock reserved pursuant to Section 5(b) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Common Stock subject to Awards before and after the substitution.

(f) Awards granted to employees of the Company under the Plan shall be subject to a minimum one-year vesting period, subject to potential acceleration of vesting in the event of a Participant’s death, disability or Retirement (to the extent provided in the applicable award agreement), or as otherwise provided under the Plan or in any agreement in effect on the Amendment and Restatement Effective Date.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and provided, further, that a Nonqualified Stock Option may be granted with an Exercise Price lower than that set

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forth herein if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Tax Withholding obligations of the Participant. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. Unless otherwise expressly provided by the Committee in any Award Agreement, the aggregate Exercise Price (and any Tax Withholding due) shall, to the extent permitted by applicable law, be payable:

(i) in cash (by wire transfer of immediately available funds to a bank account of the Company, by delivery of a certified check payable to the Company);

(ii) by surrender of shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company);

(iii) pursuant to a Net Exercise arrangement; provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use of a Net Exercise solely with respect to Tax Withholding if the Committee determines in good faith that to allow for a Net Exercise with respect to Tax Withholding would result in a material negative impact on the Company’s and its subsidiaries, near-term liquidity needs;

(iv) in other property having a fair market value on the date of exercise equal to the Exercise Price,

(v) by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or

(vi) a combination of the methods set forth in this Section 7(d).

Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not otherwise expired, such Option shall be deemed to have been Net Exercised by the Participant on such last day prior to the expiration of the Option Period and the Company shall make the appropriate payment therefor.

(e) Notice of Exercise. A Participant (or other person, as provided in Section 15(b)) may exercise an Option (for the shares of Common Stock represented thereby) granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Award Agreement evidencing his Option, by delivering a notice (the “Notice”) to the Company in accordance with the Option exercise notice practices and procedures in effect at the Company from time to time. In accordance therewith, the Notice may include the following:

(i) that the Participant elects to exercise the Option;

(ii) the number of shares of Common Stock with respect to which the Option is being exercised (the “Option Shares”);

(iii) the method of payment for the Option Shares (which method must be available to the Participant under the terms of his or her Award Agreement);

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(iv) the date upon which the Participant desires to consummate the purchase of the Option Shares (which date must be prior to the termination of such Option); and

(v) any additional provisions with respect to Notice consistent with the Plan as the Committee may from time to time require.

The exercise date of an Option shall be the date on which the Company receives the Notice and any payment due from the Participant.

(f) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR.

(c) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(d) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Tax Withholding obligations of the Participant. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Book Entry and Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a Participant’s ownership to be recognized through uncertificated book entry. If the

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Company elects to issue stock certificates, then stock certificates registered in the name of the Participant shall be issued and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting. The Restricted Stock Period with respect to any shares of Restricted Stock shall lapse and the Restricted Stock Units shall vest in such manner and on such date or dates as determined by the Committee.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii) Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, provide in an Award Agreement the Company’s ability to elect to (A) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (B) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Tax Withholding obligations of the Participant.

(e) Legends on Restricted Stock. To the extent applicable, all book entries (or stock certificates, if any) representing Restricted Stock awarded under the Plan shall bear a book entry notation or legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE ARAMARK THIRD AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN ARAMARK AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF ARAMARK.

10. Stock Bonus Awards; Deferred Stock Units; Dividend Equivalents.

(a) Stock Bonus Awards. The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under

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the Plan shall be evidenced by an Award Agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b) Deferred Stock Units. Each grant of Deferred Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 10(b), and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Each Deferred Stock Unit shall entitle the holder thereof to receive one share of Common Stock on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Participant’s Termination of Relationship). Shares of Common Stock underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Committee shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Committee, a holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of Common Stock underlying the Award have been issued to the Holder.

(c) Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash, additional Awards or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. No Dividend Equivalent shall be payable with respect to any Award unless specified by the Committee in the Award Agreement. Notwithstanding the above, no Dividend Equivalents shall be payable with respect to outstanding (i) Options or SARs or (ii) unearned Awards subject to vesting conditions unless and until the corresponding Award has vested in accordance with its terms.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to grant a performance-based Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of target levels of, a targeted percentage increase in, or solely the achievement of, one or more of the following Company or business group measures (all capitalized terms not defined herein shall have the meanings contained in the Company’s audited financial statements for the relevant performance period as such terms and definitions may be expressly modified and established by the Committee with respect to the relevant performance period): (i) Earnings Before Interest and Taxes (“EBIT”), (ii) Return on Net Assets (“RONA”), (iii) Net Income, (iv) After Tax Return on Investment (“ATROI”), (v) Sales, (vi) Revenues, (vii) Earnings Per Share, (viii) Total Shareholder Return, (ix) Return on Equity (“ROE”), (x) Return on Investment (“ROI”), (xi) Total Business Return, (xii) Return on Gross Investment (“ROGI”), (xiii) Operating Cash Flow, (xiv) Free Cash Flow, (xv) Operating Income, (xvi) Pretax Income, (xvii) Return on Invested Capital (“ROIC”), (xviii) stock price appreciation, (xix) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or (xx) Margin based upon any of EBIT, Operating Income, Pretax Income, EBITDA or any other profit measure. The measures may be based on absolute Company performance or Company performance relative to a peer group or other external measure of selected performance. Performance Criteria that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or financial metrics that are based on, or able to be derived from GAAP, and may be adjusted when established (or at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. The Committee shall define in an objective

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fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining stockholder approval. The Committee is authorized at any time, in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events:

(i) a change in accounting standards or principles, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, infrequently occurring, nonrecurring items, to the extent such adjustments are stated at the time that the performance goals are determined. The Committee may also adjust, upward or downward, as applicable, the Performance Goals to reflect any other item or event, so long as any such item or event is separately identified as an item or event requiring adjustment of such Performance Goals at the time the Performance Goals are determined.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12. Changes in Capital Structure and Similar Events. In the event of (a) any stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change of Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change of Control) affecting the Company, any of its Affiliates, or the financial statements of the Company or any of its Affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting

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principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section l2 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change of Control. Except to the extent otherwise provided in an Award Agreement, in the event of (i) the occurrence of a Change of Control, and (ii) thereafter, a Termination of Relationship of any given Participant by the Company or any of its Affiliates (or successors in interest) without Cause or by the Participant for Good Reason that occurs prior to the second anniversary of the date of such Change of Control, then notwithstanding any other provision of the Plan to the contrary, with respect to all or any portion of the Participant’s then outstanding Award or Awards:

(a) the then outstanding Options and SARs shall become immediately exercisable on the date of the Termination of Relationship;

(b) the Restricted Period shall expire on the date of the Termination of Relationship (which includes, without limitation the waiver of any applicable Performance Goals);

(c) Performance Periods in effect on of the date of the Termination of Relationship occurs shall end on such date, and with respect to each such Performance Period, all applicable Performance Goals shall be deemed to have been achieved at the applicable “target” levels of performance have been attained; and

(d) All Awards that have been previously deferred shall be settled in full as soon as practicable, but if any only if, with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, (I) such Termination of Relationship occurs prior to the second anniversary of the Change of Control and

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(II) such settlement does not contradict any pre-existing deferral election under any other plan, program or arrangement of the Company or any of its Affiliates then in effect.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change of Control transactions with respect to the Common Stock subject to their Awards.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or interdealer quotation system on which the shares of Common Stock may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, and (ii) the Committee may not cancel any outstanding Option or SAR when the per share Exercise Price or Strike Price exceeds the Fair Market Value in exchange for cash or another Award, and the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(c) Extension of Termination Date. A Participant’s Award Agreement may provide that if the exercise of the Option or SAR, as applicable, following the Participant’s Termination of Relationship (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(c) and (ii) the expiration of a period of 30 days after the Participant’s Termination of Relationship during which the exercise of the Option would not be in violation of such registration requirements or other applicable requirements.

(d) Restriction on Grant of Awards. No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or Termination of Relationship of a Participant, or of such other events as may be determined by the Committee. The terms of any Award issued hereunder shall be binding upon the executors, administrators, beneficiaries, successors and assigns of the Participant.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned,

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alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the satisfaction of any applicable vesting conditions and consequences of the Participant’s Termination of Relationship under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option or SAR shall be exercisable by the Permitted Transferee only if such Option or SAR has vested due to the Participant’s satisfaction of the applicable vesting criteria and only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee shall, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (i) the deduction from any amount payable to the Participant in cash or the delivery of shares of Common Stock owned by the Participant having a Fair Market Value equal to such withholding liability, or (ii) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award, including, for the avoidance of doubt, shares redeemed as part of a Net Exercise settlement, a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability or, if permitted by the Committee, such other rate as will not cause adverse accounting consequences and is permitted under applicable IRS withholding rules); provided, however, that in such event, the Committee may exercise its discretion to limit or prohibit the use

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of shares of Common Stock for such Tax Withholding if the Committee determines in good faith that to allow for the use of such shares with respect to Tax Withholding would result in a material negative impact on the Company’s and its Affiliates’ near-term liquidity needs.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any of its Affiliates, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Relationship.

(i) Unless determined otherwise by the Committee, neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with any of its Affiliates (or vice-versa) shall be considered a Termination of Relationship with the Company or such Affiliate.

(ii) Notwithstanding anything in this Plan to the contrary, with respect to any Award, a Termination of Relationship shall not be deemed to have occurred if a Participant remains an employee or a member of the Board of the Company or any Affiliate, but a Termination of Relationship shall be deemed to have occurred if a Participant terminates employment but remains a consultant of the Company or any Affiliate; provided that this paragraph shall not be effective if its existence or its application would result in imposition of taxes under Section 409A of the Code.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.

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Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any of its Affiliates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

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(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. All questions concerning the construction, interpretation and validity of the Plan and the instruments evidencing the Awards granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Plan, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(p) Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(s) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(t) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

(u) Non-Qualified Deferred Compensation. To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code. Further, if any Award is subject to Section 409A of the Code, (a) references under the Plan or the applicable Award Agreement to the Participant’s Termination of Relationship shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code and (b) any installment of Shares or cash due under any such Award shall constitute a “separate payment” within the meaning of Section 409A of the Code. In addition, if at the time of the Participant’s separation from service with the Company, the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable under any Award as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation

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from service with the Company (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a Termination of Relationship. In addition, and notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. No action shall be taken under this Plan which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. However, in no event shall any member of the Board, the Company or any of its Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other person) with respect to this Section 15(v).

(v) Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

(w) No Liability with Respect to Any Corporate Action. Subject to Section 15(v), nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any Affiliate of the Company from taking any corporate action which is deemed by the Company or by its Affiliates to be appropriate or in its best interest and no Participant or beneficiary of a Participant will have any claim against the Company or any affiliate as a result of any such corporate action.

(x) Affiliate Employees. In the case of a grant of an Award to an employee or consultant of any Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

(y) Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(z) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

As adopted and approved by the Board of Directors of Aramark on December 10, 2020 and December 21, 2020 and the stockholders of Aramark on February 2, 2021 to be effective as of February 2, 2021.

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Appendix B

ARAMARK

2021 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees to purchase Common Stock at a discount through voluntary Contributions and Cashless Participation Amounts, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”).

2. Definitions.

(a) “Affiliate” means any entity, other than a Subsidiary, that directly or through one or more intermediaries is controlled by, or is under common control with, the Company. The Committee will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

(b) “Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Cashless Participation Agreement” means a cashless participation agreement in such form as may be adopted or amended by the Committee from time to time.

(e) “Cashless Participation Amount” means a loan provided by the Cashless Participation Provider to the Participant, pursuant to the Cashless Participation Agreement.

(f) “Cashless Participation Program” means the program described in Section 9.

(g) “Cashless Participation Program Documents” means the Cashless Participation Agreement, the Irrevocable Contract, and such other documents required for participation in the Cashless Participation Program.

(h) “Cashless Participation Provider” means the party identified in the Cashless Participation Agreement.

(i) “Change of Control” will have the meaning ascribed to such term in the Aramark Amended and Restated 2013 Stock Incentive Plan or any successor plan thereto, in each case, as amended or restated from time to time (the “Stock Incentive Plan”).

(j) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(k) “Committee” means the Compensation and Human Resources Committee of the Board or any subcommittee referred to in Section 4(e).

(l) “Common Stock” means the common stock, par value $0.01 per share, of the Company, as the same may be converted, changed, reclassified or exchanged.

(m) “Company” means Aramark, a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

(n) “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.

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(o) “Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.

(p) “Effective Date” means February 2, 2021, subject to stockholder approval as provided in Section 19 hereof.

(q) “Eligible Employee” means an employee of the Company or a Designated Company. For purposes of the Plan, the existence of an employment relationship will be determined in accordance with U.S. Treasury Regulation Section 1.421-1(h). The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

(r) “Eligible Pay” means an Eligible Employee’s base salary or wages, overtime, commissions, shift differentials, pay allowances and paid time off for holidays, vacation and sick leave (all as determined before any applicable deductions from pay are made), but excluding bonuses, deferred compensation, and fringe or welfare benefits. The Committee, in its discretion, may establish a different definition of Eligible Pay for a subsequent Offering Period, which for Section 423 Offerings shall apply on a uniform and nondiscriminatory basis. Further, the Committee will have discretion to determine the application of this definition to Eligible Employees outside the United States.

(s) “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Committee.

(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on one or more established U.S. national or regional securities exchanges, its Fair Market Value shall be the closing sale price for such Common Stock (or if no closing sale price is reported, the closing price on the last preceding date on which such prices of the Common Stock are so reported) on such date as reported in composite transactions for the principal exchange on which the Common Stock is listed (as determined by the Committee); (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be equal to the average between the high and low sales prices of the Common Stock on the most recent date on which the Common Stock was traded, as reported by Pink OTC Markets Inc. or a similar organization (as selected by the Committee); or (iii) if the Common Stock is not so traded, the Fair Market Value thereof shall be determined by the Committee in good faith.

(v) “Irrevocable Contract” means an irrevocable enforceable contract in such form as may be adopted or amended by the Committee from time to time.

(w) “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Committee, each Offering in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Section 423 of the Code; a Non-423 Offering need not satisfy such requirements.

(x) “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 18.

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(y) “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z) “Participant” means an Eligible Employee who elects to participate in the Plan.

(aa) “Plan” means this Aramark 2021 Employee Stock Purchase Plan, as may be amended from time to time.

(bb) “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(cc) “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.

(dd) “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, the Purchase Price will be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.

(ee) “Shares” means the shares of Common Stock.

(ff) “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(gg) “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.

(hh) “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.

3. Number of Reserved Shares. Subject to adjustment pursuant to Section 17 hereof, 12,500,000 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased in the open market. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.

4. Administration of the Plan.

(a) Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.

(b) Powers of the Committee. The Committee will have full power and authority to: administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates (or Parent, if applicable) will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such

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agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 17 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such any rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below.

(c) Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change of Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances.

(d) Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.

(e) Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e).

5. Eligible Employees.

(a) General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.

(b) Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.

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(c) Code Section 423 Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares:

(i) if, immediately after the grant, such Eligible Employee would own capital stock of the Company and/or hold outstanding options to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary. For these purposes, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Eligible Employee; or

(ii) under a Section 423 Offering that permits such Eligible Employee rights to purchase capital stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Parent and Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the Fair Market Value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding.

(d) Other Limitations on Eligibility. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works twenty (20) hours or less per week, (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering, or (vi) is an employee who is a member of a labor organization that has chosen, on behalf of such labor organization’s members, not to participate in the Plan or any Offering. Unless and until the Committee determines otherwise in its discretion in accordance with this Section 5(d), any Eligible Employee who has completed three months’ employment and is actively employed by a Designated Company on the first day of an Enrollment Period and who customarily works more than twenty (20) hours per week shall be granted purchase rights in each Offering, unless such Eligible Employee is a member of a labor organization that has chosen, on behalf of such labor organization’s members, not to participate in the Plan or any Offering.

6. Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of a three (3)-month Purchase Period, which will run simultaneously with the Offering Period. Subject to stockholder approval as provided in Section 19 hereof prior to the commencement of the first Offering Period, the first Offering Period will start and end on dates determined by the Committee. Unless otherwise provided by the Committee, subsequent Offering Periods will begin immediately following the last day (or the first Trading Day thereafter) of the prior Offering Period and end on the date that is three (3) months thereafter (or the first Trading Day prior to such date). The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Committee establishes additional or overlapping Offering Periods, the Committee will have discretion to structure an Offering Period so that if the Fair Market Value of a share of Common Stock on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a share of Common Stock on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.

7. Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment

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process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Committee during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to ten percent (10%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies and, if the Participant elects to participate in the Cashless Participation Program, agreeing to the terms of the Cashless Participation Documents. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or submitting the appropriate form to the Committee, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding ten percent (10%) of the Eligible Employee’s Eligible Pay, or such other maximum amount as may be determined by the Committee. During a Purchase Period, a Participant may not change his or her rate of Contributions, except that the Participant may withdraw from an Offering Period and the Plan in accordance with Section 15 hereof. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws from the Plan as described above in this Section 7 or in Section 15 hereof, as applicable. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan. The Committee has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.

8. Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Committee or required by Applicable Law. All Contributions and proceeds from Cashless Participation Amounts received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.

9. Cashless Participation Program. An Eligible Employee may become a participant in the Cashless Participation Program by completing and submitting to the Company, its appointed plan administrator or Cashless Participation Provider, the Cashless Participation Program Documents, which shall contain terms and conditions of the Eligible Employee’s participation in the Cashless Participation Program, including, without limitation, the level of participation, sale price, loan terms, interest and repayment provisions. The aggregate outstanding principal amount of any loan to a Participant under the Cashless Participation Program will be equal to the difference between the Participant’s selected payroll Contribution rate pursuant to Section 7 and the maximum allowable under the Plan for such Offering Period pursuant to Section 5. Participation in the Cashless Participation Program is available to all Eligible Employees other than employees subject to the disclosure requirements of Section 16(a) of the Exchange Act, unless prohibited by Applicable Law. A Participant must contribute a minimum of one percent (1%) of Eligible Pay (or such higher amount as the Committee may specify) to be able to participate in the Cashless Participation Program (the “Minimum Amount for Lending”).

10. Limitation on Number of Shares That an Employee May Purchase. Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account (and the proceeds of any Cashless Participation Amount, if the Participant has agreed to participate in the Cashless Participation Program) as of the last day of the Offering Period (or such other date as the Committee may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 1,500 Shares under the Plan per Offering Period or such other maximum number of Shares as may be established for an Offering Period by the Committee (in each case subject to adjustment pursuant to Section 17 hereof). Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share will be carried forward for the purchase of Shares on the next following Purchase Date. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date and will not be carried forward to any subsequent Offering Period.

11. Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any

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Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase (and after the delivery to Cashless Participation Provider of any Shares required for repayment by the Participant of any Cashless Participation Amount) having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.

12. Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares (excluding Shares required to be delivered to Cashless Participation Provider for repayment by the Participant of any Cashless Participation Amount) be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.

13. Rights as a Stockholder. A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Committee or, as applicable, the Company, its transfer agent, stock plan Committee or such other outside entity which is not a brokerage firm.

14. Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant. For the avoidance of doubt, participation in the Cashless Participation Program, including without limitation, the delivery to the Cashless Participation Provider of any Shares required for the repayment by the Participant of any Cashless Participation Amount, will not be deemed to violate this Section 14.

15. Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Committee. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Committee. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Unless otherwise determined by the Committee, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 15 will be refunded, without interest, as soon as practicable.

16. Termination of Employment.

(a) General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Committee.

(b) Leave of Absence. Subject to the discretion of the Committee, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Committee or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.

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(c) Transfer of Employment. Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.

17. Adjustment Provisions.

(a) Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the Shares resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number of Shares and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 10), the Purchase Price per Share and the number of Shares covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.

(b) Change of Control. In the event of a Change of Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase shares of stock substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that (i) the successor corporation in a Change of Control refuses to assume or substitute for the purchase right, (ii) the successor corporation is not a publicly traded corporation or (iii) any Participant is participating in the Cashless Participation Program, the Offering Period then in progress will be shortened by the Committee which shall set a new Purchase Date that is on or prior to the closing of the Change of Control (the “New Purchase Date”) and the Offering Period will end on the New Purchase Date; provided that in the event that neither item (i) nor item (ii) of this Section 17(b) occurs, the Committee may declare the New Purchase Date applicable only with respect to Participants participating in the Cashless Participation Program, to enable such Participants to satisfy their obligations under their respective Cashless Participation Documents, to the extent such declaration would not cause the disqualification of any Section 423 Offering. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 15 hereof.

18. Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time, provided that, if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required; and provided further that any Cashless Participation Program Document may only be amended in accordance with its terms. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a Change of Control, sale, merger, spin-off, split up, or other similar corporate transaction or event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section.

19. Stockholder Approval; Effective Date. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will become effective on the

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Effective Date, subject to approval of the stockholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section.

20. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 20, the Committee determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).

21. Code Section 409A; Tax Qualification.

(a) Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.

(b) Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 21(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

22. No Employment Rights. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, its Subsidiary, or one of its Affiliates or Parent, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate (or Parent, if applicable) may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan.

23. Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, this Plan will be governed by and construed in accordance with the internal laws of Delaware without giving effect to the conflict of laws principles thereof.

24. Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

25. Expenses. Unless otherwise set forth in the Plan or determined by the Committee, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

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ARAMARK 2400 MARKET STREET PHILADELPHIA, PA 19103	SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Standard Time on February 1, 2021. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ARMK2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Standard Time on February 1, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 11:59 p.m. Eastern Standard Time on February 1, 2021.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28406-P46985	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARAMARK
The Board of Directors recommends you vote FOR each of the director nominees listed below.

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Susan M. Cameron	☐	☐	☐

1b. Greg Creed	☐	☐	☐

1c. Calvin Darden	☐	☐	☐

1d. Richard W. Dreiling	☐	☐	☐

1e. Irene M. Esteves	☐	☐	☐

1f. Daniel J. Heinrich	☐	☐	☐

1g. Bridgette P. Heller	☐	☐	☐

1h. Paul C. Hilal	☐	☐	☐

1i. Karen M. King	☐	☐	☐

1j. Stephen I. Sadove	☐	☐	☐

1k. Arthur B. Winkleblack	☐	☐	☐

1l. John J. Zillmer	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2, 3, 5 and 6 and ONE YEAR in Proposal 4.	For	Against	Abstain

2. To ratify the appointment of Deloitte & Touche LLP as Aramark’s independent registered public accounting firm for the fiscal year ending October 1, 2021.	☐	☐	☐

3. To approve, in a non-binding advisory vote, the compensation paid to the named executive officers.	☐	☐	☐

1 Year	2 Years	3 Years	Abstain

4. Non-binding advisory vote on the frequency of future stockholder advisory votes on named executive officer compensation. ☐	☐	☐	☐

	For	Against	Abstain

5. To approve Aramark’s Third Amended and Restated 2013 Stock Incentive Plan.	☐	☐	☐

6. To approve Aramark’s 2021 Employee Stock Purchase Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

to be held on February 2, 2021:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D28407-P46985

Aramark

Annual Meeting of Shareholders

February 2, 2021, 10:00 AM EST

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John J. Zillmer, Lauren A. Harrington, and Harold B. Dichter, and each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aramark that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, Eastern Standard Time, on February 2, 2021, live via the internet at www.virtualshareholdermeeting.com/ARMK2021, and any adjournment or postponement thereof and further authorize(s) such proxies to vote in his/her discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side